                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                              ENSERCH CORPORATION
.............................................................................
               (Name of Registrant as Specified In Its Charter)


..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................


Notes:

LOGO

ENSERCH CENTER 300 SOUTH ST. PAUL DALLAS, TEXAS 75201-5598

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of ENSERCH Corporation:

  The Annual Meeting of the Shareholders of ENSERCH Corporation will be held at 301 South Harwood Street, Dallas, Texas, on Tuesday, May 10, 1994, at 10 a.m., for the following purposes:

    1. To elect a Board of Directors;

    2. To ratify the Board of Directors' appointment of Deloitte & Touche as independent auditors of the Corporation;

    3. To approve amendments to the ENSERCH Corporation 1991 Stock Option Plan; and

    4. To consider and act upon such other business as may be properly presented to the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business March 11, 1994, as the record date for determination of the shareholders of Common Stock entitled to notice of and to vote at the meeting or any adjournment thereof.

  A form of Proxy and a Proxy Statement accompany this Notice of Annual Meeting. A copy of the Corporation's 1993 Annual Report to Shareholders will be mailed to you separately. The audited financial statements of the Corporation for the year ended December 31, 1993, are included in Appendix A to the Proxy Statement. The Proxy covers all shares of Common Stock held by you directly and all shares participating in the Corporation's Dividend Reinvestment Plan.

  IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY SIGN THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,

                                           Michael G. Fortado Vice
                                           President and Corporate
                                                  Secretary

March 30, 1994

LOGO

PROXY STATEMENT

                              GENERAL INFORMATION

  This Proxy Statement is being mailed on or about March 30, 1994, to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on May 10, 1994, at 301 South Harwood Street, Dallas, Texas. The persons named therein as proxies were selected by the Board of Directors of the Corporation. The enclosed proxy may be revoked at any time before it is exercised by filing with the Corporate Secretary an instrument revoking it; by submitting a subsequently dated proxy; or by appearing at the meeting and voting in person.

  If you do not expect to be present at the Annual Meeting in person, please promptly sign the accompanying proxy and return it in the enclosed envelope.

  The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement, and Proxy, and the cost of further solicitation hereinafter referred to are to be borne by the Corporation. Solicitations may further be made by directors, officers, and regular employees of the Corporation, without additional compensation, by use of the mails, telephone, telegraph, or by personal interview. The Corporation has retained Hill & Knowlton, Inc., New York, New York, to assist in the solicitation at a cost of $6,500 plus expenses.

  Holders of the Corporation's Common Stock of record at the close of business on March 11, 1994, (the "Record Date") are entitled to vote at the meeting. On the Record Date, the Corporation had outstanding 66,754,461 shares of Common Stock having a par value of $4.45 per share. Each share of Common Stock is entitled to vote at the forthcoming Annual Meeting of Shareholders.

  The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required for each item set forth in the Notice of Annual Meeting.

  The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote both for purposes of determining the presence of a quorum and for the purposes of determining the outcome of any matter submitted to the shareholders for a vote. The inspectors of election will treat broker non-votes on any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote as shares not entitled to vote with respect to that matter. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

  The Corporation had outstanding on the Record Date 100,000 shares of Adjustable Rate Cumulative Preferred Stock, Series E, having no par value. The holders of the Preferred Stock do not have voting rights except under certain conditions which are not now present.

                             ELECTION OF DIRECTORS

  Directors are elected to hold office until the next annual election and until their successors shall have been duly elected and shall qualify. It is intended that the votes of the persons designated as proxies in the accompanying proxy will be cast for the nominees named below unless contrary instructions are set forth on the proxy. In the event any nominee for director is not available for election as contemplated due to circumstances not now known, it is the intention of the proxies named in the enclosed proxy to vote for such other person as the Board of Directors may nominate. In accordance with the Corporation's Bylaws, the Board of Directors has fixed the number of directors of the Corporation to be eleven. Each of the nominees was elected a director of the Corporation at the last meeting of shareholders except Dr. Diana S. Natalicio and Frederick S. Addy.

  The following biographical information sets forth the name, age, principal occupation or employment during the past five years, Board committee membership, and certain other directorships held by each nominee for director, and the period during which he or she has served as a director of the Corporation.

D. W. BIEGLER
Chairman and President, Chief Executive Officer, ENSERCH Corporation

  Mr. Biegler, age 47, is Chairman and President, Chief Executive Officer of the Corporation. Prior to his election to his present position in 1993, he served Lone Star Gas Company, the utility division of the Corporation, as President from 1985 and as Chairman from 1989 and was elected President and Chief Operating Officer of the Corporation in 1991. Mr. Biegler is a Director of Enserch Exploration, Inc., the Managing General Partner of Enserch Exploration Partners, Ltd., Texas Commerce Bancshares, Inc., and Trinity Industries, Inc. He has been a Director of the Corporation since 1991.

W. C. MCCORD
Retired Chairman and Chief Executive Officer, ENSERCH Corporation

  Mr. McCord, age 65, is retired Chairman and Chief Executive Officer of the Corporation. Mr. McCord is a Director of Lone Star Technologies, Inc., and Pool Energy Services Co. He has been a Director of the Corporation since 1970.

PRESTON M. GEREN, JR.
Private Investments

  Mr. Geren, age 70, is an investor active in real estate, oil and gas, and banking. He was formerly the owner of Geren Associates, Architects, Engineers & Planners. Mr. Geren has been a Director of the Corporation since 1973 and serves as Chairman of the Audit Committee and is a member of the Policy and Conflicts of Interest Committee. He is a Director of Overton Bancshares, Inc., Overton Bank & Trust Co., Pool Energy Services Co., and Cassco Development Corporation.

W. RAY WALLACE
Chairman, President and Chief Executive Officer, Trinity Industries, Inc.

  Mr. Wallace, age 71, is Chairman, President and Chief Executive Officer, and Director, Trinity Industries, Inc., a fabricated steel products company. Mr. Wallace has been a Director of the Corporation since 1978 and serves as Chairman of the Compensation Committee and is a member of the Audit Committee. He is a Director of Lomas Financial Corporation.

WILLIAM B. BOYD
Retired Chairman of the Board, President and Chief Executive Officer, American Standard Inc.

  Mr. Boyd, age 70, is retired Chairman of the Board, President and Chief Executive Officer, American Standard Inc., a manufacturer of air conditioning, building, and transportation products. Mr. Boyd has been a Director of the Corporation since 1984 and serves as Chairman of the Nominating Committee and is a member of the Compensation Committee. Mr. Boyd is a Director of Armco Inc. and FMC Corporation.

B. A. BRIDGEWATER, JR.
Chairman, President and Chief Executive Officer, Brown Group, Inc.

  Mr. Bridgewater, age 60, is Chairman, President and Chief Executive Officer, and Director, Brown Group, Inc., a consumer products company with operations in footwear and specialty retailing. Mr. Bridgewater has been a Director of the Corporation since 1987 and serves as Chairman of the Policy and Conflicts of Interest Committee and is a member of the Audit Committee. He is a Director of Boatmen's Bancshares, Inc., FMC Corporation, and McDonnell Douglas Corporation.

J. M. HAGGAR, JR.
Retired Chairman of the Board, Haggar Apparel Company

  Mr. Haggar, age 69, is retired Chairman of the Board, and Director, Haggar Apparel Company, a manufacturer of apparel for men. Mr. Haggar has been a Director of the Corporation since 1988 and is a member of the Directors' Nominating Committee and the Policy and Conflicts of Interest Committee. He is a Director of Brinker International, Inc.

L. E. FOURAKER
Retired Dean of Harvard Business School

  Dr. Fouraker, age 70, is retired from the position of Dean of the Harvard Business School. Dr. Fouraker has been a Director of the Corporation since 1990 and is a member of the Compensation Committee and the Directors' Nominating Committee. He is a Director of Alcan Aluminum Limited, Citicorp, General Electric Company, Gillette Company, Ionics, Inc., and The New England.

MARVIN J. GIROUARD
President and Chief Operating Officer, Pier 1 Imports, Inc.

  Mr. Girouard, age 54, is President and Chief Operating Officer, and Director, Pier 1 Imports, Inc. Mr. Girouard has been a Director of the Corporation since 1992 and is a member of the Compensation Committee and the Directors' Nominating Committee.

DIANA S. NATALICIO
President, University of Texas at El Paso

  Dr. Natalicio, age 54, is President, University of Texas at El Paso. Dr. Natalicio has been in her present position since 1988. She is a Director of Lomas Financial Corporation and Sandia Corporation. She was elected by the Board as a Director of the Corporation on October 26, 1993.

FREDERICK S. ADDY
Retired Executive Vice President, Amoco Corporation

  Mr. Addy, Age 62, is retired Executive Vice President and Chief Financial Officer, and Director of Amoco Corporation, an international integrated oil and gas company. Mr. Addy was elected to such position with Amoco in 1990 and is retiring as an officer and director effective April 1, 1994. He previously served Amoco as Vice President, Finance, from 1983 to 1990, and before that served in various executive positions. He is a Director of Baker, Fentress & Company and The Pierpont Funds. He has not previously served as a Director of ENSERCH Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The Corporation is aware of the following beneficial owners, as of December 31, 1993 of more than 5% of its Common Stock.

        NAME AND ADDRESS             NUMBER OF SHARES  PERCENT
       OF BENEFICIAL OWNER          BENEFICIALLY OWNED OF CLASS
       -------------------          ------------------ --------
   Wellington Management Company        6,875,780(1)    10.32%
   75 State Street
   Boston, MA 02109
   FMR Corp.                            5,034,322(2)     7.56%
   82 Devonshire Street
   Boston, MA 02109
   Employee Stock Purchase Plan of      4,385,215(3)     6.58%
    ENSERCH Corporation
   c/o ENSERCH Corporation
   300 South St. Paul Street
   Dallas, TX 75201

- - ----------
(1) These common shares were reported as being owned primarily by The Vanguard/Windsor Fund, Inc. of the Vanguard Group of Investment Companies whom Wellington Management Company serves as investment adviser. Wellington Management Company reported the beneficial ownership of 2,600 shares with shared voting power and 6,875,780 shares with shared dispositive power. The shares beneficially owned by The Vanguard/Windsor Fund, Inc. include 6,603,300 shares with sole voting power and shared dispositive power.

(2) Includes 44,171 shares with sole voting power and 5,034,322 with sole dispositive power.

(3) These shares were held by the individual accounts of approximately 4,600 participants in the Plan. The Trustee of the Plan is Bank One, Texas, N.A., Dallas, Texas. The trustee shares voting power with respect to the shares owned by the Plan. The Plan provides that the Trustee must solicit and follow voting instructions from the participants. The individual participants have investment power over the shares, as provided by the Plan.

  Each director, nominee for director, the named executive officers, and all directors and executive officers as a group, reported beneficial ownership of Common Stock of the Corporation as of the Record Date as follows:

                                                      NUMBER OF SHARES
            NAME OF                                     BENEFICIALLY
DIRECTORS AND EXECUTIVE OFFICERS                        OWNED (/1/)
- - --------------------------------                      ----------------
     D. W. Biegler                                         151,537(2)
     W. C. McCord                                          327,606(3)
     Preston M. Geren, Jr.                                  27,670
     W. Ray Wallace                                          7,500(4)
     William B. Boyd                                         1,506
     B. A. Bridgewater, Jr.                                  2,000
     J. M. Haggar, Jr.                                       2,445
     L. E. Fouraker                                          1,000
     Marvin J. Girouard                                      1,200
     Diana S. Natalicio                                        500
     Frederick S. Addy                                       1,000
     R. F. Albosta                                         159,462(5)
     G. J. Junco                                            50,580(5)
     S. R. Singer                                           96,978(5)
     J. M. Talbert                                          27,360(5)
     All Directors and Executive Officers as a Group     1,060,001

- - ----------
(1) Each nominee for director and executive officer has sole voting power and sole investment power with respect to all shares beneficially owned by him or her, unless indicated otherwise by footnote. Included in the total for all directors and executive officers of the Corporation as a group are 40,901 shares held by the Trustee under the Corporation's Employee Stock Purchase Plan, 561 shares which are deemed beneficially owned because of sole or shared voting or investment power, and 878,490 shares with respect to which directors and executive officers had the right to acquire beneficial ownership through the exercise of stock options within sixty days from the Record Date. At the Record Date, none of the nominees owned as much as one percent of the Corporation's Common Stock or any other class of the Corporation's equity securities. After including the 878,490 shares of Common Stock with respect to which executive officers had the right to acquire beneficial ownership through the exercise of stock options within sixty days from the Record Date, the directors and officers as a group beneficially owned 1.59% of the outstanding shares of the Common Stock of the Corporation.

(2) Of the shares listed, 9,559 are held in the Employee Stock Purchase Plan and 133,487 are shares with respect to which Mr. Biegler had the right, as of the Record Date, to acquire beneficial ownership through the exercise of stock options within sixty days from the Record Date.

(3) Of the shares listed, 300,000 are shares with respect to which Mr. McCord had the right, as of the Record Date, to acquire beneficial ownership through the exercise of stock options within sixty days from the Record Date.

(4) Of the shares listed, 500 are shares deemed beneficially owned by Mr. Wallace because of sole or shared voting or investment power.

(5) Of the shares listed for Messrs. Albosta, Junco, Singer and Talbert, shares held in the Employee Stock Purchase Plan were 8,770, 4,637, 2,422, and 540, respectively, and shares with respect to which a right existed, as of the Record Date, to acquire beneficial ownership through the exercise of stock options within sixty days of the Record Date were 115,000, 44,000, 94,556, and 26,250, respectively.

  An SEC Form 5 filed for the Corporation's 1992 fiscal year on behalf of J. W. Pinkerton, the Corporation's Vice President and Controller, inadvertently omitted the acquisition over two dividend periods of a total of 13.795 shares under a new Dividend Reinvestment Plan account. Once the error was discovered, an amendment was filed promptly.

BOARD COMMITTEES

  The standing committees of the Board of Directors are the Audit Committee, Directors' Nominating Committee, Compensation Committee, and Policy and Conflicts of Interest Committee.

  The functions of the Audit Committee include meeting periodically with the independent and internal auditors; reviewing annual financial statements and the independent auditors' work and report thereon; reviewing the independent auditors' report on internal controls and related matters; selecting and recommending to the Board of Directors the appointment of the independent auditors, subject to the ratification by shareholders; reviewing the letter of engagement and statement of fees which pertain to the scope of the annual audit and certain special audit and non-audit work which may be required or suggested by the independent auditors; receiving and reviewing information pertaining to internal audits; directing and supervising special investigations; and performing any other functions deemed appropriate by the Board of Directors. The Audit Committee met three times during 1993.

  The Directors' Nominating Committee was created to receive and initiate recommendations of potential candidates for election to the Board of Directors. The Committee will consider persons recommended by shareholders as potential future nominees for the Board of Directors if shareholders submit the names of such persons in writing to the Chairman of the Directors' Nominating Committee in care of the Corporate Secretary of the Corporation together with a full statement of their qualifications and an indication of their willingness to serve. The Directors' Nominating Committee met two times in 1993.

  The function of the Compensation Committee is to establish, approve, or recommend to the Board of Directors, in those instances where their approval is required, the compensation and major items related to compensation of directors and of officers and other employees whose annual base compensation exceeds a certain amount as determined by the Board of Directors. The Committee also administers the Corporation's Management Incentive Program and the Corporation's 1981 and 1991 Stock Option Plans. The Compensation Committee met five times in 1993.

  The responsibilities of the Policy and Conflicts of Interest Committee are to review the Corporate Policy Statement and recommend changes that are considered appropriate; to review the Corporation's procedure for communicating policies, and confirm that steps to monitor and ensure compliance have been taken; to review the Corporation's Annual Compliance Reports for its Environmental Program, Antitrust Program and Insider Trading Program; to review areas of potential conflict of interest between the Corporation and its executives; and to review areas of potential conflict between Enserch Exploration Partners, Ltd. and ENSERCH Corporation, its subsidiaries and affiliates, in order to provide reasonable assurances of fair dealings between such entities. The Policy and Conflicts of Interest Committee met one time in 1993.

  During 1993, the Board of Directors met nine times. No director attended fewer than 75 percent of the aggregate of the total number of Board meetings and meetings of a committee on which he or she served.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  On the recommendation of the Audit Committee, the Board of Directors has, subject to ratification by the shareholders, appointed Deloitte & Touche as Independent Certified Public Accountants of the Corporation for the year 1994. It is intended that the persons named in the accompanying proxy will vote to ratify such appointment.

  Deloitte & Touche has served continuously as auditors of the Corporation since its formation. Neither the firm nor any of its members has any direct financial interest or any material indirect financial interest in the Corporation or any of its affiliates. A representative of Deloitte & Touche is expected to be present at the annual meeting and will be provided the opportunity to make a statement and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS.

  PROPOSED ADOPTION OF AMENDMENTS TO THE ENSERCH CORPORATION 1991 STOCK OPTION
                                      PLAN

  The shareholders of the Corporation approved the ENSERCH Corporation 1991 Stock Option Plan at the 1991 Annual Meeting of Shareholders (the "1991 Plan"). The Board of Directors on February 8, 1994, adopted certain amendments to such plan, subject to shareholder approval. The vote required for approval of the amendments is the affirmative vote of the holders of a majority of the voting shares present or represented by proxy and entitled to vote at the Annual Meeting, provided a quorum is present.

REASONS FOR AMENDMENTS

  The proposed amendments are for the purposes of (i) adding Restricted Stock as a type of award that is available for issuance to key employees and non-employee directors, and (ii) exempting qualifying awards under the 1991 Plan from the deduction limit imposed by Section 162(m) of the Internal Revenue Code.

  Provisions for Restricted Stock are proposed to be included in the 1991 Plan for several reasons. Restricted Stock may be used as a means to retain key employees, promote the achievement of performance goals, and encourage stock ownership. In the case of non-employee directors, the availability of Restricted Stock will allow the Corporation to modify its existing arrangement for the payment in cash of deferred compensation upon retirement in the amount of $25,000 for each year served up to ten years as more fully described under Compensation of Directors. The cash payment would be replaced by an award of Restricted Stock. The proposed amendments would entitle each non-employee director who has not already reached ten years of service to receive automatically an annual restricted stock award valued at $25,000, with the restrictions to lapse if at any time within ten years from issuance the market price of the Corporation's common stock increases to 1.5 times the Award Value (the average closing price of the Common Stock for the last twenty trading days in April) or if the average market price for the twenty trading days preceding the tenth anniversary of the award date equals or exceeds the Award Value.

  In the case of all other eligible participants in the 1991 Plan, awards of Restricted Stock would be made at the discretion of the Compensation Committee with the limitation that awards of performance-based Restricted Stock to Executive Officers would have to be based on total shareholder return, total shareholder return compared to a group of peer companies specified by the Compensation Committee, earnings per share, or operating unit income.

  Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to a company's chief executive officer and the next four most highly compensated executive officers in fiscal years beginning in 1994. Qualified performance-based compensation is exempt from this limit. The proposed amendments to the 1991 Plan have been designed to allow stock options granted under the plan and Restricted Stock awarded to Executive Officers to qualify for this exemption. These amendments include a limitation on the award of stock options that can be granted to an eligible participant in any one year and the number of shares of Restricted Stock that may be awarded to an Executive Officer in any one year, the establishment of criteria for performance-based Restricted Stock awards to Executive Officers, and a change in the definition of fair market value.

  The following is a brief summary of the material provisions of the 1991 Plan as proposed to be amended. This summary is qualified in its entirety by reference to the copy of such plan as amended, the full text of which is attached to this Proxy Statement as Appendix B.

DESCRIPTION OF 1991 PLAN

  The purpose of the 1991 Plan is to promote the long-term success of the Corporation by providing a means through which the Corporation and its subsidiaries and affiliates can create incentives for performance that benefits shareholders and also attract and retain key employees who can contribute materially to that success. This purpose will be accomplished under the 1991 Plan by the grant of stock options ("Options") to purchase shares of Common Stock ($4.45 par value) of the Corporation ("Shares") and the award of Shares that are subject to vesting based on the achievement of performance criteria or the lapse of time ("Restricted Stock").

  The 1991 Plan is administered by the Board of Directors acting through its Compensation Committee except that, pursuant to the procedures of the Compensation Committee, awards to the Chairman and President of the Corporation are subject to ratification by the full Board of Directors.

  Under the 1991 Plan, grants of Options and awards of Restricted Stock shall be confined to those persons who the Committee, in its sole discretion, determines to be key employees of the Company who devote substantially their full time to the Company and who can make a meaningful contribution to the Company's success. Non-employee directors are not eligible for the grant of Options, but certain non-employee directors are eligible for awards of Restricted Stock.

  The 1991 Plan covers a maximum of 2,000,000 shares of the Corporation's Common Stock, subject to adjustment in the event of certain changes in the capital structure of the Corporation. Such Shares may be authorized but unissued Shares or Shares held in the Corporation's treasury. If an Option or an award of Restricted Stock is forfeited (where the forfeiting participant received no benefits of ownership), expires or terminates before being exercised, the Shares covered thereby will be available for subsequent Options or Restricted Stock awards within the maximum number stated above.

  The maximum number of Options that can be granted to any one individual during any calendar year shall not exceed 80,000 shares, subject to adjustment as provided in the 1991 Plan.

  The purchase price of Shares acquired upon exercise of an Option under the 1991 Plan may not be less than the fair market value of the Common Stock on the date the Option is granted.

  The term of an Option granted under the 1991 Plan is ten years, except in the case of termination of employment (see Article VI(f) of the 1991 Plan for provisions governing termination of employment). Each Option may only be exercised to the extent that such Option is vested. Optionees vest separately in each Option granted in accordance with a schedule determined by the Compensation Committee, which, unless otherwise determined by the Committee, is as follows:

              NUMBER OF YEARS EMPLOYED          PERCENT
           FOLLOWING THE GRANT OF THE OPTIONS   VESTED
           ----------------------------------   -------
           Under one                                0%
           At least one but less than two          25%
           At least two but less than three        50%
           At least three but less than four       75%
           Four or more                           100%

  Notwithstanding the above schedule, an Optionee becomes 100% vested in each Option upon termination of employment by reason of death, disability, or by retirement at or after age 60; upon the sale of a subsidiary to an unaffiliated company such that the Optionee no longer is employed by the Corporation or a subsidiary; or if the Compensation Committee determines, in its sole discretion, that acceleration of the

Option vesting schedule would be desirable for the Corporation. Options can also become 100% vested in certain circumstances of merger or consolidation and in the event of a "change in control" as defined by the 1991 Plan.

  Options may be exercised with cash or by the surrender of shares of Common Stock previously acquired by the Optionee and held for at least six months. Any applicable federal, state or local tax withholding requirements may be satisfied in cash or by the retention of Shares by the Corporation in amounts and in the manner determined by the Compensation Committee. No Optionee shall have any rights as a shareholder of the Corporation with respect to any Shares prior to the date of issuance of the certificate or certificates for such Shares.

  An award of Restricted Stock may be granted under the 1991 Plan, either at no cost to the recipient or for such cost as may be required by law or otherwise as determined by the Compensation Committee. The terms and conditions of the Restricted Stock will be specified at the time of the grant. Restricted Stock may not be disposed of by the recipient until the restrictions specified in the award expire. The Compensation Committee will determine at the time of the award what rights, if any, the person to whom an award of Restricted Stock is made will have with respect to Restricted Stock during the restriction period, including the right to vote the Shares and the right to receive any dividends or other distributions applicable to the Shares.

  Performance-based Restricted Stock awards to Executive Officers must provide for such objective performance goals as the Compensation Committee shall establish based on total shareholder return, total shareholder return compared to a peer group specified by the Compensation Committee, earnings per share or operating unit income. The maximum number of Shares that may be awarded to any Executive Officer with respect to all performance periods beginning in any calendar year shall not exceed 50,000 Shares, subject to adjustment as provided in the 1991 Plan.

  Annual awards of Restricted Stock with a value of $25,000 will be made to each non-employee director, who has completed at least one full year of service and who has fewer than ten full years of service on May 9, 1994. The maximum number of awards that any qualifying non-employee director may receive is ten, reduced by the number of full years of service completed on May 9, 1994. In determining the maximum number of awards any annual award that is forfeited due to the failure to satisfy the vesting criteria will not be counted. However, this provision will have no effect unless the Plan termination date of February 12, 2001, is subsequently extended. The number of shares of Restricted Stock comprising each award will be determined by dividing the average closing market price of the Common Stock for the last twenty trading days in April preceding such award into $25,000. The Restricted Stock will be subject to a restriction on transferability for a ten-year period unless during such time the death of the non-employee director occurs, the market price of the Common Stock increases to 1.5 times the Award Value at any time after the date of the award, or unless for the twenty trading days preceding the tenth anniversary of such award the average closing market price of the Common Stock equals or exceeds the Award Value. A non-employee director will be entitled to any dividends on and to vote the shares of Restricted Stock during such restricted period. If the restrictions have not been lifted at or before the end of ten years after issuance, the Shares will be forfeited. In the event of a merger or "change in control" of the Corporation, all restrictions on the Restricted Stock are automatically lifted.

  The 1991 Plan will terminate on February 12, 2001. The Plan provisions will continue after termination for the purpose of governing Options theretofore granted and to govern all awards of Restricted Stock until all restrictions have lapsed or such Shares have been forfeited. All Options granted under the 1991 Plan are not transferable by the Optionee during the Optionee's lifetime.

  The Board of Directors may amend or terminate the 1991 Plan at any time except that Article X governing awards of Restricted Stock may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code. No amendment shall, without the approval of shareholders, (i) increase the maximum number of shares with respect to which Options may be granted or awards of Restricted Stock may be made or increase the limitations on the amount of individual Option grants and Restricted Stock awards, except to recognize changes in capitalization of the Corporation, (ii) reduce the Option price below the fair market value of the Shares on the date of grant, or (iii) change the eligibility provisions of the 1991 Plan. The Board may not, without the consent of the holder of an Option or a holder of a Restricted Stock award, alter or impair any Option previously granted or any Restricted Stock previously awarded except as authorized in the 1991 Plan.

  In February 1994, initial awards of Restricted Stock were made to certain key employees, subject to the shareholder approval of the proposed amendments to the 1991 Plan. The following table sets forth the dollar value and the number of shares of Restricted Stock awarded to (i) each named executive officer, (ii) all current executive officers as a group and (iii) all employees (including all current officers who are not executive officers) as a group. The dollar value of such shares of Restricted Stock was based on the market price of $16.25 per share at the beginning of the performance period relating to the Restricted Stock. All future awards of Restricted Stock are at the sole discretion of the Committee (subject to ratification by the Board of Directors in the case of the Chairman and the President) and presently are not determinable. As described, certain non-employee directors automatically will receive an annual Restricted Stock award with a value of $25,000 under the terms of the proposed amendments to the 1991 Plan. The following table also sets forth, as to such current directors who are not executive officers and who are eligible to receive awards of Restricted Stock, the dollar value of the Restricted Stock that such persons will receive as a group over the remaining life of the Plan should they continue to serve as directors of the Corporation until their scheduled retirement dates and subject to the maximum award limitations of the Plan.

                               NEW PLAN BENEFITS

             NAME AND POSITION              DOLLAR VALUE       NUMBER OF SHARES
             -----------------              ------------       ----------------
    D. W. Biegler                            $  438,750             27,000
    G. J. Junco                                 175,500             10,800
    S. R. Singer                                191,750             11,800
    J. M. Talbert                               224,250             13,800
    Executive Group                           1,363,375             83,900
    Non-Executive Director Group                650,000(1)             N/A(2)
    Non-Executive Officer Employee Group         74,750              4,600

- - ----------
(1) Represents the maximum combined amount receivable by all current eligible non-employee directors through February 12, 2001, the termination date of the plan, assuming that they continue to serve as directors until their scheduled retirement date.

(2) The Restricted Stock will not be first issued to non-employee directors until after the 1995 Annual Meeting of Shareholders. Since the number of shares issuable will be based upon the market price during future periods, the number of shares issuable is not determinable at this time.

  Options under the 1991 Plan will continue to be available for grant whether or not the amendments to the 1991 Plan are approved by shareholders. None of the individuals that were awarded Restricted Stock were awarded Options in 1994.

  The closing price of the Corporation's Common Stock on March 1, 1994, was $15.125 per share.

TAX CONSEQUENCES

  The Corporation has been advised by counsel that, under existing law, the material federal income tax consequences of the issuance and exercise of Options and the grant of Restricted Stock under the 1991 Plan may be summarized as follows:

  No income will be recognized by an Optionee who has been granted an Option, and no deduction will be allowed to the Corporation at the time the Option is granted. Upon the exercise of an Option with cash, the Optionee generally will recognize ordinary income equal to the excess of the fair market value as of the date of exercise of the Shares purchased over the Option price. Upon the exercise of an Option by tendering previously acquired Common Stock, the Optionee generally will recognize income equal to the fair market value as of the date of exercise of the number of acquired Shares exceeding the number of Shares of Common Stock tendered (the "Excess Shares").

  If the Optionee pays the Option price in cash, the tax basis of the acquired Shares will be their fair market value on the date of exercise. If the Optionee pays the Option price by the exchange of previously acquired Common Stock, the tax basis of the acquired Shares will be (1) to the extent of the number of shares of Common Stock exchanged, the same as the Optionee's adjusted tax basis in the exchanged shares and (2) to the extent of the Excess Shares, the fair market value of those Shares on the date of exercise.

  If a participant in the Plan receives a grant of Restricted Stock, the federal income tax consequences will depend on the nature of the restrictions. In general, the fair market value of the Shares will not be taxable to the recipient until the year in which the Shares are freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the current fair market value of the Shares is treated as ordinary income to the recipient. The recipient may elect, however, to recognize income when the Shares are received, rather than when the Shares are freely transferable or are no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the Restricted Stock. After the recipient recognizes ordinary income on the Restricted Stock, the tax basis of the Shares will be their fair market value on the date the ordinary income was recognized. If an individual disposes of Shares acquired either by the exercise of an Option for cash or previously acquired Common Stock or as a result of a grant of Restricted Stock, the individual will recognize gain (or, under certain conditions, loss) in the year of such disposition equal to the difference between (a) any amount realized on the disposition and (b) the adjusted tax basis in the Shares disposed of. The gain (or loss) will be a long-term capital gain (or loss) if more than one year has elapsed between the date income was recognized and the date of disposition and if the Shares were capital assets in the hands of the individual.

  In general, when an individual recognizes ordinary income with respect to shares acquired by the exercise of an Option or as a result of a grant of Restricted Stock, the Corporation will be entitled to an income tax deduction in an amount equal to the ordinary income recognized by the individual, provided that all applicable federal income tax withholding requirements are satisfied and that the amount qualifies as an ordinary and necessary business expense to the Corporation.

  The Corporation may not deduct compensation of more than $1 million that is paid in a taxable year to an individual who, on the last day of the taxable year, is the Corporation's chief executive officer or one of its four highest-paid officers for that year. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Corporation believes that compensation attributable to Options and performance-based Restricted Stock will be treated as qualified performance-based compensation and therefore will not be subject to the deduction limit.

  The vesting of Options and Restricted Stock as a result of a Change in Control (as defined in the Plan) can under certain circumstances be determined to be "parachute payments" under the federal income tax laws. In general, if the present value of all "parachute payments" to a qualified individual (any one of a limited class of shareholders, officers, and highly compensated employees) equals or exceeds three times the individual's "base amount" (annualized compensation over a five-year period), the individual is subject to a 20% excise tax on the excess of the "parachute payments" over the "base amount," and the Corporation is denied a deduction for such excess except to the extent it is established that the excess is reasonable compensation for services actually rendered. Payments to an individual outside the Plan also may be "parachute payments."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE ENSERCH CORPORATION 1991 STOCK OPTION PLAN.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The table below sets forth annual compensation, long-term compensation, and all other compensation paid by the Corporation and its subsidiaries for services rendered during the periods shown for each individual serving as the chief executive officer and each of the other four most highly compensated executive officers in 1993 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                     ------------------------
                            ANNUAL COMPENSATION                        AWARDS      PAYOUTS
                          -----------------------                    ---------- -------------
                                                                     SECURITIES
        NAME AND                                        OTHER        UNDERLYING   LONG-TERM
       PRINCIPAL                                        ANNUAL        OPTIONS     INCENTIVE       ALL OTHER
        POSITION          YEAR SALARY($) BONUS($) COMPENSATION($)(2)    (#)     PAYOUTS($)(3) COMPENSATION($)(4)
       ---------          ---- --------- -------- ------------------ ---------- ------------- ------------------
D. W. Biegler             1993  525,000  210,000           833         40,000       5,000           32,919
 Chairman and President,  1992  406,250   60,938         3,333         40,000           0           39,094
 Chief Executive          1991  366,667        0                       50,000           0
 Officer(1)
R. F. Albosta             1993  360,000   18,000           550         10,000           0          727,328
 Chairman and President,  1992  300,000  187,200         2,200         11,000           0           16,724
 Ebasco Services          1991  300,000        0                       25,000           0
 Incorporated
G. J. Junco               1993  250,000   95,000           500         15,000           0            8,398
 President, Enserch       1992  247,917   92,969         2,000         11,000           0           15,628
 Exploration, Inc.        1991  225,000    5,305                       40,000           0
S. R. Singer              1993  337,083   94,383           563         15,000           0           42,903
 Senior Vice President,   1992  330,000   34,650         2,250         11,000           0           49,265
 Finance and Corporate    1991  317,829        0                       18,000           0
 Development
J. M. Talbert             1993  320,000  144,000           500         15,000      20,000            4,624
 President, Lone Star     1992  307,500  110,700         2,000         15,000           0           10,888
 Gas Company              1991  269,861   80,958                       25,000      11,250
W. C. McCord              1993  283,385        0       243,293              0           0          116,112
 Chairman and Chief       1992  650,000   97,500         6,667         36,000           0          114,844
 Executive Officer(1)     1991  650,000        0                       60,000           0

- - ----------
(1) Mr. McCord retired as Chairman and Chief Executive Officer of the Corporation on April 30, 1993. Mr. Biegler served as President and Chief Operating Officer prior thereto and was elected Chairman and President, Chief Executive Officer, effective May 1, 1993.

(2) For 1992 and 1993 represents for each individual the amounts earned and paid during the year for Credits (dividend equivalents) under the Corporation's Management Incentive Program--Unit Plan ("MIP-Unit Plan"). Also includes in 1993 for Mr. McCord $242,460 for the payment of taxes in connection with the purchase of an annuity to fund retirement benefits under the Income Restoration Plan.

(3) Represents the amount paid for the value of Units under the Corporation's MIP-Unit Plan.

(4) For 1993 includes amounts paid for credits earned and not paid under the MIP-Unit Plan and company contributions to the Employee Stock Purchase Plan, respectively, as follows: D. W. Biegler $5,417 and $8,489; R. F. Albosta $2,750 and $4,578; G. J. Junco $2,500 and $5,898; S. R. Singer
    $2,813 and $8,253; J. M. Talbert $2,500 and $2,124; and W. C. McCord $1,667
    and $2,830. Also includes accruals for deferred compensation payable upon retirement, death or disability retirement pursuant (a) to an employment contract for Messrs. McCord and Singer, of $24,425, and $31,837, respectively, and (b) to a Special Supplemental Compensation Plan for Mr. Biegler of $19,013. Also includes for W. C. McCord $20,533 in director fees paid following his retirement as an officer of the Corporation and $66,667 paid pursuant to a consulting agreement. Also includes for Mr. Albosta a payment of $360,000 and right to a payment in 1994 of $360,000, for which an accrual was made in 1993, under the terms of an Incentive Agreement, a special one-time contract entered into when the Corporation's former engineering and construction subsidiary, Ebasco Services Incorporated, was placed on the market for sale. Payment was conditioned upon successful completion of the sale and Mr. Albosta's support and involvement throughout the process. The amount was determined by the sale price received by the Corporation.

OPTION GRANTS TABLE

  The table below shows, for each of the named executive officers, certain information with respect to options granted in 1993 under the 1991 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                   NUMBER OF
                   SECURITIES     PERCENTAGE OF TOTAL
               UNDERLYING OPTIONS   OPTIONS GRANTED                                 GRANT DATE
                   GRANTED(1)        TO EMPLOYEES       EXERCISE PRICE   EXPIRATION  PRESENT
  NAME                (#)           IN FISCAL YEAR    PER SHARE($/SH)(2)    DATE     VALUE(3)
  ----         ------------------ ------------------- ------------------ ---------- ----------
D. W. Biegler        40,000              15.56%             15.875        2/09/03    $300,885
R. F. Albosta        10,000               3.89%             15.875        2/09/03      75,221
G. J. Junco          15,000               5.84%             15.875        2/09/03     112,832
S. R. Singer         15,000               5.84%             15.875        2/09/03     112,832
J. M. Talbert        15,000               5.84%             15.875        2/09/03     112,832
W. C. McCord              0                  0                   0              0           0

- - ----------
(1) Options are exercisable in stages of 25% on the first through the fourth anniversaries of the grant. Options become fully vested in the event of a change in control as defined in the plan.

(2) Fair market value on the date of grant.

(3) Represents the hypothetical present value of the option determined using Black-Scholes Option Valuation Method based upon the terms of the option grant and the Corporation's stock price as of the date of the grant. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised and there is no assurance that the value ultimately realized will be at or near the value estimated by the Black-Scholes Option Valuation Method. The assumptions used to arrive at the values shown are as follows: Risk Free Interest Rate of 6.38% based on the ten year Treasury bond rate on the date of the grant, Stock Price Volatility of 30.82% based on the historical return volatility using weekly stock prices over the prior three years, Dividend Yield of 1.26% based on the annual dividend rate of twenty cents per share, and Date of Exercise on the expiration date of February 9, 2003.

AGGREGATED OPTION EXERCISE TABLE

  The table below shows, for each of the named executive officers, the information specified with respect to exercised, exercisable and unexercisable options under all existing stock option plans.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                      NUMBER OF SECURITIES
                                     UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                           OPTIONS AT               IN-THE-MONEY
                 SHARES                 DECEMBER 31, 1993            OPTIONS AT
                ACQUIRED    VALUE              (#)              DECEMBER 31, 1993($)
               ON EXERCISE REALIZED ------------------------- -------------------------
                   (#)        $     EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
               ----------- -------- ----------- ------------- ----------- -------------
D. W. Biegler        0         0       99,737      106,161       32,500      123,095
R. F. Albosta        0         0      115,000        5,512       45,000       65,041
G. J. Junco          0         0       25,500       51,500       10,312       36,562
S. R. Singer         0         0       78,056       37,750       10,312       36,562
J. M. Talbert        0         0       12,500       42,500       14,062       47,812
W. C. McCord         0         0      300,000            0      117,000            0

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE

  The table below shows for each of the named executive officers, certain information with respect to awards made pursuant to the Corporation's Management Incentive Program-Unit Plan.

           LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR(/1/)

                           NUMBER OF SHARES,
                               UNITS OR
              NAME          OTHER RIGHTS(#)
              ----         -----------------
            D. W. Biegler       12,500
            R. F. Albosta            0
            G. J. Junco              0
            S. R. Singer             0
            J. M. Talbert            0
            W. C. McCord             0

- - ----------
(1) Benefits payable under the MIP-Unit Plan are determined on a date certain each year and are in an amount equal to the value of one-third of the Units in each participant's account and one-third of the value of the Credits in each participant's account. The value of a Unit is the excess, if any, of the fair market value of a share of the Corporation's Common Stock over the current Basis of such Unit. The "Basis" of a Unit is initially the fair market value of a share of Common Stock on the award date. Thereafter the Basis of each Unit is increased to an amount equal to the fair market value of a share of Common Stock on each valuation date that there is a payment made in respect of such Unit based on an increase in the fair market value of the Common Stock. The value of the Credits in a participant's account is equal to the value of the dividends that the participant would have received if he had been the owner of a number of shares of Common Stock equal to the number of Units credited to his account. The plan does not have a fixed term nor does it have defined performance targets. Awards and the receipt of payments are conditioned upon agreements by the participants to continue employment for five years from the date of each award or until retirement or death; payments after retirement are conditioned upon an agreement to refrain from competition during the period payments are made and for five years thereafter. A breach of either agreement causes the participant to be obligated to return all payments previously made during the term of such agreement, plus interest.

  The dollar value of Credits earned and paid or accrued and the value for any Units paid during 1993 to named executive officers are reported in the Summary Compensation Table. The MIP-Unit Plan was cancelled by the Board on February 8, 1994.

PENSION PLAN TABLE

  The table below illustrates the amount of annual compensation benefit payable on a normal retirement basis beginning at normal retirement age to a person in specified average salary and years-of-service classifications under The Retirement and Death Benefit Program of ENSERCH Corporation and Participating Subsidiaries (the "Program"), the Income Restoration Plan, and any annuities previously purchased in satisfaction of the Corporation's pension obligations.

                               PENSION PLAN TABLE

                               YEARS OF SERVICE
- - -------------------------------------------------------------------------------
REMUNERATION(1)     15       20       25       30       35       40       45
- - ---------------  -------- -------- -------- -------- -------- -------- --------
   $200,000      $ 49,944 $ 66,593 $ 83,241 $ 99,889 $116,537 $121,537 $126,537
    275,000        69,632   92,843  116,053  139,264  162,475  169,350  176,225
    350,000        89,319  119,093  148,866  178,639  208,412  217,162  225,912
    425,000       109,007  145,343  181,678  218,014  254,350  264,975  275,600
    500,000       128,694  171,593  214,491  257,389  300,287  312,787  325,287
    575,000       148,382  197,843  247,303  296,764  346,225  360,600  374,975
    650,000       168,069  224,093  280,116  336,139  392,162  408,412  424,662

- - ----------
(1) Highest average covered compensation over any consecutive five year period.

  Covered compensation under the Program includes base wages and annual-performance based bonuses except annual-performance based bonuses are excluded for Mr. McCord. The credited years of service under the Program, as of February 28, 1994, for Messrs. Biegler, Junco, Singer, Talbert and McCord are 25.7, 16.9, 30.9, 3.1, and 43.8 years, respectively, and the highest average covered compensation during any consecutive five-year period for each of them is $494,390, $249,968, $375,893, $412,576, and $633,333, respectively. The normal retirement benefit is in the form of a benefit guaranteed for ten years and life thereafter and is not subject to any deduction for Social Security or other offset amounts. Mr. McCord is receiving annual retirement payments from the Program and annuities purchased to fund liabilities under the Program and Income Restoration Plan. Mr. Albosta does not participate in the Program.

  The Pension Plan for Salaried Employees of Ebasco Services Incorporated (the "Ebasco Pension Plan") is a career average defined benefit plan. The normal retirement benefit at the normal retirement age of 65 is in the form of a straight life annuity and is equal to the sum of 1.5% of the first $10,800 and 2% of the excess of covered compensation each year while a participant since 1972 through 1992 and 2% of covered compensation each year beginning in 1993. Benefits for service prior to 1973 are covered by annuities purchased previously. Mr. Albosta is the only executive officer of the Corporation that participates in the Ebasco Pension Plan. For compensation received through December 31, 1993, the estimated amount of annual pension benefit payable upon retirement at normal retirement age under the Ebasco Pension Plan and the Income Restoration Plan to Mr. Albosta assuming a continuation of current compensation as disclosed in the cash compensation table is $152,408 per year.

COMPENSATION OF DIRECTORS

  Directors are compensated by an annual retainer fee of $20,000 plus $1,200 for each board or committee meeting attended with a maximum of $1,800 if more than one meeting is held on the same day. In addition, a $2,400 per annum fee is paid for services on a Board Committee, with an additional $1,200 per annum paid to the Chairman of a Board Committee. Directors who are also officers of the Corporation do not receive fees. Directors may elect, pursuant to a Director Fee Deferral Plan, to defer all or part of their compensation each year with interest. Deferred amounts including accrued interest may be distributed in a lump sum or in equal annual installments over a 10-year period beginning with the first business day of the calendar year immediately following the year the director ceases to be a member of the Board. A participant may elect a lump sum payment of both principal and interest at any time but may not participate in the deferral plan for twelve months following such election.

  Each member of the Board of Directors who is receiving compensation as a member of the Board will be provided with deferred compensation following retirement from the Board (or upon his or her death while serving as a member of the Board) payable in installments totaling $25,000 annually for a period of years equal to years of service on the Board, not to exceed ten. A Directors' Deferred Compensation Trust has been established, and an amount sufficient to pay all amounts payable under the deferred compensation arrangement is placed in the trust from time to time. Upon the replacement of a director or the elimination of his position following a specified change in control, a director may elect to receive in a lump sum the principal amount discounted at 4% per annum over the number of years payments would have otherwise been made. Effective upon receipt of shareholder approval of the amendments to the 1991 Stock Option Plan authorizing Restricted Stock, this deferred compensation arrangement will be modified. Rather than deferred cash compensation each non-employee director who has less than ten full years of service on May 9, 1994, will receive Restricted Stock following the completion of each full year of service for a maximum of ten years (reduced by the number of full years of service on May 9, 1994). In computing such maximum number of years there shall not be counted any year in which a previous award of Restricted Stock was forfeited. The restricted period applicable to Restricted Stock awarded to non-employee directors is ten years during which time the restrictions will be lifted if the director dies, the market value of the Common Stock increases to
1.5 times the value on the date of the award, or if the average closing price for the twenty trading days immediately preceding the tenth anniversary of the award date is equal to or greater than the value on the award date. If the restrictions have not been lifted by the end of such ten year period, the stock will be forfeited.

  Mr. McCord has a one year consulting agreement with the Corporation providing for compensation in the amount of $100,000, payable monthly. The amount paid in 1993 is disclosed in the Summary Compensation Table. The purpose of the agreement was to facilitate the transition of an incoming Chairman and President, Chief Executive Officer and also provide for services relating to protecting the Corporation's interest in a foreign company in which the Corporation once had an investment and has continuing obligations. The agreement will terminate on April 30, 1994. Mr. McCord will thereafter continue to represent the Corporation's interest for which he will be paid a fee by the Corporation of $5,000 for each board meeting of the foreign company attended. During 1993 such board met one time.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  Mr. McCord had an employment contract with the Corporation providing for contracted services by him for a term ended on April 30, 1993. Upon retirement, he began receiving deferred compensation payable over a 10-year period equal to a total of 150% of his salary at the time of retirement. The amount so payable has been placed in a trust and is payable in certain events following a specified change in control of the Corporation. The amount deliverable from such trust is recomputed quarterly, interest on such amount is paid to the Corporation monthly, and any excess funds held in the trust is paid to the Corporation annually. Dr. Singer is a beneficiary of a similar trust holding deferred compensation amounts accrued under an expired employment contract. Mr. Biegler is a participant in a Special Supplemental Compensation Plan providing for a continuation of salary for six months in the event of involuntary termination other than by retirement, death, or disability and having similar provisions for deferred compensation. Amounts accrued under such arrangements with these individuals are disclosed in the Summary Compensation Table.

  Messrs. Biegler, Albosta, Junco, Singer, and Talbert each have executed a change in control agreement with the Corporation that sets forth certain benefits in the event their employment is terminated subsequent to a change in control of the Corporation (as defined in the Agreements). The Agreements continue in effect until terminated by the Corporation upon specified notice and continue for three years following a change in control of the Corporation. The Agreements provide that if the officer is terminated or if the officer elects to terminate employment under certain circumstances, within three years following a change in control of the Corporation, the officer shall be entitled to a lump-sum severance payment of three times the officer's base salary (but not in excess of the aggregate base salary that could be earned up to the officer's normal retirement date), the largest bonus paid during the preceding three years, the unpaid balance in the Unit Plan, the value over exercise price of unexercised stock options, deferred compensation payable from previous employment contracts or under the Special Supplemental Compensation Plan, a three-year continuation of employee benefits, two years of service credit under the retirement program, and reimbursement of certain legal fees, expenses, and any excise taxes.

  During 1993 the Corporation entered into three separate agreements with Mr. Albosta in connection with the disposition of its subsidiary Ebasco Services Incorporated. Mr. Albosta has continued on as Chief Executive Officer of Enserch Environmental Corporation, which conducts certain environmental operations that were not part of the sale. An Employment Bonus Agreement was entered into with Mr. Albosta for the purpose of encouraging his continued employment through August 15, 1994, whether or not Ebasco was sold. The amount payable under this agreement is $270,000. Voluntary termination, death or disability, or termination for cause cancels the arrangement. An Employment Assurance Agreement, as amended, provides for benefits and reward opportunities at least equal to those in effect prior to the sale of Ebasco, one hundred percent vesting in all unexercised stock options, and compensation at the base salary then in effect for Mr. Albosta commencing on the last date of his employment with Enserch Environmental but not later than January 1, 1996, and ending one year thereafter unless sooner terminated by the agreement. All benefits under the agreement cease upon death or voluntary termination of employment, with the provision that resignation following a material adverse change in position as an executive is not deemed to be a voluntary termination of employment. The Corporation retains the right to terminate for specified causes. An Incentive Agreement was entered into with Mr. Albosta, as the Chief Executive Officer of Ebasco, for the purpose of obtaining his good faith assistance and cooperation in the sale. Continued employment in accordance with the terms of the Employment Assurance Agreement is required. The amounts paid and payable to him were based on the sale price received and are disclosed in the Summary Compensation Table. Voluntary termination or termination for cause within twelve months following the date of the disposition will cause a forfeiture of amounts payable and the return of amounts paid.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The information contained in the following Compensation Committee Report is not deemed to be incorporated by reference into any filings of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that were made prior to the date of this Proxy Statement or in any future filings except to the extent that the Corporation specifically incorporates same by reference.

                         COMPENSATION COMMITTEE REPORT

  The Board of Directors delegates responsibility for executive compensation to the Compensation Committee, except compensation matters relating to the Chairman and President, Chief Executive Officer are decided by the full Board, after recommendation by the Committee. No member of the Committee is a former officer or employee of the Corporation or any of its subsidiaries and no member of the Committee participates in the compensation described in the following report. The Committee retains its own consultant to advise on matters related to executive compensation. The Corporation has used this same consultant since 1981 to assist in such matters. The following is the Committee's report on executive compensation for 1993.

  In determining executive compensation, the Committee is guided by three primary objectives:

  . Offer incentive for business success by putting a significant portion of each executive's total pay at risk, based on company performance (observing in the short term desirable operating results and, in the long term, stock price growth and total shareholder return).

  . Attract and keep outstanding executives by providing compensation opportunities consistent with those observed in the Corporation's industry for similar positions.

  . Encourage career service by providing retirement income consistent with industry practice.

  Salary levels for the named executive officers are based upon assessment of each individual's performance, experience and value in attaining corporate financial and strategic objectives and are set within salary ranges based on surveys of prevailing practice with the mid-point targeted for the expected level of performance, experience and value. The Committee, in its salary decisions, is guided by these data, and by the annual rate of salary movement in industries in which the Corporation competes for executives. The Corporation compares its annual cash payments (both salary and annual incentive) for named executive officers to recognized annual surveys of practice both in its industry and in industry generally. General industry practice is observed, as it has been for over a decade, from Management Compensation Service's (MCS) annual survey of executive compensation (287 companies participated in 1993). Gas and petroleum industry practice is observed from surveys conducted by the American Gas Association and by a major national consulting firm. Together they constitute a statistically valid data base for this purpose and the Committee is guided by it. Many of the companies in the MCS survey are in the S&P 500; the industry specific surveys used include many of those companies found in the performance graph's gas industry peer group. The sole use of the smaller number of companies in that peer group would produce pay data comparisons that are not statistically meaningful or useful for the purpose of salary comparisons, nor does the group of companies in that peer group include necessarily all of the companies that are the most direct competitors for executive talent.

  During 1993, the aggregate salaries of the named executive officers who worked the entire year (Mr. McCord retired in April) summed to an amount equal to 96% of the sum of the median survey salaries for their positions. Three named executive officers' salaries were increased during 1993; one occurred when Mr. Biegler was promoted to Chief Executive Officer in April. Those increases amounted to 7.9% of the named executive officers' aggregate salaries.

  It is the practice of the Corporation, which is endorsed and effected by the Committee, to encourage both desirable annual operating results and long term total shareholder return by annual incentive opportunities that put an important portion of total pay at risk subject to the achievement of financial and operating goals. Consequently much of a named executive officer's compensation is at risk, with potential annual and long-term incentives at target levels, placing up to 50% of total compensation opportunity at risk.

  The named executive officers, excluding W. C. McCord, participate in the Corporation's Performance Incentive Plan. The level of this opportunity is designed to be consistent with industry practice. Their target awards in 1993 ranged from 35% to 50% of salary. In 1993, Plan funding required the achievement of goals set by our Committee at the beginning of the year including earnings per share (operating income from their respective operations for Messrs. Albosta, Junco and Talbert), return on equity (ROE), cash flow and specific operating performance criteria. Earnings per share (or operating income goals) were weighted between 55% and 70%. The weightings of the other goals were varied to adopt goals most important for the individual position. Funding, based on results, could have ranged from zero to 150% of the target awards.

  Named executive officers, excluding W. C. McCord, at the corporate level received incentive awards for 1993 for meeting both the earnings and cash flow goals established by the Committee. Because the ROE goal was not met, no payment was made for that goal. Attainment of the corporate earnings goal also caused incentive awards for the other named executive officers. Mr. Talbert and Mr. Junco also earned awards for achieving operating income goals at the unit level. Total annual cash payments (salary plus annual incentive) for the named executives summed to 90% of the median survey observations, an increase over the prior year primarily due to increases in annual incentive payments.

  Under the terms of a special one-time contract entered into when the Corporation's former engineering and construction subsidiary, Ebasco, was placed on the market for sale, Mr. Albosta received a payment and right to a payment in 1994. These were conditioned upon successful completion of the sale and Mr. Albosta's support and involvement throughout the process and the amount was determined by the sales price received by the Corporation.

  The Corporation in 1993 offered additional incentive for stock price growth and total shareholder return through the use of two plans, the values from which depend on stock performance. They are the 1991 Stock Option Plan and the Unit Plan. All named executive officers participated in both in 1993. Option awards to them in 1993 and options held by them at year end are described in the Option Tables. Awards in 1993 were made to achieve the earlier stated objective of causing a significant portion of each executive's total pay to be at risk and dependent on stock price growth as well as the objective of keeping outstanding executives by providing compensation opportunities similar to those provided in the Corporation's industry. In doing so, it considered the number of options already owned by each named executive and the objective that he have an important incentive for stock price gain. The award to Mr. Biegler as he was promoted to Chief Executive Officer was in response to this objective. In determining the size of either option or unit awards, the Committee used its discretion and was not bound by any pre-adopted formulas.

  The Unit Plan produced value in 1993 for plan participants by crediting units held with dividends paid and stock price appreciation on an equivalent number of ENSERCH common shares. Part of this value is paid each year; part is deferred for future payment. Payments to the named executive officers for 1993 under the Unit Plan are included in the summary compensation table and identified in its footnotes. Rights to the Unit Plan's deferred credits and values are subject to continued employment and non-compete conditions. One unit award was made in 1993, to Mr. Biegler as he was promoted to Chief Executive Officer. The plan was terminated by the Board in February 1994; deferred credits and values existing at the time of termination will be paid over time under the terms of the Plan. No unit awards were made after December 31, 1993.

  The Corporation encourages career employment and it is endorsed by our Committee. Its retirement benefits are an essential part of that policy. They are described, for the named executive officers, in the Retirement Benefit Table and its footnotes. The Committee periodically reviews executive retirement benefits to ensure that they continue to meet the Corporation's needs and are consistent with good corporate practice.

  No formal policy has been adopted by the Corporation with respect to qualifying compensation paid to its executive officers for deductibility under
Section 162(m) of the Internal Revenue Code. The matter is being studied and, in the interim, any new compensation programs proposed are being structured with a view toward qualifying for deductibility as evidenced by the proposed amendments to the 1991 Stock Option Plan included in the Proxy Statement. The Corporation anticipates that compensation paid to its executive officers during 1994 will qualify for deductibility because no executive's compensation is expected to exceed the dollar limitations of such provision.

  The compensation of the outgoing Chairman and Chief Executive Officer in 1993 reflected the transitional circumstances inherent in his retirement. His salary rate was unchanged from that in effect for the previous three years. He was not included in the performance bonus plan nor were any stock options or units granted. The payment of director fees following his retirement as an officer are on the same basis as director fees paid to all outside directors. The reported consulting agreement is for special services relating to transitional needs and to protecting the Corporation's interest in a foreign company in which the Corporation once had an investment and still has obligations. The payment of the income tax effect of the purchase of an annuity to fund supplemental retirement benefits was consistent with past practices. He exercised no options in 1993 and he realized no option gains.

  Mr. Biegler was promoted from Chief Operating Officer to Chief Executive Officer in May 1993. In both positions, he has had a major influence on the Company's 1993 results. Those results are judged by the Board to be a constructive response to difficult circumstances. Meaningful improvement in financial performance caused earnings and cash flow goals to be met. The favorable conclusion of the sale of Ebasco strengthened the Corporation's balance sheet and permits it to focus on its natural gas businesses. Both improve future prospects for the Corporation. Mr. Biegler's salary was increased to bring it within the range of salary typical for his new position. It remains, after that increase, below 85% of the market median observed for that position. An annual incentive award was earned for 1993 based on achievement of earnings and cash flow goals established by the Committee. He received a market priced stock option award and a unit award in keeping with the Committee's judgement as described above. Their sizes were, in part, in recognition of his new responsibility as CEO. Accrued credits were paid him from his long held rights in the Unit Plan. Mr. Biegler exercised no options in 1993 and realized no option gain. The new CEO made an important contribution during the year to achievement of the Corporation's financial goals and to its restructuring for the future. The Committee considers his compensation appropriate given these achievements.

                                          Compensation Committee

                                           W. Ray Wallace, Chairman
                                           William B. Boyd Lawrence E.
                                           Fouraker Marvin J. Girouard

PERFORMANCE GRAPH

  Set forth below is a line graph comparing for the last five fiscal years the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Composite Stock Index and the American Gas Association Diversified/Integrated Companies Index (the "AGA Index"). The graph assumes that the value of the investment in the Corporation's Common Stock and each index was $100 at December 31, 1988, and that all dividends are reinvested. The AGA Index is a self-constructed peer index that has been calculated by the American Gas Association. The returns of each component company have been weighted according to their respective stock market capitalization at the beginning of each period for which a return is indicated. The information contained in the graph is not deemed to be incorporated by reference into any filings of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that were made prior to the date of this Proxy Statement or in any future filings except to the extent that the Corporation specifically incorporates same by reference.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


  DECEMBER 31,                   1988 1989 1990 1991 1992 1993
- - --------------------------------------------------------------
  ENSERCH                        100  146  116   82   90  105
  S&P 500                        100  132  128  166  179  197
  AGA Diversified/Integrated/1/  100  140  124  108  114  130

NOTE 1: Companies included in the American Gas Association Diversified/Integrated company index are Arkla Inc., Chesapeake Utilities, Columbia Gas System, Consolidated Natural Gas, Eastern Enterprises, Energen Corporation, ENSERCH Corporation, Equitable Resources, K N Energy Inc., Nicor Inc., ONEOK Inc., Pacific Enterprises, Pennsylvania Enterprises, Questar Corporation, South Jersey Enterprises, Southwest Gas Corporation, Southwestern Energy, UGI Corporation, Valley Resources, Washington Energy, and Wicor Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

  During the year 1993, the Corporation paid a total of $708,317 to Eva Colleen Geren, wife of Preston M. Geren, Jr., for her interest in gas purchased from producing wells. The contractual price paid to Mrs. Geren is comparable to contracts entered into during the same period for the purchase of natural gas from wells in the same geographical area producing substantially the same quantities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the last completed fiscal year, W. Ray Wallace (Chairman), William B. Boyd, Lawrence E. Fouraker, and Marvin J. Girouard served as members of the Compensation Committee. Mr. D. W. Biegler, an executive officer of ENSERCH Corporation, serves on the Board of Directors of Trinity Industries, Inc., a company for which W. Ray Wallace serves as an executive officer. Mr. Wallace has served on the Board of ENSERCH Corporation since 1978 and has been on the Compensation Committee since 1980. Mr. Biegler joined the Trinity Board in 1992. The Board of Directors of ENSERCH Corporation is fully informed of these positions and believes that no conflict of interest has been or will be created thereby.

                             SHAREHOLDER PROPOSALS

  In order to be considered for inclusion in the Corporation's proxy statement relating to the 1995 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporation no later than November 30, 1994. The date of the 1995 Annual Meeting of Shareholders will be May 9, 1995.

  The Corporation's Bylaws provide that in addition to any other applicable requirements, in order for a shareholder to properly bring business before the annual meeting or nominate a person for election to the Board, the shareholder must give timely written notice to the Corporate Secretary and provide certain specified information. Details regarding the procedural requirements for presenting a matter before a shareholders meeting are available upon written request to the Corporate Secretary.

                                 OTHER MATTERS

  The Management does not intend to bring any other business before the meeting and has no reason to believe any will be presented to the meeting. If, however, any other business should be properly presented at the meeting, the proxies named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                           Michael G. Fortado Vice
                                           President and Corporate
                                                  Secretary

Dallas, Texas
March 30, 1994

  A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING CERTAIN OF THE EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO MICHAEL G. FORTADO, VICE PRESIDENT AND CORPORATE SECRETARY, ENSERCH CORPORATION, ENSERCH CENTER, 300 SOUTH ST. PAUL STREET, DALLAS, TEXAS 75201-5598.

                                                                      APPENDIX A

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

                         INDEX TO FINANCIAL INFORMATION
                               DECEMBER 31, 1993

                                                                            PAGE
                                                                            ----
      Selected Financial Data.............................................. A- 2
      Financial Review..................................................... A- 3
      Independent Auditors' Report......................................... A-13
      Management Report on Responsibility for Financial Reporting.......... A-14
      Financial Statements:
       Statements of Consolidated Income................................... A-15
       Statements of Consolidated Cash Flows............................... A-16
       Consolidated Balance Sheets......................................... A-17
       Statements of Consolidated Common Shareholders' Equity.............. A-18
      Notes to Consolidated Financial Statements........................... A-19
      Summary of Business Segments......................................... A-41
      Common Stock Market Prices and Dividend Information.................. A-42
      Business of the Corporation.......................................... A-43
      Directors and Executive Officers of the Corporation.................. A-43

                 ENSERCH CORPORATION AND SUBSIDIARY COMPANIES
                            SELECTED FINANCIAL DATA

                                    AS OF OR FOR YEAR ENDED DECEMBER 31
                           ----------------------------------------------------------------------
                             1993         1992         1991         1990         1989      1988
                           --------     --------     --------     --------     --------  --------
                             (IN MILLIONS EXCEPT RATIO AND PER SHARE AMOUNTS)
INCOME STATEMENT DATA FOR
 CONTINUING OPERATIONS (a)
Revenues
 Natural gas transmission
  and distribution.......  $1,547.9     $1,318.3     $1,273.3     $1,285.1     $1,361.0  $1,270.2
 Natural gas and oil ex-
  ploration and produc-
  tion...................     189.8        171.5        183.6        213.9        184.0     180.7
 Natural gas liquids
  processing.............      85.8         87.0         92.8         99.4         76.6      75.5
 Power and other.........     217.5        191.3        153.6        138.6        135.2     130.9
 Less intercompany reve-
  nues...................    (138.9)       (53.5)       (49.2)       (35.6)       (40.3)    (35.0)
 Total revenues..........   1,902.1      1,714.6      1,654.1      1,701.4      1,716.5   1,622.3
Operating Income (Loss)
 Natural gas transmission
  and distribution.......     101.5 (b)    102.0        111.5        101.7        136.4     115.2
 Natural gas and oil ex-
  ploration and produc-
  tion...................     (37.3)(c)     (6.2)(d)     10.9         31.9         43.4      36.1
 Natural gas liquids
  processing.............       5.0         13.1         21.2         24.9          4.2       5.6
 Power and other.........      15.5         20.2          9.0          7.0          8.5      19.8
 General and other.......     (11.9)       (16.9)       (15.5)       (18.3)       (12.3)    (18.1)
 Total operating income..      72.8        112.2        137.1        147.2        180.2     158.6
Other Income (Expense)--
 Net.....................        .2 (e)    (12.5)(e)     14.0 (e)     49.3 (e)       .7      (7.7)
Interest Expense.........     (80.2)(f)    (97.0)       (95.6)      (101.5)       (95.0)    (78.7)
Income (Taxes) Benefit...      (7.5)(g)       .8        (17.7)       (25.6)       (21.6)    (19.0)
Income (Loss) from Con-
 tinuing Operations (a)..     (14.7)         3.5         37.8         69.4         64.3      53.2
Income (Loss) per Share
 (After Provision for
 Preferred Dividends)....      (.41)        (.14)         .36          .84          .84       .66
Average Common and
 Dilutive Common
 Equivalent Shares
 Outstanding.............      66.6         65.7         65.1         65.0         59.8      57.8
COMMON STOCK DATA
Cash Dividends Declared
 and Paid (h)............  $    .20     $    .80     $    .80     $    .80     $    .80  $    .80
Market Price
 High....................    22 5/8       16 1/2       21 3/8       28 1/8       27 1/2    20 3/4
 Low.....................    14 1/8       10 3/8       12 3/4       18 1/2       18 5/8    16 1/8
Common Shareholders' Eq-
 uity per Share..........      9.70         9.16        10.51        11.18        10.88      9.71
Shares Outstanding at
 Year-end................      66.7         66.0         65.3         64.8         64.4      58.0
BALANCE SHEET AND CASH
 FLOW DATA
Property, Plant and
 Equipment--Net..........  $2,118.1     $2,065.8     $2,152.1     $2,118.0     $2,046.3  $1,828.5
Total Assets.............   2,760.3      3,145.7      3,163.1      3,264.2      3,254.2   2,970.1
Net Working Capital (De-
 ficiency)...............    (195.5)         2.5        (42.2)        64.3        (23.0)    (54.8)
Current Ratio............       .72         1.00          .95         1.08          .97       .93
Unused Lines of Credit...  $  635.0 (i) $  485.0     $  650.0     $  600.0     $  600.0  $  650.0
Net Cash Flows from (for)
 Operating and Investing
 Activities..............     309.4        106.2         57.2        (37.1)       (63.1)    215.7
CAPITAL STRUCTURE
Senior Long-term Debt....  $  638.8     $  865.3     $  757.6     $  772.5     $  727.1  $  617.5
Convertible Subordinated
 Debentures..............      90.8         90.8        205.7        215.7        215.7     215.7
Preferred Stock..........     175.0        175.0        175.0        175.0        175.0     175.0
Common Shareholders' Eq-
 uity....................     646.7        604.6        686.3        723.9        701.3     563.5
 Total Capitalization....   1,551.3      1,735.7      1,824.6      1,887.1      1,819.1   1,571.7
Senior Long-term and Con-
 vertible Debt Ratio
 (Percent)...............      47.0         55.1         52.8         52.4         51.8      53.0
- - -------
(a) Income from continuing operations does not reflect the following:
                             1993         1992         1991         1990         1989      1988
                           --------     --------     --------     --------     --------  --------
                                      (IN MILLIONS EXCEPT PER SHARE)
Income (loss) from discontinued
 operations, including gain or loss
 on disposal:
 Engineering and
  construction (See Note
  11)....................  $   73.9     $  (16.2)    $  (18.7)    $   12.0     $    5.7  $  (43.6)
 Oil field services......       --           --           --          21.4          3.4    (204.2)
Extraordinary loss on
 extinguishment of debt
 (See Note 2)............       --         (15.4)         --           --           --        --
Cumulative effect of
 change in accounting for
 income taxes applicable
 to continuing
 operations..............       --           --           --           --           --       28.1
Per share:
 Discontinued operations:
 Engineering and
  construction...........  $   1.11     $   (.25)    $   (.29)    $    .19     $    .09  $   (.75)
 Oil field services......       --           --           --           .33          .06     (3.54)
 Extraordinary loss......       --          (.23)         --           --           --        --
 Cumulative effect.......       --           --           --           --           --        .49

(b) Includes a $12.0 million pretax charge ($7.8 million after-tax, $.12 per share) for efficiency enhancements and severance expenses accrued for staff reductions.
(c) Includes a $41.4 million pretax charge ($26.9 million after-tax, $.40 per share) as a result of an adverse judgment in litigation that required additional payment in a limited partnership exchange offer made in 1989 and a $13.3 million pretax write-off ($8.6 million after-tax, $.13 per share) of non-U.S. gas and oil properties.
(d) Includes a $16.5 million pretax write-off ($10.9 million after-tax, $.17 per share) of an idle pipeline and shallow-water production facility from an abandoned offshore project.
(e) 1993 includes a $5.6 million pretax provision for litigation offset by pretax gains totaling $7.0 million from the sale of a gas storage facility and the Corporation's minority investment in an insurance entity (all totaling a net gain of $1.4 million after-tax, $.02 per share); 1992 includes a $15.5 million pretax provision for litigation ($10.2 million after-tax, $.16 per share); 1991 includes a $15.1 million pretax gain from the sale of Oklahoma utility properties and non-U. S. gas and oil properties; and 1990 includes a $34 million pretax gain ($22 million after-tax, $.34 per share) on the sale of investment in Oceaneering International, Inc.
(f) Includes interest not related to borrowings of $8.2 million.
(g) Includes a $10.8 million ($.16 per share) charge to deferred federal income taxes resulting from the 1% increase in the statutory federal income-tax rate on corporations.
(h) In addition, a distribution was made in 1990 of 2 million shares of Pool Energy Services Company common stock. The approximate value per share of ENSERCH common stock of this distribution was $.33.
(i) In January 1994, the entire $650 million line of credit was unused. (See
    Note 2)

                              ENSERCH CORPORATION
                               FINANCIAL REVIEW

Results of Operations

  Earnings applicable to common stock for the year 1993 were $47 million ($.70 per share), compared with a loss applicable to common stock for 1992 of $41 million ($.62 per share) and 1991 earnings of $5 million ($.07 per share).

  Results from continuing operations, after provision for preferred dividends, were a loss of $27 million ($.41 per share) in 1993, a loss of $9 million ($.14 per share) in 1992 and income of $23 million ($.36 per share) in 1991. Results from continuing operations for 1993 were impacted by the following items:

  . An $8 million after-tax ($12 million pretax) charge for efficiency enhancements and severance expenses accrued for staff reductions in Natural Gas Transmission and Distribution operations;

  .An $11 million charge to deferred federal income taxes resulting from the 1% increase in the statutory federal income-tax rate on corporations;

  .A $9 million after-tax ($13 million pretax) write-off of non-U.S. gas and oil assets; and

  .A $27 million after-tax ($41 million pretax) charge as a result of an adverse judgment in litigation that required additional payment in a limited partnership exchange offer made in 1989 beyond the amount that the Corporation believes represented fair value. In addition, there was a $4 million after-tax ($6 million pretax) charge for additional interest awarded.

The 1992 results from continuing operations included an $11 million after-tax ($17 million pretax) write-off of abandoned offshore facilities and a $10 million after-tax ($15 million pretax) provision for litigation. Results from continuing operations in 1991 included after-tax gains totaling $10 million from the sale of properties.

  Revenues for 1993 were $1.9 billion, compared with $1.7 billion in both 1992 and 1991. Operating income for 1993 was $73 million, compared with $112 million in 1992 and $137 million in 1991. Excluding the effects on operating income of the unusual charges mentioned above, 1993 operating income was $140 million versus $129 million for 1992 and $137 million for 1991. Variations in operating income by business segment are discussed below.

  The 1993 results include income from discontinued operations of $74 million ($1.11 per share), representing after-tax gains totaling $68 million ($1.03 per share) from the sale of the principal operating assets of Ebasco Services Incorporated and the Corporation's 49% interest in Dorsch Consult, and income from operations before the sale of $6 million. There was a $16 million ($.25 per share) loss from discontinued operations in 1992, primarily related to the sale of Humphreys and Glasgow International and provisions for real estate formerly utilized by discontinued operations. In 1991, there was a loss of $19 million ($.29 per share). With these sales, the Corporation has concluded its involvement in the engineering and construction business and now reflects these results as discontinued operations.

  Results for the year 1992 also included a $15 million ($.23 per share) after-tax extraordinary loss from the extinguishment of high interest-rate debt and the termination of an interest-rate hedge.

Natural Gas Transmission and Distribution

  The six-year statistics for Transmission and Distribution operations (See table of Operating Data) reflect the effects of variable weather patterns and increasing significance of nonregulated markets.

  Operating income for Transmission and Distribution operations for 1993 was $113 million before the $12 million charge relating to the ongoing reengineering of this business ($101 million after the charge), compared with $102 million for 1992 and $111 million for 1991. Normal winter weather, combined with aggressive marketing of services and increased capacity, contributed to higher sales and transportation volumes in 1993.

  Volumes handled during the year were 645 billion cubic feet (Bcf), a 22% increase from both 1992 and 1991. Gas throughput on Lone Star's pipeline system reached 554 Bcf in 1993, its highest level since 1981. The volume of gas sold by Lone Star Gas Company and Enserch Gas Company (EGC) in 1993 totaled 414 Bcf, 18% above the 1992 level and 14% greater than 1991. Sales by EGC accounted for 59% of total gas sales volumes in 1993 versus 53% in 1992 and 51% in 1991.

  Residential and commercial (R&C) sales volumes were 139 Bcf in 1993, up 16% from the 1992 volumes of 121 Bcf and 8% higher than in 1991, primarily due to colder winter weather. Heating degree days for 1993 rose 27% over the prior year and were slightly above normal for the first year since 1989. Industrial and electric-generation sales volumes of 138 Bcf were 6% greater than in 1992 but 15% less than 1991. Volumes sold to pipelines and others in 1993 totaled 136 Bcf, a 37% improvement from the 1992 level of 99 Bcf, which was improved 40% from the 1991 level of 71 Bcf.

  The overall gas sales margin (revenue less cost of gas purchased and off-system transportation expense) for 1993 improved 7% from the prior year. The overall gross margin per thousand cubic feet (Mcf) on Lone Star's sales was $2.09 in 1993, $2.06 in 1992 and $1.96 in 1991. Lone Star has an ongoing rate program to monitor returns from cities and towns served by its distribution system, as well as the transmission system that supplies them. In the aggregate, rate increases provided $1.9 million in annual base-rate relief in 1993. The gross margin per Mcf on gas sold by EGC was $.11 in 1993, down from $.13 in both 1992 and 1991.

  The total gas transportation volume in 1993 was 371 Bcf, a 21% improvement from 1992 volumes of 307 Bcf, which were slightly above the 1991 level. The gas transportation rate per Mcf averaged $.14 in 1993, compared with $.15 in 1992 and $.16 in 1991. The margins on incremental volumes generally are at lower rates and thereby reduce the average margin.

  Lone Star's gas purchase contracts are discussed below.

Natural Gas and Oil Exploration and Production

  Operating income for Exploration and Production operations closely follows fluctuations in product prices and volumes that are shown in the table of Operating Data.

  Before the previously noted litigation charge and write-offs of non-U.S. gas and oil properties, operating income for Exploration and Production operations was $17 million for 1993, compared with $10 million for 1992 and $11 million for 1991. This improvement resulted from significantly increased natural-gas prices and higher sales volumes.

  Revenues for Exploration and Production operations for 1993 of $190 million were 11% higher than 1992 and 3% above 1991. In 1993, natural-gas revenues increased 23% to $146 million, with the average natural-gas price per Mcf of $2.09 up 15% from the price in 1992 of $1.82. Natural-gas sales volumes totaled 70 Bcf, a 7% increase from the year-ago period and virtually the same as 1991. The increase in volumes for 1993 was principally due to accelerated natural-gas development drilling in East Texas and offshore production from Mississippi Canyon Block 441 in the Gulf of Mexico, which went on stream in the second quarter of 1993. Oil revenues declined $8 million to $37 million in 1993 due to a 9% production decline and a 10% decrease in the average sales price to $17.24 per barrel. The lower volumes in 1993 were primarily the result of declining production from several North Texas reservoirs.

  Spot-market sales, which include monthly and short-term industrial sales, covered about 70% of 1993 gas sales, compared with 80% in 1992 and 75% in 1991. During 1994, the percentage of gas sold in the spot market is expected to be in the range of 75% to 85%.

  Drilling activity during the first half of 1993 increased to levels last experienced by the Corporation in 1987, primarily because of development work in East Texas. ENSERCH participated in more than 100 wells (79 net) in 1993, with the majority completed as gas producers in East Texas. Thirty-nine wells were in progress at yearend. Recompletions and production optimization measures played a major role in the 1993 production enhancement program.

  Results for 1994 will include a full year of production from the Mississippi Canyon Block 441 deep-water project in the Gulf of Mexico, which began production in early 1993. The field is producing some 70 million cubic feet
(MMcf) of natural gas and more than 500 barrels of condensate per day from six wells. ENSERCH is the operator, with a 37.5% working interest in the project.

  The Garden Banks Block 388 oil development project, also in the Gulf, remains on schedule and on budget, with initial production anticipated by mid-1995. The final major contract for the conversion of a semi-submersible drilling rig to a floating production facility was finalized in early 1994. Installation of the offshore facilities, consisting of the subsea template, gathering and sales pipelines and shallow-water operations, will begin by mid-year. Three previously drilled oil wells will be connected to the subsea template. Initial daily production from three predrilled wells is expected to total 15 thousand barrels (MBbls) of oil and 12 to 15 MMcf of gas by late 1995, with peak daily production from the Garden Banks project anticipated in late 1996 at 40 MBbls of oil and 60 MMcf of gas. Gross proven reserves are presently estimated to be equivalent to 28 million barrels (MMBbls) of oil by DeGolyer and MacNaughton, an independent consulting firm. ENSERCH is 100% interest owner and operator of the Garden Banks project.

  ENSERCH has budgeted $116 million for exploration and production activities in 1994, compared with expenditures of $120 million in 1993. In 1992, ENSERCH sharply curtailed its capital spending to $66 million in response to poor prices for both natural gas and oil. If the early 1994 weakness in oil prices persists throughout 1994, appropriate cutbacks in spending may be undertaken. More than half of ENSERCH's 1994 capital expenditures is earmarked for domestic onshore drilling.

  The Corporation follows the full-cost method of accounting for the acquisition, exploration and development costs of gas and oil properties. The overall rate of amortization for U.S. properties was $.98 per million British thermal units produced for both 1993 and 1992, compared with $.90 in 1991. Costs of additional offshore projects and increased development costs associated with older East Texas fields largely account for the increase from 1991.

  During 1993, the Corporation wrote off some $13 million representing all remaining capitalized costs associated with its non-U.S. gas and oil properties.

  ENSERCH's natural-gas reserves at January 1, 1994, were 1.09 trillion cubic feet (Tcf), compared with 1.10 Tcf the year earlier, as estimated by DeGolyer and MacNaughton. Oil and condensate reserves, including natural gas liquids attributable to leasehold interests, were 39 MMBbls, virtually the same as the year-ago level.

  At January 1, 1994, estimated future pretax net cash flows from ENSERCH's owned proved gas and oil reserves, based on average prices and contracts in effect in December 1993, were $2.0 billion, about the same as the year earlier. The net present value of such cash flows, discounted at the Securities and Exchange Commission (SEC)-prescribed 10%, was $1.1 billion, virtually the same as the prior year. These discounted cash flow amounts are the basis for the SEC-prescribed cost-center ceiling for the full-cost accounting method. The margin between the cost-center ceiling and the unamortized capitalized costs of U.S. gas and oil properties was approximately $75 million at December 31, 1993. Product prices are subject to seasonal and other fluctuations. A significant decline in prices from yearend 1993 or other factors, without mitigating circumstances, could cause a future write-down of capitalized costs and a noncash charge against earnings.

  In November 1993, an adverse judgment in litigation required additional payment for a limited partnership exchange offer made in 1989. The award included $41 million for the units and $21 million of prejudgment and post-judgment interest ($15 million was charged against an existing reserve for litigation). The $41 million additional payment was charged against income in the fourth quarter. The Corporation had believed that any additional consideration for the units should be capitalized; however, after further review at the time of the judgment, the expensing of the final court-ordered payment was prudent and necessary because it did not bring additional value.

Natural Gas Liquids Processing

  Operating income for Natural Gas Liquids (NGL) Processing operations for 1993 was $5 million, compared with $13 million for 1992 and $21 million for 1991. Higher prices for natural gas, the feedstock used in NGL production, and continued lower NGL sales prices caused margins to decline. The average NGL sales price per barrel in 1993 of $12.34 was down 8% from 1992 and was 11% below 1991, while NGL sales volumes of 6.0 MMBbls were virtually the same as 1992 and 1991.

Power and Other

  ENSERCH's power and other activities, comprised of Enserch Development Corporation, Lone Star Energy Company and Enserch Environmental Corporation, had 1993 operating income of $15 million, compared with $20 million for 1992 and $9 million for 1991. Enserch Development Corporation's 1993 operating income was $5.9 million, compared with $9.8 million for 1992 and $2.1 million for 1991. Current year results included a $15 million pretax gain from the sale of a position in a power project that had been scheduled for development, while 1992 and 1991 results included development fees from cogeneration projects of $15 million and $5 million, respectively. Lone Star Energy Company's 1993 operating income was $3.9 million, some 8% higher than 1992 but slightly below 1991.

  Enserch Environmental Corporation, which was retained when Ebasco's principal operating assets were sold in December 1993, had operating income for 1993 of $5.7 million, compared with $6.8 million for 1992 and $2.9 million for 1991. Backlog was $600 million at December 31, 1993.

Other Income and Expense Items

  Other income/(expense) for 1993 includes pretax gains totaling $7 million from the sale of a gas storage facility and the Corporation's minority investment in an insurance entity. Partially offsetting was a $5.6 million provision for the interest awarded in the judgment described earlier, while the 1992 amount principally reflected a $15 million provision for litigation. The sale of Oklahoma utility properties and non-U.S. gas and oil properties in 1991 resulted in pretax gains of $15 million. Details of other income/(expense) are included in Note 12.

  Interest expense for 1993 was $80 million, including $8 million not related to borrowings, compared with $97 million for 1992 and $96 million for 1991. The reduction is the result of ongoing restructuring of long-term debt at lower rates and lower short-term interest rates. Interest capitalized in 1993 was $4.5 million, compared with $5.4 million in 1992 and $7.5 million in 1991.

  Income-tax expense for 1993 includes an $11 million charge to deferred federal income taxes resulting from the 1% increase in the statutory federal income-tax rate on corporations. Excluding this charge, the income-tax benefit on the loss from continuing operations equaled 46% of the pretax loss. At December 31, 1993, the Corporation had domestic net operating-loss carryforwards and suspended losses of $161 million and tax-credit carryforwards of $37 million. The tax benefits of these carryforwards and suspended losses, which total some $93 million, are available to reduce future income-tax payments. Note 9 provides additional information on income taxes.

Liquidity and Financial Resources

  Net cash flows from operating activities of continuing operations for 1993 were $192 million, compared with $211 million in 1992 and $184 million in 1991. Net cash flows from continuing operations, before cash flow effects of gas-purchase contract settlements and changes in current operating assets and liabilities, were $155 million versus $150 million in 1992 and $184 million in 1991. Cash flows associated with gas-purchase contract settlements improved substantially over the three-year period. Recoveries, net of payments, provided $51 million in 1993 and $26 million in 1992, while there were net payments of $7 million in 1991. (These payments are discussed in detail under "Gas-Purchase Contracts.") In 1993, there was a cash requirement of $14 million for the increase in current operating assets and liabilities, compared with decreases that provided $36 million in 1992 and $7 million in 1991.

  Cash of $118 million was provided by investing activities in 1993, compared with cash requirements of $105 million and $127 million in 1992 and 1991, respectively. These amounts include cash provided by discontinued operations of $320 million in 1993, $14 million in 1992 and $37 million in 1991. Cash provided by discontinued operations in 1993 includes net proceeds of $198 million from the sale of the principal operating assets of Ebasco and the 49% interest in Dorsch and proceeds of $100 million from the limited recourse sale of retained Ebasco receivables, while 1992 includes net proceeds of $41 million from the sale of Humphreys and Glasgow International.

  There was a net cash requirement for capital spending and other investing activities of $203 million in 1993, compared with $119 million in 1992 and $164 million in 1991. The increase in 1993 is primarily due to a higher level of capital spending for natural-gas and oil exploration and development programs.

  Property, plant and equipment additions by business segments for the past three years and planned for 1994 are as follows:

                                                          PLANNED
                                                           1994   1993 1992 1991
                                                          ------- ---- ---- ----
                                                              (IN MILLIONS)
   Natural Gas Transmission and Distribution.............  $116   $ 92 $ 76 $ 92
   Natural Gas and Oil Exploration and Production........   116    120   66  124
   Natural Gas Liquids Processing, Power and Other.......     6     10    3    5

  The planned expenditures for 1994 are expected to be funded from internal cash flow and external financings as required.

  In 1993, net cash flows from operating and investing activities totaled $309 million. In addition, $11 million was provided by the sale of common stock to employee stock plans and there was a $29 million net decrease in cash and cash equivalents. After the payment of cash dividends of $26 million, net cash of $324 million was available to reduce outstanding borrowings, with long-term debt reduced $200 million and commercial paper and other short-term borrowings decreased $121 million. In 1992, there was $51 million available to reduce borrowings or for temporary investment.

  In June 1993, the Corporation borrowed $200 million under its interim-term (13-month) bank lines, with the interest rate based on the London Interbank Offering Rate plus a fixed percentage. The proceeds were used in refinancing maturing debt consisting of $76 million net due on a Swiss Franc Note that had an effective interest rate of 8.9% and $100 million of 11 5/8% Notes that matured in May 1993, with the remainder used to reduce commercial paper borrowings. The $200 million interim-term borrowing was repaid in December 1993 in connection with the sale of Ebasco assets and Dorsch.

  In February 1993, the Corporation announced a reduction in the quarterly cash dividend on common stock to $.05 per share from $.20 per share, resulting in a change in annual cash requirements of about $40 million.

  In 1992, Enserch Exploration Partners Ltd. (EP) entered into operating lease arrangements to provide financing for its portion of the offshore platforms and related facilities for the Mississippi Canyon Block 441 (37.5% owned) and Garden Banks Block 388 (100% owned) projects. A total of $34 million was required for the Mississippi Canyon Block 441 project, which was completed in early 1993. The lease arrangement to fund the construction costs for the Garden Banks facility is estimated to total $235 million when completed in 1995. (See
Note 6.)

  Total capitalization was $1.6 billion at December 31, 1993, a decrease of $184 million from yearend 1992. The decrease reflects a $226 million reduction in senior long-term debt and a $42 million increase in common shareholders' equity. Common shareholders' equity, as a percentage of total capitalization, increased to 41.7% at December 31, 1993 from 34.8% at the end of 1992. At December 31, 1993, $350 million of shareholders' equity was free of any restrictions for payment of dividends or acquisition of capital stock.

  The current ratio at December 31, 1993 was .72, compared with 1.0 at yearend 1992 and .95 at yearend 1991. The decline in 1993 was partially attributable to the sale of $34 million of Ebasco's working capital and the classification of a $62 million payment relating to the judgment described above as a current liability. This payment was made in January 1994.

  ENSERCH uses the commercial paper market and commercial banking facilities for short-term needs. Commercial paper and other short-term borrowings, net of temporary cash investments, totaled $32 million at December 31, 1993, compared with $121 million at yearend 1992 and $156 million at the end of 1991. Bank lines for either short- or interim-term borrowings totaled $650 million at yearend 1993. Presently, all of these lines are unused.

  In February 1994, the Corporation issued $150 million of 10-year term notes at a coupon rate of 6.375%. The proceeds were used in March to fully redeem the $75 million of Series D Adjustable Rate Preferred Stock at par value and to retire all outstanding sinking fund debentures, which had a combined principal balance of $74 million. The premium for early retirement was $1.4 million. The preferred stock had a minimum dividend rate of 7.5%, equivalent to 11.54% on a tax-adjusted basis. The sinking fund debentures had a weighted average interest rate of 8.5%.

  In March 1994, the Corporation filed a shelf registration statement with the Securities and Exchange Commission for the sale from time to time of up to $450 million in the aggregate of securities, which can be its senior or subordinated debt securities, or its equity securities or the securities of a special purpose subsidiary. Proceeds received from any sale will be used to repay obligations of the Corporation, unless otherwise set forth in a prospectus supplement. The type and terms of any security to be offered will be determined at the time of each offering.

  Even though inflation has abated considerably from the levels of the early 1980s, and was only about 2.5% in 1993, it continues to have some influence on the Corporation's operations. Most notable is that allowances for depreciation and amortization based on the historical cost of fixed assets may be insufficient to cover the replacement of some long-lived fixed assets.

Gas-Purchase Contracts

  Lone Star is a fully integrated intrastate natural-gas utility from wellhead to end use and owns its own gathering, transmission and distribution facilities. Lone Star buys gas under long-term, intrastate contracts in order to assure reliable supply to its customers. To obtain this reliability, Lone Star entered into many gas-purchase contracts that provide for minimum-purchase ("take-or-pay") obligations to gas sellers. In the past, Lone Star was unable to take delivery of all minimum gas volumes tendered by suppliers under these contracts. This situation principally resulted from general economic conditions, the restructuring of regulations in the natural-gas industry, customers having the availability of lower-priced natural gas from competitive sources, certain capacity limitations, Railroad Commission of Texas (RRC) rules regulating takes of gas, and warmer-than-normal winter temperatures that reduced sales demand. During past years, numerous claims have been made by gas suppliers asserting Lone Star's failure to meet its minimum purchase obligations, and other claims such as disputing prices paid for gas purchased under contracts. Lone Star has substantially reduced the potential assertions resulting from such claims through negotiations and contractual and statutory provisions. Producer settlement obligations in Lone Star's contracts have been reduced substantially in recent years. Claims asserted for events during 1992 and anticipated claims for 1993 are negligible.

  Take-or-pay contract provisions generally allow for payments to be recouped by taking gas in future periods without payment in accordance with the terms of the contract. When the gas is taken, the previous advance payment becomes a part of gas cost that is charged to customers. Alternatively, Lone Star, in many cases, has negotiated "nonrecoupable" payments that generally are much less in amount than comparable recoupable payments but provide no rights to recoup gas in future periods. Nonrecoupable settlement payments are included in gas costs recovered through customer billings as described below.

  Obligations to purchase gas in the future are estimated to be as follows (in millions): 1994, $150; 1995, $120; 1996, $95; 1997, $90; 1998, $80; and
thereafter, not more than $70, with the final contracts expiring in 2003. Based on Lone Star's estimated gas demand of about 170 Bcf annually, which assumes normal weather conditions, it is expected that normal gas purchases will substantially satisfy purchase obligations for the year 1994 and thereafter; however, any payments that may be required to be made for obligations not met are recoupable under contract provisions or are recoverable from customers as gas purchase costs. Therefore, a provision for loss is not required.

  Lone Star's regulated rates for residential and commercial customers and its contractual rates for industrial and electric-generation customers include gas costs recorded each month (including out-of-period costs), an allowance for other costs and expenses, and a return on investment. Its residential and commercial distribution rates are set at the cost of service within each city by the local municipal governments. The RRC has appellate jurisdiction over the city distribution rates and original jurisdiction over the rates outside city limits. The RRC regulates the intracompany city gate rate or charge for the transmission service outside city limits that is included as a cost for distribution service to residential and commercial customers within city limits. The RRC provides a gas cost recovery mechanism in the city gate rate that is designed to match gas costs with revenues on a timely basis to prevent margin erosion or excesses by allowing both positive and negative gas cost changes to flow through to the customers. The Texas city gate gas cost recovery mechanism limits the amount of out-of-period gas costs, of which producer settlements are a part, that can be charged to customers in a particular month. The existing recovery mechanism does, however, allow for ultimate recovery of gas costs, including such out-of-period payments. Similarly, contractual provisions provide for recovery of the allocated share of these costs from industrial and electric-generation customers. Therefore, a provision for loss is not required.

  At December 31, 1993, the approximate amount of unsettled gas-purchase contract claims asserted by suppliers, as well as estimated claims that are probable of assertion, was $80 million. Of this total, approximately $70 million relates to a claim filed in 1993 primarily related to asserted obligations for purchases for early through mid-1980s. (See Note 6.) In some cases, the claimed amount includes other asserted damages in addition to the take-or-pay claim. The possibility exists that additional gas-purchase contract claims might be asserted by other claimants. Lone Star expects to resolve the foregoing claims at substantially less than the claimed amounts. Due to the different forms of settlement, as discussed above, the ultimate liability to a supplier, if any, generally cannot be reasonably estimated prior to settlement; however, a liability is recorded in the financial statements for those claims when a settlement is probable and an amount can be reasonably estimated. A provision for loss is not required since settlement payments are recoupable under contracts or recoverable through billings to customers, as previously discussed.

  At December 31, 1993, there was an unrecovered balance of gas-purchase contract settlements of $111 million, down from $173 million at December 31, 1992. The balances include take-or-pay settlements, amounts relating to pricing and amounts related to the settlement of other contractual matters. Of the $111 million, $63 million represented prepayments for gas expected to be recouped under contracts covering future gas purchases. The remaining $48 million represented amounts expected to be recovered from customers under the existing gas cost recovery provisions. Lone Star expects to recoup or recover the remaining balances of gas settlement payments made to date, as well as future payments to be made in settlement of remaining claims. The period of recovery is dependent on the overall demand for gas by Lone Star's customers, which is influenced by weather conditions.

  A summary of transactions related to unrecovered gas settlement payments during the two years ended December 31, 1993, is as follows:

                                                  RECOUPABLE  RECOVERABLE
                                                  PREPAYMENTS SETTLEMENTS TOTAL
                                                  ----------- ----------- -----
                                                          (IN MILLIONS)
   December 31, 1991.............................    $ 97        $111     $208
    Gas-purchase contract settlements............      21          19       40
    Recouped and recovered.......................     (30)        (45)     (75)
                                                     ----        ----     ----
   December 31, 1992.............................      88          85      173
    Gas-purchase contract settlements............       1          10       11
    Recouped and recovered.......................     (24)        (48)     (72)
    Other........................................      (2)          1       (1)
                                                     ----        ----     ----
   December 31, 1993.............................    $ 63        $ 48     $111
                                                     ====        ====     ====

Fourth-Quarter Results

  Earnings applicable to common stock for the fourth quarter of 1993 were $36 million ($.53 per share), compared with a loss of $33 million ($.49 per share) for the fourth quarter of 1992. Fourth quarter income from discontinued operations was $70 million ($1.04 per share), compared with a loss of $16 million ($.25 per share) for the same period a year earlier. Results for the fourth quarter of 1992 also included a $10 million after-tax extraordinary loss from debt extinguishment. There was a loss from continuing operations after provision for preferred dividends for the fourth quarter of 1993 of $34 million ($.51 per share) versus a loss of $6 million ($.08 per share) for the year-ago period. Results for the 1993 and 1992 fourth quarters included all of the unusual items noted for the full year, except for after-tax charges of $10.8 million for the increase in the statutory federal income tax rate, $3.6 million for litigation and $2.0 million for write-offs of non-U.S. gas and oil properties that occurred earlier in 1993. Before unusual items, operating income for the 1993 fourth quarter was $28 million, compared with $52 million for the year-earlier quarter. In addition to the unusual items noted, fourth quarter 1993 operating income was reduced by some $10 million of other year-end provisions. Results for the fourth quarter of 1992 were enhanced by development fees of $15 million from a cogeneration project. Fundamental results were about the same in both quarters.

New Accounting Standards

  SFAS No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions," which mandates the accounting for medical and life insurance and other nonpension benefits provided to retired employees, was adopted by the Corporation effective January 1, 1993. (See Note 8.)

  SFAS No. 112, "Employer's Accounting for Postemployment Benefits," will become effective for the Corporation in 1994. This standard covers the accounting for estimated costs of benefits provided to former or inactive employees before their retirement. The Corporation currently accrues costs of benefits to former or inactive employees by varying methods. The new standard is not expected to have a significant effect on results of operations or financial condition.

            NATURAL GAS TRANSMISSION AND DISTRIBUTION OPERATING DATA

                                       FOR YEAR ENDED DECEMBER 31
                          -----------------------------------------------------------
                            1993        1992     1991        1990     1989     1988
                          --------    -------- --------    -------- -------- --------
Operating Income (in
 millions)..............  $  101.5(a) $  102.0 $  111.5    $  101.7 $  136.4 $  115.2
                          ========    ======== ========    ======== ======== ========
Natural Gas Sales Reve-
 nues by Customer (in
 millions)
 Residential & commer-
  cial..................  $  823.8    $  716.5 $  702.9    $  684.3 $  756.8 $  701.3
 Industrial & electric
  generation............     357.2       350.8    373.8       418.3    444.9    446.8
 Pipeline & other.......     293.7       185.2    124.9       112.9     90.5     59.0
                          --------    -------- --------    -------- -------- --------
 Total gas sales reve-
  nues..................  $1,474.7    $1,252.5 $1,201.6    $1,215.5 $1,292.2 $1,207.1
                          ========    ======== ========    ======== ======== ========
Natural Gas Revenues (in
 millions)
 Lone Star Gas Company
  Sales.................  $  954.2    $  905.1 $  895.7    $  916.9 $1,026.3 $  998.0
 Enserch Gas Company
  Sales (b).............     520.5       347.4    305.9       298.6    265.9    209.1
                          --------    -------- --------    -------- -------- --------
 Total gas sales reve-
  nues..................   1,474.7     1,252.5  1,201.6     1,215.5  1,292.2  1,207.1
 Gas transportation.....      52.2        46.9     48.9        47.0     46.0     45.4
                          --------    -------- --------    -------- -------- --------
 Total natural gas reve-
  nues..................   1,526.9     1,299.4  1,250.5     1,262.5  1,338.2  1,252.5
 Other..................      21.0        18.9     22.8        22.6     22.8     17.7
                          --------    -------- --------    -------- -------- --------
 Total revenues.........  $1,547.9    $1,318.3 $1,273.3    $1,285.1 $1,361.0 $1,270.2
                          ========    ======== ========    ======== ======== ========
Natural Gas Sales Vol-
 umes by Customer (Bcf)
 Residential & commer-
  cial..................     139.3       120.6    128.5       122.6    140.3    132.9
 Industrial & electric
  generation............     138.0       130.3    163.2       164.1    171.5    162.7
 Pipeline & other.......     136.2        99.3     70.9        58.9     47.9     30.3
                          --------    -------- --------    -------- -------- --------
 Total gas sales vol-
  umes..................     413.5       350.2    362.6       345.6    359.7    325.9
                          ========    ======== ========    ======== ======== ========
Natural Gas Volumes
 (Bcf)
 Lone Star Gas Company
  Sales.................     169.5       163.4    178.9       180.9    212.1    207.7
 Enserch Gas Company
  Sales (b).............     244.0(c)    186.8    183.7       164.7    147.6    118.2
                          --------    -------- --------    -------- -------- --------
 Total gas sales vol-
  umes..................     413.5       350.2    362.6       345.6    359.7    325.9
                          ========    ======== ========    ======== ======== ========
 Gas transportation
 For associated.........     139.8       129.5    133.0       118.4    115.3     92.9
 For others
  (nonassociated).......     231.3       177.8    165.9       134.7    135.7    139.9
                          --------    -------- --------    -------- -------- --------
 Total..................     371.1       307.3    298.9       253.1    251.0    232.8
                          ========    ======== ========    ======== ======== ========
 Lone Star System
  throughput............     554.0       482.6    501.6       456.8    495.4    465.8
 Off-system sales (d)...      90.8        45.4     26.9        23.5
                          --------    -------- --------    -------- -------- --------
 Total throughput (e)...     644.8       528.0    528.5       480.3    495.4    465.8
                          ========    ======== ========    ======== ======== ========
Natural Gas Sales Reve-
 nues per Mcf by Cus-
 tomer
 Residential & commer-
  cial..................  $   5.91    $   5.94 $   5.47    $   5.58 $   5.39 $   5.28
 Industrial & electric
  generation............      2.59        2.69     2.29        2.55     2.59     2.75
 Pipeline & other.......      2.16        1.86     1.76        1.92     1.89     1.95
                          --------    -------- --------    -------- -------- --------
 Composite..............  $   3.57    $   3.58 $   3.31    $   3.52 $   3.59 $   3.70
                          ========    ======== ========    ======== ======== ========
Natural Gas Revenues per
 Mcf
 Lone Star Gas Company
  Sales.................  $   5.63    $   5.54 $   5.01    $   5.07 $   4.84 $   4.81
 Enserch Gas Company
  Sales (b).............      2.13        1.86     1.67        1.81     1.80     1.77
Natural Gas Purchase
 Cost per Mcf
 Lone Star Gas..........  $   3.54    $   3.48 $   3.05    $   3.20 $   3.10 $   3.08
 Enserch Gas Company
  (b)...................      2.02        1.73     1.54        1.66     1.67     1.63
Gas Transportation Rate
 per Mcf................  $    .14    $    .15 $    .16    $    .19 $    .18 $    .19
Natural Gas Customers
 (at December 31) (in
 thousands).............     1,265       1,243    1,224(f)    1,249    1,241    1,234
Heating Degree Days.....     2,508       1,980    2,179       2,015    2,632    2,365
 % of normal (2,407)
  (g)...................     104.2        82.3     90.5        83.7    109.3     98.3
Cooling Degree Days.....     2,767       2,415    2,670       2,791    2,563    2,711
 % of normal (2,603)
  (g)...................     106.3        92.8    102.6       107.2     98.5    104.1

- - --------
(a) Includes a $12.0 million pretax charge ($7.8 million after-tax, $.12 per share) for efficiency enhancements and severance expenses accrued for staff reductions.
(b) Prior to 1992, also included Enserch Gas Transmission Company (EGT). The former operations of EGT are now only 50% owned and are not included in statistics after 1991.
(c) Includes 42 Bcf purchased for resale from affiliates.
(d) Includes off-system sales never entering Lone Star's pipeline system.
(e) Total throughput is the sum of gas sales volumes and gas transportation volumes for others. Gas transported by Lone Star for Enserch Gas Company is reported in both sales and associated transportation.
(f) Oklahoma properties sold in 1991 had 36,000 customers.
(g) As determined by the Department of Commerce based on National Weather Service data for the 30 year period 1961-1990.

         NATURAL GAS AND OIL EXPLORATION AND PRODUCTION OPERATING DATA

                             1993       1992       1991   1990   1989    1988
                            ------     ------     ------ ------ ------  ------
                                   FOR YEAR ENDED DECEMBER 31
Operating Income (Loss)
 (in millions)............  $(37.3)(a) $ (6.2)(b) $ 10.9 $ 31.9 $ 43.4  $ 36.1
                            ======     ======     ====== ====== ======  ======
Revenues--After Royalties
 (in millions)
 Natural gas (c)..........  $146.4     $118.6     $123.4 $142.9 $139.2  $147.8
 Oil and condensate.......    36.9       45.1       56.7   68.6   58.0    47.8
 Natural gas liquids......     4.1        6.5        2.0    2.2    1.9     1.8
 Other revenues--net......     2.4        1.3        1.5     .2    3.8     7.3
 Less minority interest in
  EP......................     --         --         --     --   (18.9)  (24.0)
                            ------     ------     ------ ------ ------  ------
 Total revenues...........  $189.8     $171.5     $183.6 $213.9 $184.0  $180.7
                            ======     ======     ====== ====== ======  ======
Sales Volumes
 Natural gas (Bcf) (c)....    70.0       65.2       70.1   76.9   76.3    81.2
 Oil and condensate
  (MMBbl).................     2.1        2.3        2.8    3.1    3.3     3.2
Average Sales Price
 Natural gas (per Mcf)....  $ 2.09     $ 1.82     $ 1.76 $ 1.85 $ 1.81  $ 1.83
 Oil and condensate (per
  Bbl)....................   17.24      19.20      20.31  22.39  17.37   15.12
Net Wells
 Drilled..................      79         19         67     53     18      52
 Productive...............      64          8         52     42     14      35
Proved Reserves (at Decem-
 ber 31)
 Gas (Bcf)................   1,086      1,101      1,168  1,237  1,230   1,150
 Oil and condensate
  (MMBbl) (d).............    39.3       39.2       40.0   32.3   28.1    32.7
Standardized Measure of
 Discounted Future Net
 Cash Flows (in millions).  $  831     $  820     $  812 $  963 $  840  $  731
Data in Equivalent Energy
 Content (per MMBtu) (e)
 Average sales price......  $ 2.16     $ 2.04     $ 2.03 $ 2.17 $ 2.00  $ 1.91
 Average production costs.     .56        .55        .60    .54    .52     .49
 U. S. amortization rate..     .98        .98        .90    .78    .72     .66
- - --------
NOTE: The Corporation held a proportional ownership interest in Enserch
      Exploration Partners, Ltd. (EP) of approximately 87% prior to October
      1989 and in excess of 99% thereafter. Data reflected in the table above include 100% of EP for all periods.
(a) Includes a $41.4 million pretax charge ($26.9 million after-tax, $.40 per share) as a result of an adverse judgment in litigation that required additional payment in a limited partnership exchange offer made in 1989 and a $13.3 million pretax write-off ($8.6 million after-tax, $.13 per share) of non-U.S. gas and oil properties.
(b) Includes a $16.5 million pretax write-off ($10.9 million after-tax, $.17 per share) of an idle pipeline and shallow-water production facility from an abandoned offshore project.
(c) Excludes products purchased for resale. Includes affiliated revenues and volumes.
(d) Reserves include natural gas liquids attributable to leasehold interests.
(e) For the purpose of providing a common unit of measure, natural gas, oil and natural gas liquids are converted to an approximate equivalent unit on the basis of relative energy content: one Mcf of natural gas equals 1.05
    MMBtu, one barrel of oil equals 5.6 MMBtu and one barrel of natural gas liquids equals 4.2 MMBtu.

                 NATURAL GAS LIQUIDS PROCESSING OPERATING DATA

                             1993       1992       1991   1990   1989    1988
                            ------     ------     ------ ------ ------  ------
                                   FOR YEAR ENDED DECEMBER 31
Operating Income (in mil-
 lions)...................  $  5.0     $ 13.1     $ 21.2 $ 24.9 $  4.2  $  5.6
                            ======     ======     ====== ====== ======  ======
Revenues (in millions)
 Natural gas liquids (a)..  $ 73.6     $ 79.0     $ 84.8 $ 91.8 $ 71.6  $ 72.9
 Other....................    12.2        8.0        8.0    7.6    5.0     2.6
                            ------     ------     ------ ------ ------  ------
  Total...................  $ 85.8     $ 87.0     $ 92.8 $ 99.4 $ 76.6  $ 75.5
                            ======     ======     ====== ====== ======  ======
Natural Gas Liquids
 Sales volumes (MMBbl)
  (a).....................     6.0        5.9        6.1    6.4    7.2     7.5
 Average sales price (per
  Bbl)....................  $12.34     $13.35     $13.92 $14.27 $ 9.96  $ 9.73
Proved Reserves of Natural
 Gas
 Liquids Under Contractual
  Processing Rights
  (MMBbl).................    27.2       28.2       28.4   28.7   30.7    36.6

- - --------
(a) Excludes products purchased for resale.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of ENSERCH Corporation:

  We have audited the accompanying consolidated balance sheets of ENSERCH Corporation and subsidiary companies as of December 31, 1993 and 1992, and the related statements of consolidated income, cash flows and common shareholders' equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. We have previously audited the consolidated balance sheets of ENSERCH Corporation and subsidiary companies as of December 31, 1991, 1990, 1989 and 1988 and the related statements of consolidated income, cash flows and common shareholders' equity for the years ended December 31, 1990, 1989, and 1988 (not presented herewith), and have expressed unqualified opinions thereon.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of ENSERCH Corporation and subsidiary companies at December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the information set forth in the accompanying table of selected financial data for the years 1988 through 1993 is fairly stated in all material respects in relation to the consolidated financial statements from which such information has been derived.

DELOITTE & TOUCHE

Dallas, Texas
February 7, 1994

          MANAGEMENT REPORT ON RESPONSIBILITY FOR FINANCIAL REPORTING

  The management of ENSERCH Corporation is responsible for the preparation, presentation and integrity of the financial statements contained in this report. These statements have been prepared in conformity with accounting principles generally accepted in the United States and include amounts that represent management's best estimates and judgments. Management has established practices and procedures designed to support the reliability of the estimates and minimize the possibility of a material misstatement. Management also is responsible for the accuracy of the other information presented in the annual report and for its consistency with the financial statements.

  Management has established and maintains internal accounting controls that provide reasonable assurance as to the integrity and reliability of the financial statements, the protection of assets from unauthorized use or disposition, and the prevention and detection of fraudulent financial reporting. The system of internal control provides for appropriate division of responsibility and is documented by written policies and procedures that are communicated to employees with significant roles in the financial reporting process and updated as necessary. Management continually monitors compliance with the system of internal accounting controls. The Corporation maintains a strong internal audit function that evaluates the adequacy of the system of internal accounting controls. As part of the annual audit of the financial statements, Deloitte & Touche also performs a study and evaluation of the system of internal accounting controls as necessary to determine the nature, timing, and extent of their auditing procedures. The Board of Directors maintains an Audit Committee composed of Directors who are not employees. The Audit Committee meets periodically with management, the independent auditors and the internal auditors to discuss significant accounting, auditing, internal accounting control and financial reporting matters. A procedure exists whereby either the independent or the internal auditors through the independent auditors may request, directly to the Audit Committee, a meeting with the Committee.

  Management has given proper consideration to the independent and internal auditors' recommendations concerning the system of internal accounting controls and has taken corrective action believed appropriate in the circumstances. Management further believes that, as of December 31, 1993, the overall system of internal accounting controls is sufficient to accomplish the objectives discussed herein.


  Management recognizes its responsibility for establishing and maintaining a strong ethical climate so that the Corporation's affairs are conducted according to the highest standards as defined in the Corporation's Statement of Policies. The Statement of Policies is publicized throughout the Corporation and addresses, among other issues, open communication within the Corporation; the disclosure of potential conflicts of interest; compliance with the laws, including those relating to financial disclosure; and the confidentiality of proprietary information.

                                                    /s/ D. W. Biegler
                                          -------------------------------------
                                                      D. W. Biegler
                                                 Chairman and President,
                                                 Chief Executive Officer

                                                    /s/ S. R. Singer
                                          -------------------------------------
                                                      S. R. Singer
                                                 Senior Vice President,
                                           Finance and Corporate Development,
                                                 Chief Financial Officer

                                                   /s/ J. W. Pinkerton
                                          -------------------------------------
                                                     J. W. Pinkerton
                                             Vice President and Controller,
                                                Chief Accounting Officer

February 7, 1994

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

                       STATEMENTS OF CONSOLIDATED INCOME

                                            YEAR ENDED DECEMBER 31
                                   -------------------------------------------
                                       1993           1992           1991
                                   -------------  -------------  -------------
                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues
 Natural gas transmission and
  distribution...................  $   1,547,919  $   1,318,258  $   1,273,282
 Natural gas and oil exploration
  and production.................        189,796        171,544        183,590
 Natural gas liquids processing..         85,785         86,966         92,817
 Power and other.................        217,559        191,277        153,609
 Less intercompany revenues......       (138,934)       (53,484)       (49,156)
                                   -------------  -------------  -------------
  Total..........................      1,902,125      1,714,561      1,654,142
                                   -------------  -------------  -------------
Costs and Expenses
 Gas purchase....................      1,021,107        902,346        849,613
 Operating expenses..............        574,240        478,116        457,771
 Depreciation and amortization...        144,761        142,712        124,838
 Gross receipts and production
  taxes..........................         55,924         52,517         53,444
 Payroll, ad valorem and other
  taxes..........................         33,281         26,662         31,397
                                   -------------  -------------  -------------
  Total..........................      1,829,313      1,602,353      1,517,063
                                   -------------  -------------  -------------
Operating Income.................         72,812        112,208        137,079
Other Income (Expense)--Net (Note
 12).............................            174        (12,452)        14,070
Interest Expense (Note 12).......        (80,226)       (97,050)       (95,627)
                                   -------------  -------------  -------------
Income (Loss) before Income Tax-
 es..............................         (7,240)         2,706         55,522
Income Taxes (Benefit)(Note 9)...          7,472           (808)        17,748
                                   -------------  -------------  -------------
Income (Loss) from Continuing Op-
 erations........................        (14,712)         3,514         37,774
Income (Loss) from Discontinued
 Operations (Note 11)............         73,949        (16,162)       (18,709)
Extraordinary Loss on Extinguish-
 ment of Debt (Note 2)...........            --         (15,358)           --
                                   -------------  -------------  -------------
Net Income (Loss)................         59,237        (28,006)        19,065
Provision for Dividends on Pre-
 ferred Stock....................         12,663         12,952         14,300
                                   -------------  -------------  -------------
Earnings (Loss) Applicable to
 Common Stock....................  $      46,574  $     (40,958) $       4,765
                                   =============  =============  =============
Per Share of Common Stock
 Income (loss) from continuing
  operations after provision for
  dividends on preferred stock...  $        (.41) $        (.14) $         .36
 Discontinued operations.........           1.11           (.25)          (.29)
 Extraordinary loss..............            --            (.23)           --
                                   -------------  -------------  -------------
 Earnings (loss) applicable to
  common stock...................  $         .70  $        (.62) $         .07
                                   =============  =============  =============
 Cash dividends declared.........  $         .20  $         .80  $         .80
                                   =============  =============  =============
Average Common and Dilutive
 Common Equivalent Shares
 Outstanding.....................         66,598         65,695         65,074
                                   =============  =============  =============
Operating Income (Loss) of Major
 Business Segments (Excludes
 general corporate expenses)
 Natural gas transmission and
  distribution...................  $     101,458  $     101,996  $     111,487
 Natural gas and oil exploration
  and production.................        (37,293)        (6,175)        10,910
 Natural gas liquids processing..          5,037         13,092         21,211
 Power and other.................         15,478         20,167          8,953

                See Notes to Consolidated Financial Statements.

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                     YEAR ENDED DECEMBER 31
                                                   ----------------------------
                                                     1993      1992      1991
                                                   --------  --------  --------
                                                         (IN THOUSANDS)
OPERATING ACTIVITIES
 Income (loss) from continuing operations......... $(14,712) $  3,514  $ 37,774
 Adjustments to reconcile income (loss) to net
  cash flows
  Depreciation and amortization...................  144,761   142,712   124,838
  Deferred income tax expense (benefit) (Note 9)..       16    (8,332)   17,020
  Recoveries (payments) of gas purchase contract
   settlements--net, excluding effect of sales of
   associated accounts receivable.................   50,825    25,612    (6,646)
  Other...........................................   24,923    11,906     4,351
                                                   --------  --------  --------
   Net cash flows provided by continuing operating
    activities before changes in current operating
    assets and liabilities........................  205,813   175,412   177,337
 Cash effect of changes in current operating as-
  sets and liabilities
  (Note 12).......................................  (13,984)   35,733     6,826
                                                   --------  --------  --------
   Net Cash Flows from Operating Activities.......  191,829   211,145   184,163
                                                   --------  --------  --------
INVESTING ACTIVITIES
 Property, plant and equipment additions.......... (221,529) (145,122) (221,452)
 Proceeds from disposition of significant assets..    7,825    16,640    52,869
 Property, plant and equipment retirements........    7,386     6,186     7,847
 Other............................................    3,466     3,583    (2,797)
 Discontinued operations
  Operations......................................   22,435   (27,502)   36,596
  Proceeds from sale of assets....................  198,113    41,222       --
  Proceeds from sale of retained accounts receiv-
   able...........................................   99,897       --        --
                                                   --------  --------  --------
   Net Cash Flows from (used for) Investing Activ-
    ities.........................................  117,593  (104,993) (126,937)
                                                   --------  --------  --------
    Net Cash Flows from Operating and Investing
     Activities...................................  309,422   106,152    57,226
                                                   --------  --------  --------
FINANCING ACTIVITIES
 Change in commercial paper and other short-term
  borrowings...................................... (120,912)    1,743    (2,776)
 Issuance of senior long-term debt................  200,000   346,897       --
 Retirement of senior long-term debt.............. (423,523) (239,281)   (3,100)
 Retirement of convertible subordinated deben-
  tures...........................................      --   (115,000)   (9,928)
 Settlement of foreign currency swap..............   23,089       --        --
 Premium paid on extinguishment of debentures.....      --     (7,467)      --
 Other financing activities--net..................   (2,335)   (8,198)   17,586
 Issuance of common stock.........................   10,876    10,376     9,410
 Cash dividends paid..............................  (25,967)  (65,650)  (66,605)
                                                   --------  --------  --------
   Net Cash Flows used for Financing Activities... (338,772)  (76,580)  (55,413)
                                                   --------  --------  --------
Net (Decrease) Increase in Cash and Equivalents...  (29,350)   29,572     1,813
Cash and Equivalents at Beginning of Year.........   48,553    18,981    17,168
                                                   --------  --------  --------
Cash and Equivalents at End of Year............... $ 19,203  $ 48,553  $ 18,981
                                                   ========  ========  ========
Amounts paid (refunded)
 Interest (net of amount capitalized)............. $101,157  $108,881  $115,829
                                                   ========  ========  ========
 Income taxes--net................................ $ 20,443  $  6,087  $ (1,984)
                                                   ========  ========  ========

Information on noncash financing activities is presented in Note
 12.

                See Notes to Consolidated Financial Statements.

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31
                                                          ---------------------
                                                             1993       1992
                                                          ---------- ----------
                                                             (IN THOUSANDS)
ASSETS
Current Assets
 Cash and equivalents (Note 12).......................... $   19,203 $   48,553
 Accounts receivable (Notes 6 & 12)......................    224,947    293,358
 Costs associated with unbilled revenues (Note 12).......     18,517    244,317
 Gas stored underground..................................    109,615    116,404
 Gas purchase settlements recoverable from customers.....     42,800     56,263
 Other...................................................     92,485     88,593
                                                          ---------- ----------
    Total current assets.................................    507,567    847,488
                                                          ---------- ----------
Investments
 Advances and prepayments for gas........................     35,444     61,232
 Affiliates and other (Note 12)..........................     50,764     58,232
                                                          ---------- ----------
    Total investments....................................     86,208    119,464
                                                          ---------- ----------
Property, Plant and Equipment (at cost)
 Natural gas transmission and distribution...............  1,508,531  1,436,247
 Natural gas and oil exploration and production (full-
  cost method)
  (Notes 1 & 13).........................................  1,950,516  1,892,129
 Natural gas liquids processing..........................     69,028     64,343
 Power and other.........................................     39,733     36,783
 General.................................................     26,248     22,778
 Discontinued operations.................................        --      66,053
                                                          ---------- ----------
    Total................................................  3,594,056  3,518,333
 Less accumulated depreciation and amortization..........  1,476,003  1,452,568
                                                          ---------- ----------
    Net property, plant and equipment....................  2,118,053  2,065,765
                                                          ---------- ----------
Other Assets.............................................     48,433    112,963
                                                          ---------- ----------
     Total............................................... $2,760,261 $3,145,680
                                                          ========== ==========
LIABILITIES
Current Liabilities
 Commercial paper and other short-term borrowings (Note
  2)..................................................... $   31,500 $  152,412
 Current maturities of senior long-term debt (Note 3)....     10,600      6,600
 Accounts payable and other accrued liabilities..........    442,395    492,344
 Billings in excess of costs and advances on uncompleted
  contracts..............................................     17,284     69,309
 Accrued interest........................................     34,021     45,686
 Litigation judgment payable (Note 10)...................     62,035        --
 Other...................................................    105,250     78,641
                                                          ---------- ----------
    Total current liabilities............................    703,085    844,992
                                                          ---------- ----------
Senior Long-term Debt (Note 3)...........................    628,227    858,695
                                                          ---------- ----------
Convertible Subordinated Debentures (Note 4).............     90,750     90,750
                                                          ---------- ----------
Other Liabilities
 Deferred income taxes (Note 9)..........................    321,364    332,568
 Assignment of future gas purchase credits (Note 12).....     12,163     35,900
 Accrued unfunded pension costs (Note 7).................     43,027     47,381
 Other...................................................    139,927    155,756
                                                          ---------- ----------
    Total other liabilities..............................    516,481    571,605
                                                          ---------- ----------
Commitments and Contingent Liabilities (Note 6)
Shareholders' Equity (Note 5)
 Adjustable rate preferred stock.........................    175,000    175,000
 Common shareholders' equity.............................    646,718    604,638
                                                          ---------- ----------
    Shareholders' equity.................................    821,718    779,638
                                                          ---------- ----------
     Total............................................... $2,760,261 $3,145,680
                                                          ========== ==========

                See Notes to Consolidated Financial Statements.

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

             STATEMENTS OF CONSOLIDATED COMMON SHAREHOLDERS' EQUITY

                                                    YEAR ENDED DECEMBER 31
                                                  ----------------------------
                                                    1993      1992      1991
                                                  --------  --------  --------
                                                        (IN THOUSANDS)
Common Stock--$4.45 par value, authorized 100
 million shares
 (Note 5)
 Balance at beginning of year.................... $293,849  $290,593  $288,201
  Issued for stock plans (622; 732; and 538
   shares).......................................    2,770     3,256     2,392
                                                  --------  --------  --------
 Balance at end of year (Outstanding shares:
  66,656; 66,034; and 65,302)....................  296,619   293,849   290,593
                                                  --------  --------  --------
Paid in Capital
 Balance at beginning of year....................  353,789   395,105   392,736
  Excess of proceeds over par value of common
   stock issued for stock plans..................    8,106     7,120     7,018
  Dividends declared in excess of retained earn-
   ings..........................................  (22,780)  (48,436)   (4,758)
  Other..........................................      --        --        109
                                                  --------  --------  --------
 Balance at end of year..........................  339,115   353,789   395,105
                                                  --------  --------  --------
Retained Earnings (Deficit)
 Balance at beginning of year....................  (45,092)      --     42,388
  Net income (loss)..............................   59,237   (28,006)   19,065
  Dividends declared (Note 5)....................  (25,939)  (65,521)  (66,211)
  Transfer of dividends declared in excess of
   retained earnings to paid in capital..........   22,780    48,436     4,758
  Other..........................................       (2)       (1)      --
                                                  --------  --------  --------
 Balance at end of year..........................   10,984   (45,092)
                                                  --------  --------  --------
Foreign Currency Translation Adjustment
 Balance at beginning of year....................    2,092       576       558
  Change during the year.........................   (1,471)   (1,104)      676
  Deferred income tax effects....................      --       (590)     (658)
  Recognized upon sale of related entities, net
   of deferred income tax effects (Note 11)......     (621)    3,210       --
                                                  --------  --------  --------
 Balance at end of year..........................      --      2,092       576
                                                  --------  --------  --------
Common Shareholders' Equity...................... $646,718  $604,638  $686,274
                                                  ========  ========  ========

                See Notes to Consolidated Financial Statements.

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  All dollar amounts, except per share amounts, in the notes to the consolidated financial statements are stated in thousands unless otherwise indicated.

  BASIS OF FINANCIAL STATEMENTS--The consolidated financial statements include all subsidiaries during the period of ownership and control. The equity method of accounting is used for investments in affiliates in which ENSERCH Corporation (ENSERCH or the Corporation) does not have voting control.

  Lone Star Gas Company (Lone Star), the gas utility division of ENSERCH Corporation and principal company in the natural gas transmission and distribution business operations, is subject to the accounting requirements prescribed by the National Association of Regulatory Utility Commissioners. Lone Star's rates are established by the Railroad Commission of Texas and by municipal governments.

  The statements of consolidated income and cash flows previously reported for 1992 and 1991 have been restated to reflect the engineering and construction segment as a discontinued operation. Current year reported results reflect the realignment of the segments of business for financial reporting purposes. All prior year amounts have been reclassified to reflect the new alignments.

  REVENUE RECOGNITION--Lone Star records revenues on the basis of cycle meter readings throughout the month and accrues revenues for gas delivered but not billed to customers from the meter reading dates to the end of the month.

  The environmental business of the Corporation follows the generally accepted accounting practice of reporting revenues and income from long-term contracts on the percentage of completion basis using estimates of total contract revenue and costs at completion. These estimates are updated throughout the terms of the contracts and adjustments are made as appropriate. All known or anticipated losses on these contracts are charged to earnings when identified.

  GAS AND OIL PROPERTIES--The full-cost method, as prescribed by the Securities and Exchange Commission (SEC), is used whereby the costs of proved and unproved gas and oil properties, together with successful and unsuccessful exploration and development costs, are capitalized by cost centers on a country-by-country basis. The carrying value for each cost center is limited to the present value of estimated future net revenues of proved reserves, the cost of excluded properties and the lower of cost or market value of unproved properties being amortized. Dry-hole costs resulting from exploration activities are classified as evaluated costs and are included in the amortization base. Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization base until the related properties are evaluated. Such unproved properties are assessed periodically and a provision for impairment is made to the full-cost amortization base when appropriate. Sales of gas and oil properties are credited to capitalized costs unless the sale would have a significant impact on the amortization rate.

  GAS PURCHASE CONTRACTS--The Corporation has made accruals for payments to producers that may be required for settlement of gas purchase contract claims asserted or that are probable of assertion. Lone Star's rates billed to customers provide for the recovery of the actual cost of gas (including out-of-period costs such as gas purchase contract settlement costs). The Corporation continually evaluates its position relative to asserted and unasserted take-or-pay claims, above-market prices or future commitments. Based on this evaluation and its experience to date, management believes that the Corporation has not incurred losses for which reserves should be provided at December 31, 1993.

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

  DEPRECIATION AND AMORTIZATION--Depreciation is provided principally by the straight-line method over the estimated service lives of the related assets. Amortization of evaluated gas and oil properties is computed on the unit-of-production method by cost center using estimated proved gas and oil reserves quantified on the basis of their equivalent energy content.

  Lone Star's plants are depreciated over approximately 40 years; amortization of gas and oil properties was approximately 6.0% in 1993 and 5.7% in both 1992 and 1991.

  EARNINGS PER SHARE OF COMMON STOCK--Earnings per share applicable to common stock are based on the weighted average number of common shares, including common equivalent shares when dilutive, outstanding during the year. Common equivalent shares consist of those shares issuable upon the assumed conversion of the 10% Convertible Subordinated Debentures during the periods in which they were outstanding (which were not dilutive in 1992 and 1991) and exercise of stock options under the treasury stock method. The 6 3/8% Convertible Subordinated Debentures were not common stock equivalents. Fully diluted earnings per share are not presented since the assumed exercise of stock options and conversion of debentures would not be dilutive.

  GAS STORED UNDERGROUND--Gas stored underground is valued at average cost. The volume of gas that is available for sale within 24 months is classified as a current asset. The remainder is included in property, plant and equipment.

  FAIR VALUE OF FINANCIAL INSTRUMENTS--The Corporation has estimated the fair values of its financial instruments using available market information and other valuation methodologies in accordance with SFAS No. 107, "Disclosures About Fair Value of Financial Instruments". Accordingly, the estimates presented are not necessarily indicative of the amounts that the Corporation could realize in a current market exchange. Determinations of fair value are based on subjective data and significant judgment relating to timing of payments and collections and the amounts to be realized. Different market assumptions and/or estimation methodologies might have a material effect on the estimated fair value amounts.

  The estimated fair value amounts for specific groups of financial instruments are presented within the footnotes applicable to such items. When available, values were based on market quotes from a securities exchange or a broker-dealer. When such quotes were not available, fair value estimates were made using a discounted cash flow approach based on the interest rates currently available for debt with similar terms and maturities.

  The fair value of financial instruments for which estimated fair value amounts have not been specifically presented is estimated to approximate the related book value.

2. LINES OF CREDIT AND BORROWINGS

  The Corporation maintains domestic and foreign lines of credit that provide for short- and interim-term (13-month) borrowings and also support commercial paper borrowings in the U.S. and Europe. Foreign lines provide for borrowings in either U.S. dollars or in local foreign currencies, with maturities of not more than 13 months. At December 31, 1993, the aggregate lines of credit were:

     Domestic bank loan lines......................................... $400,000
     Foreign bank loan lines..........................................  250,000
                                                                       --------
       Total.......................................................... $650,000
                                                                       ========

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

  The domestic lines are subject to renegotiation annually by May 1 and the foreign lines by November 1. All lines are on a fee basis and do not require compensating balances or restrictions on the use of cash. All lines provide for borrowing at the prime rate or at rates related to the London Interbank Offering Rate (LIBOR), the banks' certificate of deposit rate, or a money market based rate.

  As of December 31, 1993, $15 million was used to support a letter of credit issued in connection with the appeal of a lawsuit. This letter of credit was canceled in January 1994, following satisfaction of amounts awarded under the lawsuit.

  The Corporation has an interest-rate swap agreement, expiring in 1995, whereby the Corporation pays interest at the rate of 12.26% per annum on a notional amount of $100 million and receives interest at a floating rate based on LIBOR. Through November 1992, the notional amount of the swap was matched to variable interest-rate debt, including commercial paper, and was accounted for as an interest-rate hedge. In December 1992, the Corporation repaid all variable rate debt, and the swap arrangement could no longer be accounted for as an interest-rate hedge. A charge of $10.4 million (net of income-tax benefit of $5.4 million) was recorded for the estimated cost to terminate the hedge. (See Notes 3 and 4 for other debt extinguishments.)

3. SENIOR LONG-TERM DEBT

  Senior long-term debt as of December 31 is summarized below:

                                                               1993      1992
                                                             --------  --------
     5% Swiss franc note (SF144 million) due 1993........... $    --   $102,411
     11 5/8% Notes due 1993.................................      --    100,000
     8.7% Note due 1994.....................................   29,316    29,316
     9.11% Average rate note due 1994.......................  100,000   100,000
     8% Notes due 1997......................................  100,000   100,000
     7% Notes due 1999......................................  150,000   150,000
     9.06% Note due 1993 through 1999.......................   86,800    93,400
     8 7/8% Notes due 2001..................................  100,000   100,000
     Sinking fund debentures:
       7 1/2% Due 1996......................................    7,500     9,750
       7.65% Due 1998.......................................    8,949    12,325
       8.95% Due 1999.......................................   18,125    21,875
       8 3/4% Due 2001......................................   19,966    23,716
       8 1/2% Due 2002......................................   19,177    23,677
     Other..................................................   (1,006)   (1,175)
                                                             --------  --------
         Total..............................................  638,827   865,295
     Less current maturities................................   10,600*    6,600
                                                             --------  --------
         Noncurrent......................................... $628,227  $858,695
                                                             ========  ========

- - --------
* Excludes $129,316 due in 1994 and $73,717 called for early redemption in 1994, all of which will be refinanced on a long-term basis.

  In February 1994, the Corporation issued $150 million of 6 3/8% Notes due 2004 in a public offering. Part of the net proceeds of this issue will be used in March 1994 for early redemption, including call premiums of $1.4 million, of all the $73.7 million principal amount of the sinking fund debentures outstanding at

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

December 31, 1993. The remainder of the net proceeds will be used to redeem in March 1994, all of the $75 million Adjustable Rate Preferred Stock, Series D. (See Note 5).

  In June 1993, the Corporation borrowed $200 million under its interim-term (13-month) bank lines, with the interest rate based on LIBOR plus a fixed percentage. The proceeds were used in refinancing maturing debt consisting of $76 million net due on a Swiss Franc Note that had an effective interest rate of 8.9% and $100 million of 11 5/8% Notes that matured in May 1993, with the remainder used to reduce commercial paper borrowings. The $200 million interim-term borrowing was repaid in December 1993 in connection with the sale of Ebasco assets and Dorsch.

  In March 1992, the Corporation issued $100 million of 8% Notes due 1997 and $100 million of 8 7/8% Notes due 2001 and in August 1992, issued $150 million of 7% Notes due 1999, all in public offerings. The net proceeds were used for early redemption of higher interest-rate debt and convertible subordinated debentures (see Note 4). The Corporation recognized an extraordinary loss of $2.4 million (net of income taxes of $1.2 million) representing the call premiums, unamortized costs and other expenses associated with the early extinguishment.

  The Corporation has a borrowing of $100 million from a foreign bank under a variable interest-rate note agreement due November 11, 1994, which provides for interest at a rate based on LIBOR plus a fixed percentage. The Corporation entered into a separate $100 million interest-rate swap that fixes interest payments at an average rate of 9.11% per annum.

  The 9.06% Note provides for varying increasing levels of semi-annual principal payments, including an aggregate of $10.6 million for 1994, with the last payment due December 28, 1999.

  Excluding the sinking fund debentures that have been called for redemption in March 1994, maturities of senior long-term debt for the following five years are: 1994, $139.9 million; 1995, $10.6 million; 1996, $13.4 million; 1997,
$117.4 million; and 1998, $17.4 million. The 1994 amount includes $100 million for the 9.11% Note and $29.3 million for the 8.7% Note which will be refinanced on a long-term basis. The Corporation is not required to maintain compensating balances for any of its senior long-term debt.

  The estimated fair value of the Corporation's senior long-term debt, including related interest-rate swaps, was $669 million at December 31, 1993, and $888 million at December 31, 1992. Such amounts do not include prepayment penalties which would be incurred upon the early extinguishment of certain debt issues.

4. CONVERTIBLE SUBORDINATED DEBENTURES

  As of December 31, 1993 and 1992, $90,750 of 6 3/8%Convertible Subordinated Debentures Due 2002 were outstanding and convertible into shares of the Corporation's common stock at $26.88 per share (equal to 37.20 shares per $1 thousand principal amount). The Corporation, at its option, may redeem the 6 3/8% Debentures at 103.82% of the principal amount, plus accrued interest, through March 31, 1994, and at declining premiums thereafter. The estimated fair value of the Corporation's convertible subordinated debentures was $92 million and $83 million at December 31, 1993 and 1992, respectively.

  An extraordinary loss of $2.5 million (net of income-tax benefit of $1.3 million) was recorded for the call premiums and other expenses associated with the early extinguishment of the 10% Debentures in 1992.

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

5. SHAREHOLDERS' EQUITY

  As of December 31, 1993, 8,368,968 shares of unissued common stock were reserved for issuance for stock plans and conversion of convertible subordinated debentures. The Corporation is authorized to issue up to 2,000,000 shares of preferred stock and 2,000,000 shares of voting preference stock.

  ADJUSTABLE RATE PREFERRED STOCK--Information concerning issued and outstanding shares of adjustable rate preferred stock at December 31, 1993 and 1992, is summarized below:

                                                   STATED
                                                    VALUE     SHARES
                                                  PER SHARE OUTSTANDING  AMOUNT
                                                  --------- ----------- --------
   Series D......................................  $   50    1,500,000  $ 75,000
   Series E......................................  $1,000      100,000   100,000
                                                             ---------  --------
     Total.......................................            1,600,000  $175,000
                                                             =========  ========

  The Corporation has called for redemption at par in March 1994, all outstanding shares of the Series D preferred stock at $50 per share, plus accrued dividends. The Series E stock is deposited with a bank under a depositary agreement and is represented by 1,000,000 Depositary Shares. The Series E preferred stock is redeemable at the option of the Corporation at $103.00 per depositary share through April 30, 1994, thereafter at $100 per depositary share. Holders of the preferred stock are entitled to its stated value upon involuntary liquidation.

  Dividend rates are determined quarterly, in advance, based on the "Applicable Rate" (such rate being the highest of the three-month U.S. Treasury bill rate, the U.S. Treasury ten-year constant maturity rate and the U.S. Treasury twenty-year constant maturity rate, as defined), as set forth below:

                                           PER ANNUM RATE (ADJUSTED QUARTERLY)
                                           ------------------------------------
                                               SERIES D           SERIES E
                                           -----------------  -----------------
   Dividend rate..........................       0.10% below        1.20% below
                                             Applicable Rate    Applicable Rate
   Minimum rate...........................              7.50%              7.00%
   Maximum rate...........................             15.50%             13.00%

  Shareholder Rights Plan--The outstanding shares of common stock include one voting preference stock contingent purchase right. The rights are exercisable only if a person or group acquires beneficial ownership of 20% or more, or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 30% or more of the Corporation's common stock. Under those conditions, each right could be exercised to purchase one two-hundredth share of a new series of voting preference stock at an exercise price of $60.

  If any person becomes the beneficial owner of 30% or more of the Corporation's common stock, or if a 20%-or-more shareholder engages in certain self-dealing transactions, or if in a merger transaction with the Corporation in which the Corporation is the surviving corporation and its common stock is not changed or converted, then each right not owned by such person or related parties will entitle its holder to purchase, at the right's then-current exercise price, shares of the Corporation's common stock (or, in certain circumstances as determined by the Board of Directors, other consideration) having a value of twice the right's exercise price. In addition, if the Corporation is involved in a merger or other business combination transaction with another person in which its common stock is changed or converted, or sells 50% or more of its assets or

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES earning power to another person, each right will entitle its holder to purchase, at the right's then-current exercise price, common stock of such other person having a value of twice the right's exercise price.

  The rights, which have no voting privileges, expire on May 5, 1996. The Corporation will generally be entitled to redeem the rights at $.05 per right at any time until the 15th day following public announcement that a 20% position has been acquired.

  MANAGEMENT INCENTIVE PROGRAM--As of December 31, 1993, the Corporation's Management Incentive Program consisted of two separate plans, the Unit Plan and the Non-Qualified Performance--Stock Option Plan. Key employees participating in the Unit Plan and Stock Option Plan totaled 62 and 8, respectively.

  Under the Unit Plan, a maximum of 900,000 units outstanding at one time could be awarded from time to time to key employees by the Board of Directors. Benefits are payable in cash. At December 31, 1993 and 1992, 316,500 and 347,750 units, respectively, were outstanding. The Unit Plan was terminated by the Board of Directors in February 1994.

  UNDER THE NON-QUALIFIED PERFORMANCE--Stock Option Plan, options were granted to key employees to purchase shares of common stock at an exercise option price equal to par value ($4.45). Outstanding options at December 31, 1993, covered 13,277 shares.

  1981 STOCK OPTION PLAN--Incentive Stock Options and Non-Qualified Stock Options were granted to key employees to purchase shares of the Corporation's common stock at an option price of not less than the fair market value of the common stock on the date of grant. This plan terminated on September 17, 1991, and no additional grants of stock options will be made. Options exercised in 1993 were at prices ranging from $16.375 to $21.00 per share. No options were exercised in 1992 and options exercised in 1991 were at a price of $17.00 per share. Option prices of grants outstanding at December 31, 1993, ranged from $16.375 to $25.625 per share. As of December 31, 1993, options to purchase 1,307,568 shares were outstanding under such plan. The number of key employees participating in the plan was 108 as of December 31, 1993.

  1991 STOCK OPTION PLAN--Non-Qualified Stock Options may be granted to key employees for the purchase of not more than 2,000,000 shares of the Corporation's common stock at an option price of not less than the fair market value of the common stock on the date of grant. In February 1994, the Board of Directors amended the 1991 Stock Option Plan, subject to shareholder approval, to include provisions for Restricted Stock. A total of 88,500 shares of performance-based Restricted Stock have been authorized for issuance to certain executive officers, subject to shareholder approval of the plan amendments. Performance criteria for lifting the restrictions is related to three-year total shareholder return compared to the weighted average of a peer group of companies. Options exercised in 1993 were at prices ranging from $12.50 to $19.00 per share. No options were exercised in 1992 or 1991. Option prices of grants outstanding at December 31, 1993, ranged from $12.50 to $19.00 per share. As of December 31, 1993, options to purchase 1,068,125 shares had been granted and were outstanding under such plan. The number of key employees participating in the plan was 122 as of December 31, 1993.

  A summary of all stock option transactions follows:

                                                  1993       1992       1991
                                                ---------  ---------  ---------
   Outstanding at beginning of year............ 2,327,410  2,019,069  1,532,405
   Granted.....................................   257,000    342,600    580,000
   Expired.....................................   (80,170)   (34,259)   (90,336)
   Exercised...................................  (115,270)       --      (3,000)
                                                ---------  ---------  ---------
   Outstanding at end of year.................. 2,388,970  2,327,410  2,019,069
                                                =========  =========  =========
   Exercisable at end of year.................. 1,737,127  1,294,973  1,030,364
                                                =========  =========  =========

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

  DIVIDENDS--Restrictions on the payment of dividends on common stock (other than stock dividends) or acquisitions of the Corporation's capital stock are contained in the Corporation's several trust indentures and other agreements relating to senior long-term debt and in the Restated Articles of Incorporation of the Corporation. At December 31, 1993, the amount of dividends on common stock that could be paid under the most restrictive of these agreements exceeded the combined total of the retained earnings and paid in capital of the Corporation which was $350,099 and represented the effective limitation on common stock dividends. Following the redemption of all of the outstanding sinking fund debentures and the Adjustable Rate Preferred Stock, Series D, all of which have been called for redemption in March 1994, $342,139 of the Corporation's common shareholders' equity as of December 31, 1993, would have been free of such restrictions.

  Dividends declared are summarized below:

                                                          1993    1992    1991
                                                         ------- ------- -------
   Adjustable Rate Preferred Stock:
     Series D ($3.7688, $3.9313 and $4.3625 per share).
      .................................................  $ 5,653 $ 5,897 $ 6,544
     Series E ($7.000, $7.0125 and $7.625 per deposi-
      tary share)......................................    7,000   7,013   7,625
   Common Stock ($.20, $.80 and $.80 per share)........   13,286  52,611  52,042
                                                         ------- ------- -------
     Total.............................................  $25,939 $65,521 $66,211
                                                         ======= ======= =======

6. COMMITMENTS AND CONTINGENT LIABILITIES

  LEGAL PROCEEDINGS--On June 25, 1993, a lawsuit was filed against the utility division of the Corporation in the 4th Judicial District Court of Rusk County, Texas. The plaintiff claims that the utility division failed to make certain production and minimum purchase payments under a gas-purchase contract. The plaintiff contends that it was fraudulently induced to enter into a gas-purchase contract which the utility division never intended to perform; that the plaintiff was fraudulently induced and coerced into releasing the utility division from its obligation to make minimum purchase payments; and that the contract was breached. The plaintiff seeks actual damages in excess of $100 million in addition to punitive damages equal to the savings produced from a gas price reduction program implemented by the utility in 1982 or equal to the value of gas supply in excess of its needs which were added pursuant to a program established in 1978 to increase gas supply.

  A lawsuit was filed on February 24, 1987, in the 112th Judicial District of Sutton County, Texas, against subsidiaries and affiliates of the Corporation as well as its utility division. The plaintiffs have claimed that defendants failed to make certain production and minimum purchase payments under a gas-purchase contract. In this connection, the plaintiffs have alleged a conspiracy to violate purchase obligations, improper accounting of amounts due, fraud, misrepresentation, duress, failure to properly market gas and failure to act in good faith. In this case, plaintiffs seek actual damages in excess of $5 million and punitive damages in an amount equal to 0.5% of the consolidated gross revenues of the Corporation for the years 1982-1986 (approximately $85 million), interest, costs and attorneys' fees.

  Management of the Corporation believes that the named defendants have meritorious defenses to the claims made in these and other actions. In the opinion of management, the Corporation will incur no liability from these and all other pending claims and suits that would be considered material for financial reporting purposes.

  LONG-TERM CONTRACTS--The Corporation's environmental business enters into contracts which have provisions for significant financial penalties should certain terms of performance not be achieved. Such contract provisions have not and are not expected to have a material effect on the Corporation's operations.

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

  GAS-PURCHASE CONTRACTS--See "Financial Review--Gas-Purchase Contracts" for a discussion of commitments and contingencies relating to gas-purchase contracts.

  ENVIRONMENTAL MATTERS--The Corporation is subject to federal, state, and local environmental laws and regulations. These laws and regulations, which are constantly changing, regulate the discharge of materials into the environment. Environmental expenditures are expensed or capitalized depending on their future economic benefit. The level of future expenditures for environmental matters, including costs of obtaining operating permits, enhanced equipment monitoring and modifications under the Clean Air Act and cleanup obligations, cannot be fully ascertained at this time. However, it is management's opinion that such costs, when finally determined, will not have a material adverse effect on the consolidated financial position of the Corporation.

  LEASE COMMITMENTS--In May 1992, EP entered into an operating lease arrangement to provide financing for its portion of the offshore platform and related facilities for the 37 1/2% owned Mississippi Canyon Block 441 project. A total of $34 million was required for the Mississippi Canyon project, which was completed in early 1993. EP leased the facilities for an initial period through May 20, 1994, with an option to renew the lease, with the consent of the lessor, for up to 10 successive six-month periods. The lease has been renewed through November 20, 1994 and the Corporation expects to renew the lease for all renewal periods. EP has the option to purchase the facilities throughout the lease periods and as of December 31, 1993, has guaranteed an estimated residual value for the facilities of approximately $27 million should the lease not be renewed. Expenses incurred under the lease in 1993 were $2.1 million. The estimated future minimum net rentals for the Mississippi Canyon operating lease is $6.3 million for 1994.

  In September 1992, EP entered into an operating lease arrangement to provide financing for the offshore platform and related facilities of its 100% owned Garden Banks Block 388 project. The lessor will fund the construction cost of the facilities quarterly, up to a maximum of $235 million. As of December 31, 1993, a total of $60 million had been advanced to EP under the lease as agent for the lessor, $31 million of which was unexpended and reflected as a current liability. EP will lease the facilities for an initial period through March 31, 1997, with the option to renew the lease, with the consent of the lessor, for up to three successive two-year periods. EP, as agent for the lessors, will acquire, construct and operate the units of leased property and has guaranteed completion of construction of the facilities. EP has the option to purchase the facilities throughout the lease periods and has guaranteed an estimated residual value for the facilities of approximately $188 million, assuming the full lease amounts are advanced and expended, should the lease not be renewed. The estimated future minimum net rentals for the Garden Banks operating lease are as follows: $4.8 million for 1994; $9.1 million for 1995; $9.1 million for 1996; and $2.3 million for 1997. Lease payments are being deferred during the construction period and will be amortized when production begins.

  In addition, the Corporation had a number of other noncancelable long-term operating leases at December 31, 1993, principally for office space and machinery and equipment. Future minimum net rentals under these noncancelable long-term operating leases aggregate $9.7 million for 1994; $8.9 million for 1995; $6.6 million for 1996; $6.5 million for 1997; $4.7 million for 1998; and $51.9 million thereafter. Future minimum rental income to be received for subleased office space is $9.3 million over the next five years. Rental expenses incurred under operating leases aggregated $14.3 million in 1993; $19.4 million in 1992; and $20.3 million in 1991. Rental income received for subleased office space was $3.4 million in 1993; $4.7 million in 1992; and $4.7 million in 1991.

  SALES OF RECEIVABLES--The Corporation has an agreement, which has been extended to 1996, with a commercial bank for the limited recourse sale of up to $100 million of Lone Star's receivables. Additional receivables are continually sold to replace those collected. The agreement the Corporation had for the limited

                 ENSERCH CORPORATION AND SUBSIDIARY COMPANIES recourse sale of up to $75 million of Ebasco accounts receivable was assumed by the purchaser as part of the sale of Ebasco. In December 1993, the Corporation entered into an agreement with a bank for the limited recourse sale of $100 million of receivables retained from the sale of Ebasco. This program is self-liquidating as new receivables will not be sold to replace those collected. As of December 31, 1993 and 1992, the uncollected balances of receivables sold under all existing agreements were $200 million and $175 million, respectively.

  CONTINGENT SUPPORT AGREEMENT--In connection with the sale of its oil field services segment to Pool Energy Services Co. (PESC) in 1990, ENSERCH entered into a Contingent Support Agreement (Agreement) by which ENSERCH is providing PESC with limited financial support. PESC is obligated to repay ENSERCH for any amounts paid out under guarantees and contingent obligations, together with interest accrued thereon.

  Support provided under the Agreement at January 1, 1994, consists of (i) the guarantee supporting the financing of PESC's Saudi Arabian affiliate, Pool Arabia, Ltd., totaling $3.1 million until July 31, 1996, and (ii) the $31 million guarantee outstanding in connection with a facility lease that is reduced periodically until fully released in March 2003. The stock of Pool International, Inc. has been pledged to ENSERCH as collateral for the Agreement. ENSERCH's lien on this collateral will remain so long as the guarantee of the Pool Arabia loan is outstanding.

  GUARANTEES--In addition to guarantees mentioned above, the Corporation and/or its subsidiaries are the guarantor on various commitments and obligations of others aggregating some $60 million at December 31, 1993. The Corporation is exposed to loss in the event of nonperformance by other parties. However, the Corporation does not anticipate nonperformance by the counterparties.

  FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK--The transmission and distribution operations have trade receivables from a few large industrial customers in the north central area of Texas arising from the sale of natural gas. The environmental operations have several large receivables from projects that are subject to governmental funding approvals.

  A change in economic conditions in a particular region or industry or change in local taxing authority may affect the ability of customers to meet their contractual obligations. The Corporation believes that its provision for possible losses on uncollectible accounts receivable of continuing operations is adequate for its credit loss exposure. At December 31, 1993 and 1992, the allowance for possible losses deducted from accounts receivable on the balance sheet was $4,105 and $6,590, respectively.

7. RETIREMENT PLANS

  The Corporation has retirement plans covering substantially all its employees and employees of its subsidiaries. Upon the sale of the principal operating assets of Ebasco in 1993, the Corporation retained the obligations related to the Ebasco pension plan, including the obligation for benefits due Ebasco employees hired by the purchaser to date of sale and Ebasco employees terminated as a result of the sale. The employees hired by the purchaser are considered fully vested with full rights in the plan but frozen benefits. The terminated employees are due the benefits for which they were eligible at the date of their termination. Since no further benefits will accrue to these two groups of former Ebasco employees, the Corporation recognized a plan curtailment gain in 1993 of $6.9 million, which was included as a part of the gain on the sale. The following table sets forth the funded status of all plans as of September 30, 1993 (adjusted to reflect the effects of the sale of Ebasco) and 1992, and the amounts recognized in the consolidated balance sheet at December 31:

                 ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

                                                                1993    1992
                                                               ------  ------
                                                               (IN MILLIONS)
     Actuarial present value of accumulated benefit obliga-
      tions:
      Vested.................................................. $268.5  $188.3
      Nonvested...............................................    8.8    14.9
                                                               ------  ------
      Total................................................... $277.3  $203.2
                                                               ======  ======
     Plan assets at fair value................................ $243.2  $220.1
     Projected benefit obligations............................  311.7   235.2
                                                               ------  ------
      Underfunded status...................................... $(68.5) $(15.1)
                                                               ======  ======
     Consisting of:
      Unrecognized amounts:
       Net asset at transition................................ $  9.7  $ 11.0
       Prior service cost.....................................   (1.7)   (5.5)
       Net actuarial gain (loss)..............................  (26.3)   35.5
      Recognized amounts--Accrued pension cost as of December
       31:
       Current................................................   (7.2)   (8.8)
       Noncurrent.............................................  (43.0)  (47.3)
                                                               ------  ------
       Total.................................................. $(68.5) $(15.1)
                                                               ======  ======

  The accumulated benefit obligations represent the actuarial present value of benefits based on employees' history of service and compensation up to the measurement dates (September 30, 1993 and 1992). The projected benefit obligations include additional assumptions about future compensation levels. The accumulated benefit obligations and the projected benefit obligations for 1993 and 1992 were determined using an assumed discount rate of 7.25% and 8.5%, respectively, and an assumed rate of compensation increase of 4% for both 1993 and 1992. The assumed long-term rate of return on plan assets was 9.5% for 1993 and 10% for 1992. The benefit obligations fluctuate with the assumed discount rate. When the rate declines, as it did in 1993 from the broad reduction in interest rates, the actuarial present value of benefit obligations increases. Some $68 million of the increase in the benefit obligations was primarily due to the reduction in the assumed discount rate in 1993 and is reflected in the unrecognized net actuarial gain (loss).

  The Corporation and its subsidiaries make annual contributions to the plans in such amounts as are necessary, on an actuarial basis, to satisfy minimum funding requirements of ERISA. Accrued pension cost represents the amount of pension cost recognized in excess of contributions paid.

  Benefits vary by plan and generally are determined by the participant's years of credited service and average compensation during the highest five years prior to retirement or during each participant's career. Plan assets consist primarily of preferred and common stocks, corporate bonds and U.S. government securities.

  The components of pension cost were as follows:

                                                          1993    1992    1991
                                                         ------  ------  ------
                                                            (IN MILLIONS)
   Service cost (benefits earned)....................... $ 12.5  $ 13.3  $ 11.1
   Interest cost on projected benefits..................   19.5    18.4    16.8
   Return on plan assets:
    Actual..............................................  (28.0)  (22.7)  (39.0)
    Portion deferred....................................    6.2     3.3    22.5
   Other amortization--net..............................   (2.3)   (2.3)   (1.5)
                                                         ------  ------  ------
     Pension expense.................................... $  7.9  $ 10.0  $  9.9
                                                         ======  ======  ======

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

8. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

  SFAS No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions," became effective in January 1993 and mandates the accounting for medical and life insurance and other nonpension benefits provided to retired employees. The new standard requires accrual of these benefits over the working life of the employee, similar in manner to the requirement for pension benefits, rather than charging to expense on a cash basis.

  The Corporation and its subsidiaries provide varying postretirement medical benefits to its retirees and employees based on their hiring date, years of service and retirement date. Except for Ebasco employees, retirees and their dependents who retired on or before December 31, 1990, and employees age 62 or older on that date who subsequently retire, are entitled to full medical coverage. Employees hired before July 1, 1989 who retire with a minimum of five years of service are provided with an annual subsidy, based on years of service, with which to purchase medical coverage. Employees hired after July 1, 1989, are not eligible for medical benefits when they retire.

  Ebasco provided limited postretirement medical benefits to certain of its employees who retired prior to January 1, 1993. Upon the sale of the principal operating assets of Ebasco in 1993, the Corporation retained the obligations to retirees of Ebasco under this plan.

  The Corporation does not prefund its obligations under the plan. The following table sets forth the funded status of all plans as of September 30, 1993, and the amounts recognized in the consolidated balance sheet at December 31, 1993 (in millions):

     Accumulated postretirement benefit obligation:
       Active participants fully eligible.............................. $  1.6
       Active participants not fully eligible..........................    8.4
       Retirees and dependents.........................................   72.9
                                                                        ------
           Total....................................................... $ 82.9
                                                                        ======
     Underfunded Status................................................ $(82.9)
                                                                        ======
     Consists of:
       Unrecognized amounts:
         Transition obligation......................................... $(66.2)
         Net actuarial loss............................................  (14.8)
       Recognized amount--Accrued postretirement cost..................   (1.9)
                                                                        ------
           Total....................................................... $(82.9)
                                                                        ======

  The accumulated postretirement benefit obligation represents the actuarial present value of employee medical and life insurance benefits based on employees' history of service up to the measurement date (September 30, 1993.) It was determined using an assumed discount rate of 7.25% and an assumed medical cost trend rate of 12% for 1994 declining to a rate of 6% after the year 2002. If the medical cost trend rate was increased by 1%, the December 31, 1993 accumulated postretirement benefit obligation would have increased by $7.0 million and the 1993 net periodic benefit cost would have increased by $.9 million.

  The accumulated postretirement benefit obligation as of January 1, 1993, was $70 million assuming an 8 1/2% discount rate. This transition obligation is being amortized over allowable periods up to 20 years. In 1993, the reduction in the discount rate to 7.25% was the primary cause of the increase in the benefit obligation, which is reflected in the net actuarial loss.

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

  The components of postretirement benefit cost for 1993 were as follows (in millions):

     Service cost (benefits earned)...................................... $  .4
     Interest cost on projected benefits.................................   5.6
     Amortization of unrecognized transition obligation..................   4.0
                                                                          -----
         Total expense................................................... $10.0
                                                                          =====

  Accrued postretirement benefit cost represents the amount of benefit cost recognized in excess of benefits paid. Cash payments totaled $8.1 million in 1993, $7.5 million in 1992 and $6.9 million in 1991.

  Of the amounts noted above, about $34 million of the unrecognized transition obligation and $4.7 million of the 1993 expense are attributable to Lone Star's rate-regulated activities. Lone Star's related cash payments in 1993 were $2.7 million. Cash basis is the method of recovery currently followed in the rate-making process. Lone Star has deferred approximately $.5 million of the $2.0 million difference in the 1993 net periodic expense and cash payments, although the full amount is subject to future recovery through rates.

9. INCOME TAXES

  The provision (benefit) for income taxes on continuing operations is summarized below:

                                                          1993    1992    1991
                                                         ------  ------  -------
   Current
    Federal............................................. $7,239  $6,533  $    58
    State...............................................    661     541       27
    Foreign.............................................   (444)    450      643
                                                         ------  ------  -------
     Total..............................................  7,456   7,524      728
                                                         ------  ------  -------
   Deferred
    Federal.............................................   (439) (8,332)  17,020
    State...............................................    455
                                                         ------  ------  -------
     Total..............................................     16  (8,332)  17,020
                                                         ------  ------  -------
       Total............................................ $7,472  $ (808) $17,748
                                                         ======  ======  =======

A reconciliation between income taxes (benefit) computed at the federal statutory rate and income-tax expense (benefit) of continuing operations is shown below:

                                                      1993     1992     1991
                                                     -------  -------  -------
   Income (loss) from continuing operations before
    income taxes:
    Domestic........................................ $11,229  $10,813  $60,230
    Foreign......................................... (18,469)  (8,107)  (4,708)
                                                     -------  -------  -------
     Total..........................................  (7,240)   2,706   55,522
    Federal statutory rate..........................      35%      34%      34%
                                                     -------  -------  -------
   Income taxes (benefit) computed at the federal
    statutory rate..................................  (2,534)     920   18,877
   Impact of 1% increase in federal statutory rate..  10,810
   State and foreign taxes..........................     596      654      442
   Tax benefit of common stock dividends paid to
    employee stock ownership plan...................    (316)  (1,103)    (981)
   Other--net.......................................  (1,084)  (1,279)    (590)
                                                     -------  -------  -------
     Total income-tax expense (benefit)............. $ 7,472  $  (808) $17,748
                                                     =======  =======  =======
     Effective tax rate.............................   103.2%  (29.9)%    32.0%
                                                     =======  =======  =======

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

  Deferred income taxes are provided for all significant temporary differences by the liability method, whereby deferred tax assets and liabilities are determined by the tax laws and statutory rates in effect at the balance sheet date. Temporary differences which give rise to significant deferred tax assets and liabilities at December 31, 1993 are as follows:

                                                  TOTAL   CURRENT    NONCURRENT
                                                 -------- --------   ----------
   Deferred tax assets:
    Net operating-loss carryforwards and
     suspended losses from partnerships......... $ 56,405 $ 26,326    $ 30,079
    Investment and other tax credit
     carryforwards..............................   36,835      --       36,835
    Accrued pension costs.......................   17,406      --       17,406
    Reserves for injury and damage claims.......   17,351    3,710      13,641
    All other...................................   53,645   13,516      40,129
                                                 -------- --------    --------
     Total......................................  181,642   43,552     138,090
                                                 -------- --------    --------
   Deferred tax liabilities:
    Accelerated depreciation....................  182,892      --      182,892
    Exploration and intangible development
     costs......................................  248,027      --      248,027
    Deferred gas costs associated with gas-
     purchase contract settlements..............   17,832   14,999       2,833
    All other...................................   25,904      202      25,702
                                                 -------- --------    --------
     Total......................................  474,655   15,201     459,454
                                                 -------- --------    --------
   Net deferred tax liability (asset)........... $293,013 $(28,351)*  $321,364
                                                 ======== ========    ========

- - --------
*Included in other current assets in the accompanying balance sheet.

  At December 31, 1993, the Corporation had domestic net operating-loss carryforwards and suspended losses from partnerships of $161 million which begin to expire in 2003, and tax-credit carryforwards of $37 million, which begin to expire in 1999. The tax benefits of these carryforwards and suspended losses, which total some $93 million as shown above, are available to reduce future income-tax payments.

  The Corporation made payments (received refunds) for income taxes as follows:

                                                       1993    1992     1991
                                                      ------- -------  -------
   Federal:
    Alternative minimum tax.......................... $15,400 $ 6,514  $ 1,812
    Refund of prior year tax payments................          (2,462)  (7,981)
                                                      ------- -------  -------
     Total...........................................  15,400   4,052   (6,169)
   State.............................................   4,193   1,427    1,540
   Foreign...........................................     850     608    2,645
                                                      ------- -------  -------
     Total........................................... $20,443 $ 6,087  $(1,984)
                                                      ======= =======  =======

10. LITIGATION JUDGMENT

  On April 12, 1989, a complaint captioned MacLane Gas Company Limited Partnership v. ENSERCH Corporation, et al, was filed as a class action in the Court of Chancery of the State of Delaware. As previously reported, the complaint, as amended, sought damages in connection with the Corporation's exchange offer of its common stock for the Enserch Exploration Partners, Ltd. units held by the public. Following a trial of the case, the Trial Court found that the prospectus did not disclose adequately the basis of the exchange ratio, that the structure and timing of the transaction was unfair to the unitholders and that the price paid was not a fair price. Damages of $3.42 per unit were awarded to the plaintiff class. The Delaware Supreme

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

Court affirmed the Trial Court's judgment and subsequently denied the Corporation's motion for rehearing. The award included $41 million additional consideration for the units and $21 million of prejudgment and post-judgment interest ($15 million was charged against an existing reserve for litigation). The $41 million additional payment was charged against income in the fourth quarter. The judgment was paid on January 18, 1994. See "Financial Review" for additional information.

11. DISCONTINUED OPERATIONS

  In December 1993, the Corporation completed the sale of the principal operating assets of Ebasco for net estimated proceeds of $191 million. The assets sold include the ongoing operations and goodwill in Ebasco's energy, infrastructure and quality-engineering services businesses. The Corporation retained Ebasco's environmental services business, which had net assets of $33 million at December 31, 1993, and will be operated through Enserch Environmental Corporation. (It is now included in the Power and Other business segment.) In addition, the Corporation retained other net assets and liabilities of $99 million at December 31, 1993, including billed and unbilled accounts receivable and retainages of $119 million, environmental remediation contracts with a net book value of $15 million, an accrued pension liability of $32 million and other miscellaneous assets and liabilities.

  Also in December 1993, in a separate transaction, the Corporation completed the sale of its 49% interest in Dorsch Consult for $9.3 million, including the assumption of debt. In 1992, the Corporation sold its interest in the business of H&G Engineering.

  Information relating to the discontinued engineering and construction segment is summarized as follows:

                                               1993        1992        1991
                                            ----------  ----------  ----------
   Revenues................................ $1,247,526  $1,110,894  $1,180,531
   Cost and expenses.......................  1,227,758   1,093,193   1,184,556
                                            ----------  ----------  ----------
   Operating income (loss).................     19,768      17,701      (4,025)
   Other income (expense)--net.............       (583)    (14,398)     (5,063)
   Interest expense........................     (9,266)    (12,715)    (16,350)
   Income (taxes) benefit..................     (4,384)        326       6,729
                                            ----------  ----------  ----------
   Income (loss) from operations...........      5,535      (9,086)    (18,709)
   Gain (loss) on sale, net of income-tax
    benefits of $6,725 in 1993 and $1,713
    in 1992................................     68,414      (7,076)        --
                                            ----------  ----------  ----------
     Total from discontinued operations.... $   73,949  $  (16,162) $  (18,709)
                                            ==========  ==========  ==========

  The tax effect of the gain on sale differs from tax at the statutory rate because of permanent differences in book and tax basis of the assets sold. The determination of the gain on sale involved significant estimates including the final purchase price, realization of the estimated value of retained assets, and related income-tax matters. In management's opinion, adequate provision has been made for these matters.

12. SUPPLEMENTAL FINANCIAL INFORMATION

  QUARTERLY RESULTS (UNAUDITED)--The results of operations by quarters are summarized below and have been restated for the discontinuance of the engineering and construction business segment and the realignment of operations for segment of business reporting that became effective in the first quarter of 1993. Consolidated operating income and net income were not affected by the realignment. In the opinion of the

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

Corporation, after the restatement, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation have been made.

                                         QUARTER ENDED
                           ----------------------------------------------
                           MARCH 31  JUNE 30   SEPTEMBER 30   DECEMBER 31
                           --------  --------  ------------   -----------
1993:
 Revenues................. $593,549  $394,227    $372,140      $ 542,209
 Operating Income (Loss)..   79,727    26,831       1,456        (35,202)(b)(c)
 Income (Loss) from Con-
  tinuing Operations......   38,276     5,353     (27,363)(a)    (30,978)(b)(c)
 Discontinued Operations..      (66)     (298)      4,549         69,764
 Net Income (Loss)........   38,210     5,055     (22,814)        38,786
 Earnings (Loss) Applica-
  ble to Common Stock.....   35,026     1,889     (25,970)        35,629
 Per Share of Common
  Stock:
  Income (loss) from
   continuing operations
   after provision for
   dividends on preferred
   stock.................. $    .53  $    .03    $   (.46)     $    (.51)
  Discontinued operations.      --        --          .07           1.04
                           --------  --------    --------      ---------
    Earnings (loss) appli-
     cable to common
     stock................ $    .53  $    .03    $   (.39)     $     .53
                           ========  ========    ========      =========
 Operating Income (Loss)
  of Business Segments:
  Natural gas transmission
   and distribution....... $ 74,182  $  6,125    $ (1,711)     $  22,862 (b)
  Natural gas and oil ex-
   ploration and produc-
   tion...................    3,745     6,014       4,563        (51,615)(c)
  Natural gas liquids
   processing.............    3,341     1,552         628           (484)
  Power and other.........    1,006    15,661         767         (1,956)
  General corporate ex-
   pense..................   (2,547)   (2,521)     (2,791)        (4,009)
                           --------  --------    --------      ---------
    Total................. $ 79,727  $ 26,831    $  1,456      $ (35,202)
                           ========  ========    ========      =========

- - --------
(a) Includes $10.8 million in deferred tax expense for the 1% increase in the federal tax rate on corporations.
(b) Includes a $7.8 million charge for efficiency enhancements and severance expenses accrued for staff reductions ($12.0 million pretax).
(c) Includes a $26.9 million charge as a result of an adverse judgment in litigation that required additional payment in a limited partnership exchange offer made in 1989 ($41.4 million pretax) and a $6.7 million write-off of non-U.S. gas and oil properties ($10.3 million pretax).

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

                                            QUARTER ENDED
                              --------------------------------------------
                              MARCH 31  JUNE 30   SEPTEMBER 30 DECEMBER 31
                              --------  --------  ------------ -----------
1992:
 Revenues.................... $489,832  $341,429    $332,127    $551,173
 Operating Income............   66,396     5,971       4,111      35,730 (a)
 Income (Loss) from Continu-
  ing Operations.............   31,992   (12,540)    (13,315)     (2,623)(a)(b)
 Discontinued Operations.....    2,365      (797)     (1,331)    (16,399)
 Extraordinary Loss..........             (3,934)       (994)    (10,430)
 Net Income (Loss)...........   34,357   (17,271)    (15,640)    (29,452)
 Earnings (Loss) Applicable
  to Common Stock............   31,111   (20,535)    (18,885)    (32,649)
 Per Share of Common Stock:
  Income (loss) from continu-
   ing operations after pro-
   vision for dividends on
   preferred stock........... $    .44  $   (.24)   $   (.25)   $   (.08)
  Discontinued operations....      .04      (.01)       (.02)       (.25)
  Extraordinary loss.........      --       (.06)       (.02)       (.16)
                              --------  --------    --------    --------
    Earnings (loss)
     applicable to common
     stock................... $    .48  $   (.31)   $   (.29)   $   (.49)
                              ========  ========    ========    ========
 Operating Income (Loss) of
  Business Segments:
  Natural gas transmission
   and distribution.......... $ 60,419  $  5,912    $ (1,756)   $ 37,421
  Natural gas and oil
   exploration and
   production................    4,717      (841)      2,841     (12,892)(a)
  Natural gas liquids
   processing................    2,801     2,735       5,198       2,358
  Power and other............    1,651     1,639       1,749      15,128
  General corporate expense..   (3,192)   (3,474)     (3,921)     (6,285)
                              --------  --------    --------    --------
    Total.................... $ 66,396  $  5,971    $  4,111    $ 35,730
                              ========  ========    ========    ========

- - --------
(a) Includes an $11 million after-tax write-off ($16.5 million pretax) of an idle pipeline and shallow-water production facility from an abandoned offshore project charged to operating income.
(b) Includes a $10 million after-tax provision for litigation ($15 million pretax) charged to other income/(expense).

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

RECONCILIATION OF PREVIOUSLY REPORTED QUARTERLY INFORMATION

  Quarterly amounts previously reported for the year 1992 and the first three quarters of 1993 have been restated in the above tables to give effect to the discontinued engineering and construction operations referred to in Note 11. The restatement affected the various components of the quarterly results as follows:

                                             INCREASE (DECREASE)
                                                QUARTER ENDED
                                 ----------------------------------------------
                                 MARCH 31    JUNE 30   SEPTEMBER 30 DECEMBER 31
                                 ---------  ---------  ------------ -----------
1993:
 Revenues....................... $(364,936) $(277,905)  $(305,040)         --
 Operating Income...............    (5,903)      (326)     (4,256)         --
 Income (Loss) from Continuing
  Operations....................        66        298      (4,549)         --
1992:
 Revenues....................... $(287,398) $(243,537)  $(256,650)   $(323,309)
 Operating Income...............   (12,188)    (1,455)       (973)      (3,085)
 Income (Loss) from Continuing
  Operations....................    (2,365)       797       1,331       16,399

OTHER INCOME (EXPENSE)--NET--is summarized below

                   1993      1992     1991
                  -------  --------  -------
Provision for
 litigation...... $(5,608) $(15,466) $   --
Gain on disposal
 of assets.......   6,893       103   15,637
Discount on sales
 of receivables..  (3,426)   (3,634)  (3,336)
Other interest
 income..........   1,611     1,817    1,769
Interest income
 on settlements
 with the IRS....     --      3,147      --
Other............     704     1,581      --
                  -------  --------  -------
  Total.......... $   174  $(12,452) $14,070
                  =======  ========  =======

DISPOSAL OF SIGNIFICANT ASSETS

  In 1993, the Corporation sold a gas storage facility and a minority-investment in an insurance entity and realized a pretax gain of $7.0 million.

  Effective January 1, 1992, the Corporation transferred the assets and business of Enserch Gas Transmission Company to a new partnership, Gulf Coast Natural Gas Company, for $19 million and a 50% ownership of the new partnership. No gain or loss resulted from the transfer. The Corporation uses the equity method to account for its interest in the new partnership.

  In December 1991, the Corporation completed the sale of Enserch Netherlands, Inc., for $32.1 million and recorded a pretax gain on the sale of $6.0 million. In June 1991, the Corporation completed the sale of its Oklahoma utility properties, for approximately $31 million, and recorded a pretax gain on the sale of $9.1 million.

INTEREST COSTS--are summarized below

                                                    1993        1992     1991
                                                   -------    -------- --------
   Interest capitalized........................... $ 4,461    $  5,426 $  7,466
   Interest charged to expense....................  80,226(a)   97,050   95,627
                                                   -------    -------- --------
   Interest costs incurred........................ $84,687    $102,476 $103,093
                                                   =======    ======== ========

- - --------
(a) Includes interest not related to borrowings in 1993 of $8.2 million.

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

CASH FLOWS--The Corporation considers all highly liquid investments in the United States with a maturity of three months or less to be cash equivalents. The decrease (increase) in current operating assets and liabilities for continuing operations is summarized below.

                                                      1993      1992      1991
                                                    --------  --------  --------
    Decrease (increase) in current operating as-
     sets and liabilities:
     Accounts receivable..........................  $(51,308) $ 10,226  $ 74,817
     Effect of sales of gas-purchase contract
      settlement receivables......................       --    (11,503)  (51,246)
     Costs associated with unbilled revenues......    32,335    (6,242)   (6,993)
     Gas stored underground.......................     6,789    15,817     4,665
     Other current assets.........................     4,212     7,376    31,476
     Accounts payable and other accrued liabili-
      ties........................................    19,367    10,005   (30,589)
     Billings in excess of costs and advances on
      uncompleted contracts.......................    (4,208)    2,344       294
     Accrued taxes................................     2,424     8,491   (11,750)
     Other current liabilities....................   (23,595)     (781)   (3,848)
                                                    --------  --------  --------
       Cash effect of changes in current operating
        assets and liabilities....................  $(13,984) $ 35,733  $  6,826
                                                    ========  ========  ========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES

  The $15.8 million pretax charge in 1992 for termination of an interest-rate hedge described in Note 2 was a noncash transaction.

ENVIRONMENTAL BUSINESS LONG-TERM CONTRACTS

  The following tabulation indicates accounts receivable and the components of unbilled costs, estimated earnings and retainages relating to uncompleted contracts as of December 31, 1993:

     Accounts receivable--Amounts billed.............................. $19,156
                                                                       =======
     Unbilled costs, estimated earnings and retainages on uncompleted contracts:
      Costs and fees billable pursuant to contract terms.............. $11,485
      Retainages, due upon substantial completion of contracts........   3,312
      Unrecovered costs not billed--limited to estimated realizable value and related to project scope changes, pending
       authorization..................................................   3,720
                                                                       -------
       Total.......................................................... $18,517
                                                                       =======

  In accordance with industry practice, unbilled costs and fees relating to contracts having a duration of longer than one year are classified as current assets. Costs and fees on long-term contracts that have been billed to clients, but that have not yet been paid, are included in accounts receivable. Unbilled costs and fees on uncompleted contracts are generally includable in the following month's billings, or become billable on a progress basis, pursuant to the terms of the contract billing schedule. The balances billable pursuant to retainage provisions in contracts will be due upon substantial completion of the contract and acceptance by the client.

ASSIGNMENT OF FUTURE GAS PURCHASE CREDITS--At December 31, 1993 and 1992, assignments of future gas purchase credits from advances and prepayments for gas were $38,191 and $54,114, respectively (of which $26,028 and $18,214, respectively, were current). The credits are reduced by an amount equal to the reduction

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES in the related asset, advances and prepayments for gas, which are based upon amounts of gas purchased by the Corporation under related gas purchase contracts. The assignment of future gas purchase credits provided for an average annual finance charge of 3.6% during December 1993.

RESTRUCTURING CHARGES--In December 1993, the Corporation recognized a $12 million charge for efficiency enhancements and severance expenses accrued for staff reductions in Natural Gas Transmission and Distribution operations.

BUSINESS SEGMENTS--Information by business segments presented elsewhere herein is an integral part of these financial statements.

13. SUPPLEMENTARY GAS AND OIL INFORMATION

  GAS AND OIL PRODUCING ACTIVITIES--The following tables set forth information relating to gas and oil producing activities. Reserve data for natural gas liquids attributable to leasehold interests owned by the Corporation are included in oil and condensate.

                                                                1993     1992
                                                              -------- --------
                                                                (IN MILLIONS)
   Capitalized costs:
    Proved gas and oil properties............................ $1,851.6 $1,780.8
    Unproved gas and oil properties..........................     84.4     98.0
                                                              -------- --------
     Total................................................... $1,936.0 $1,878.8
                                                              ======== ========
    Accumulated depreciation and amortization................ $  792.4 $  753.9
                                                              ======== ========

                                             1993        1992          1991
                                         ------------ -----------  ------------
                                                NON-        NON-          NON-
                                          U.S.  U.S.  U.S.  U.S.    U.S.  U.S.
                                         ------ ----- ----- -----  ------ -----
                                                     (IN MILLIONS)
Costs incurred:
 Property acquisition costs:
  Proved................................ $  8.3 $ --  $  .9 $ --   $   .7 $ --
  Unproved..............................   12.6    .8   9.1   (.1)    9.6   --
 Exploration costs......................   36.8   4.9  35.4   2.7    47.4   9.4
 Development costs......................   63.0   --   16.6   --     63.3    .3
                                         ------ ----- ----- -----  ------ -----
  Total................................. $120.7 $ 5.7 $62.0 $ 2.6  $121.0 $ 9.7
                                         ====== ===== ===== =====  ====== =====
Amortization (Per MMBtu)(a)............. $  .98   --  $ .98   --   $  .90   --

- - --------
(a) Amortization expense per unit of production converted to a common unit of measure, millions of British thermal units (MMBtu). All non-U.S. producing operations were sold during 1991.

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

  EXCLUDED COSTS--The following table sets forth the composition of capitalized costs excluded from the amortizable base as of December 31, 1993:

                                          AMOUNTS INCURRED IN
                                        ----------------------- TOTAL AS OF
                                                          PRIOR DECEMBER 31,
                                        1993  1992  1991  YEARS     1993
                                        ----- ----- ----- ----- ------------ ---
                                                   (IN MILLIONS)
Property acquisition costs............. $12.4 $ 5.3 $ 3.9 $18.7    $40.3
Exploration costs......................   5.6  11.0   9.4   3.2     29.2
Interest capitalized...................   4.0   4.4   2.9   3.6     14.9
                                        ----- ----- ----- -----    -----
  Total................................ $22.0 $20.7 $16.2 $25.5    $84.4
                                        ===== ===== ===== =====    =====

  Approximately 43% of the excluded costs relates to offshore activities in the Gulf of Mexico and the remainder is domestic onshore exploration activities. The anticipated timing of the inclusion of these costs in the amortization computation will be determined by the rate at which exploratory and development activities continue, which are expected to be accomplished within ten years.

  GAS AND OIL RESERVES (UNAUDITED)--The following table of estimated proved and proved developed reserves of gas and oil has been prepared by the Corporation utilizing estimates of yearend reserve quantities provided by DeGolyer and MacNaughton, independent petroleum consultants. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing gas and oil properties. Accordingly, the reserve estimates are expected to change as additional performance data becomes available. Oil reserves (which include condensate and natural gas liquids attributable to leasehold interests) are stated in thousands of barrels (MBbl). Gas reserves are stated in million cubic feet (MMcf).

                                UNITED STATES
                               -----------------
                                OIL       GAS
                                MBBL     MMCF
                               ------  ---------
     Proved Reserves:
      Balance, January 1,
       1991................... 31,108  1,224,134
      Revisions of previous
       estimates..............   (285)   (54,842)
      Extensions, discoveries
       and additions..........  1,478     57,081
      Purchase of minerals in
       place.................. 10,516     12,307
      Sales of minerals in
       place..................    (36)      (549)
      Production.............. (2,769)   (70,056)
                               ------  ---------
      Balance, December 31,
       1991................... 40,012  1,168,075
      Revisions of previous
       estimates..............    552     (6,811)
      Extensions, discoveries
       and additions..........  1,444     20,817
      Purchase of minerals in
       place..................    102        198
      Sales of minerals in
       place..................    (42)   (15,665)
      Production.............. (2,837)   (65,188)
                               ------  ---------
      Balance, December 31,
       1992................... 39,231  1,101,426
      Revisions of previous
       estimates..............  1,344     20,196
      Extensions, discoveries
       and additions..........  1,292     34,549
      Purchase of minerals in
       place..................      3      4,379
      Sales of minerals in
       place..................    (40)    (4,042)
      Production.............. (2,481)   (70,026)
                               ------  ---------
      Balance, December 31,
       1993................... 39,349  1,086,482
                               ======  =========

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

                                                              UNITED STATES
                                                             ----------------
                                                              OIL      GAS
                                                              MBBL    MMCF
                                                             ------ ---------
     Proved Developed Reserves:
      January 1, 1991....................................... 21,628 1,036,852
      December 31, 1991..................................... 19,738   974,822
      December 31, 1992..................................... 14,844   676,851
      December 31, 1993..................................... 15,380   735,093

  Included in the U.S.-Oil reserve estimates are natural gas liquids for leasehold interest of 1,019 MBbl for 1991; and 985 MBbl for 1992; and 1,117 MBbl for 1993.

RESULTS OF OPERATIONS--are as follows:

                                 1993                 1992                 1991
                          -------------------  -------------------  -------------------
                                        NON-                 NON-                 NON-
                          TOTAL   U.S.  U.S.   TOTAL   U.S.  U.S.   TOTAL   U.S.  U.S.
                          ------ ------ -----  ------ ------ -----  ------ ------ -----
                                                 (IN MILLIONS)
Producing Activities
 (excluding corporate
 overhead and interest
 costs):
 Revenues (a)...........  $191.0 $191.0 $ --   $170.3 $170.3 $ --   $182.2 $179.5 $ 2.7
 Production costs.......    48.5   48.5   --     46.4   46.3    .1    53.7   52.2   1.5
 Exploration costs (b)..     7.9    6.3   1.6    10.0    8.2   1.8    12.2    9.9   2.3
 Depreciation and amor-
  tization (c)..........    99.3   86.0  13.3    82.4   82.0    .4    81.4   79.6   1.8
 Income tax effects.....    12.3   17.5  (5.2)   10.5   11.3   (.8)   11.8   12.8  (1.0)
                          ------ ------ -----  ------ ------ -----  ------ ------ -----
 Net producing activi-
  ties..................  $ 23.0 $ 32.7 $(9.7) $ 21.0 $ 22.5 $(1.5) $ 23.1 $ 25.0 $(1.9)
                          ====== ====== =====  ====== ====== =====  ====== ====== =====

- - --------
(a) Includes intersegment revenues of $110.0 million in 1993; $32.8 million in 1992 and $33.0 million in 1991, and is net of royalty interests.
(b) Includes internal costs that cannot be directly identified with acquisition, exploration or development activities.
(c) Includes write-off of costs related to unsuccessful non-U.S. exploratory projects: $13.3 million, $.4 million and $1.1 million in 1993, 1992 and 1991, respectively.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED GAS AND OIL RESERVE QUANTITIES (UNAUDITED)--has been prepared by the Corporation using estimated future production rates and associated production and development costs. Continuation of economic conditions existing at the balance sheet date was assumed. Accordingly, estimated future net cash flows were computed by: applying contracts and prices in effect in December to estimated future production of proved gas and oil reserves; estimating future expenditures to develop proved reserves; and estimating costs to produce the proved reserves based on average costs for the year. Average prices used in the computations were:

                                                             1993   1992   1991
                                                            ------ ------ ------
   Gas (per Mcf)........................................... $ 2.38 $ 2.20 $ 2.03
   Oil--U.S. (per barrel)..................................  11.73  16.89  18.35

  Because of the imprecise nature of reserve estimates and the unpredictable nature of the other variables used, the standardized measure should be interpreted as indicative of the order of magnitude only and not as precise amounts.

                  ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

                                                       1993     1992     1991
                                                     -------- -------- --------
                                                           (IN MILLIONS)
   Future cash inflows.............................. $3,047.0 $3,080.0 $3,077.6
   Future production and development costs..........  1,057.9  1,057.2  1,008.4
                                                     -------- -------- --------
   Future net cash flows............................  1,989.1  2,022.8  2,069.2
   Less 10% annual discount.........................    886.5    910.2  1,004.3
                                                     -------- -------- --------
   Discounted future net cash flows before income
    tax.............................................  1,102.6  1,112.6  1,064.9
   Future income tax expenses.......................    528.0    556.5    535.0
   Plus 10% annual discount on income taxes.........    256.0    263.6    282.3
                                                     -------- -------- --------
   Standardized measure of discounted future net
    cash flows...................................... $  830.6 $  819.7 $  812.2
                                                     ======== ======== ========

  The following table sets forth an analysis of changes in the standardized measure of discounted future net cash flows from proved gas and oil reserves:

                                                      1993     1992     1991
                                                     -------  -------  -------
                                                          (IN MILLIONS)
   Sales and transfers of gas and oil produced, net
    of production costs............................  $(136.2) $(115.8) $(118.9)
   Changes in prices, net of production and future
    development costs..............................      (.5)    21.8   (264.4)
   Extensions, discoveries, and improved recovery,
    less related costs.............................     41.4     22.3     47.4
   Other purchases of minerals in place............      9.4       .9     84.8
   Revisions of previous quantity estimates........    (28.5)    17.3    (37.9)
   Sale of minerals in place.......................      --      (4.9)   (22.0)
   Accretion of discount...........................    105.4    102.8    111.8
   Net change in income taxes......................     20.9    (40.2)    52.4
   Other...........................................     (1.0)     3.3     (4.4)
                                                     -------  -------  -------
     Total.........................................  $  10.9  $   7.5  $(151.2)
                                                     =======  =======  =======

                         SUMMARY OF BUSINESS SEGMENTS

                 ENSERCH CORPORATION AND SUBSIDIARY COMPANIES

                                        NATURAL GAS
                         NATURAL GAS      AND OIL                                      DISCONTINUED
                         TRANSMISSION   EXPLORATION      NATURAL GAS  POWER   GENERAL  ENGINEERING
                             AND            AND            LIQUIDS     AND      AND        AND
                         DISTRIBUTION   PRODUCTION       PROCESSING   OTHER    OTHER   CONSTRUCTION CONSOLIDATED
                         ------------   -----------      ----------- -------- -------  ------------ ------------
                                                         (IN THOUSANDS)
Revenues from
 Nonaffiliates
 1993...................  $1,528,435     $  79,780         $76,351   $217,559 $   --     $   --      $1,902,125
 1992...................   1,302,922       138,708          81,654    191,277     --         --       1,714,561
 1991...................   1,261,138       150,622          88,773    153,609     --         --       1,654,142
Intersegment Revenues
 from Affiliates
 (eliminated in
 consolidation) (a)
 1993...................      19,484       110,016 (b)       9,434        --      --         --         138,934
 1992...................      15,336        32,836           5,312        --      --         --          53,484
 1991...................      12,144        32,968           4,044        --      --         --          49,156
Operating Income (Loss)
 of Major Business
 Segments
 1993...................     101,458(c)    (37,293)(d,e)     5,037     15,478 (11,868)       --          72,812
 1992...................     101,996        (6,175)(f)      13,092     20,167 (16,872)       --         112,208
 1991...................     111,487        10,910          21,211      8,953 (15,482)       --         137,079
Depreciation and
 Amortization
 1993...................      37,484       100,687 (e)       4,003      1,989     598        --         144,761
 1992...................      35,711       100,167 (f)       3,805      1,907   1,122        --         142,712
 1991...................      35,647        82,340           3,906      1,817   1,128        --         124,838
Identifiable Assets
 1993...................   1,313,722     1,193,525          26,123    109,579 117,312        --       2,760,261
 1992...................   1,333,171     1,167,349          24,761     81,890 142,557    395,952      3,145,680
 1991...................   1,351,549     1,226,984          30,034     76,498  95,892    382,135      3,163,092
Gross Additions to
 Property, Plant and
 Equipment
 1993...................      91,923       119,566           5,779      3,291     970        --         221,529
 1992...................      75,795        65,787           1,228      1,236   1,076        --         145,122
 1991...................      91,809       124,564           1,525      1,415   2,139        --         221,452

- - --------
(a) Certain of the business segments provide services or sell products to one or more of the other segments. Generally, such sales are made at prices comparable to those received from nonaffiliated customers for similar products or services.
(b) Includes sales of $91 million under new contracts with Enserch Gas Company commencing in early 1993 covering essentially all gas production not committed under long-term contracts.
(c) Includes a $12.0 million charge for efficiency enhancements and severance expenses accrued for staff reductions.
(d) Includes a $41.4 million charge as a result of an adverse judgment in litigation that required additional payment in a limited partnership exchange offer made in 1989.
(e) Includes a $13.3 million write-off of non-U. S. gas and oil properties.
(f) Includes a $16.5 million write-off of an idle pipeline and shallow-water production facility from an abandoned offshore project.
Note: Non-U. S. operations provided less than 10% of consolidated revenues and employed less than 10% of consolidated assets for all periods shown. No customer provided more than 10% of consolidated revenues for any period shown.

              COMMON STOCK MARKET PRICES AND DIVIDEND INFORMATION

                      MARKET PRICES--ENSERCH COMMON STOCK

  The Corporation's common stock is principally traded on the New York Stock Exchange. The following table shows the high and low sales prices per share of the common stock of the Corporation reported in the New York Stock Exchange-- Composite Transactions report for the periods shown as quoted in The Wall Street Journal (WSJ).

                                      1993            1992            1991
                                 --------------- --------------- ---------------
                                  HIGH     LOW    HIGH     LOW    HIGH     LOW
                                 ------- ------- ------- ------- ------- -------
First Quarter................... $19 1/8 $14 1/8 $14 3/8 $10 3/8 $20 1/2 $16 7/8
Second Quarter..................  19 5/8  16 7/8  16 3/8  12 1/8  21 3/8  17 1/8
Third Quarter...................  22 5/8  17 1/2  16 1/8     14   18 3/4  15 5/8
Fourth Quarter..................  21 1/4  15 1/2  16 1/2  13 3/4  17 1/2  12 3/4
                                      1990            1989            1988
                                 --------------- --------------- ---------------
                                  HIGH     LOW    HIGH     LOW    HIGH     LOW
                                 ------- ------- ------- ------- ------- -------
First Quarter................... $   28  $23 3/8 $22 1/8 $18 5/8 $   20  $16 1/4
Second Quarter..................  27 7/8     23   24 7/8  19 1/4  19 7/8  16 1/8
Third Quarter...................  28 1/8     24   26 1/4  22 7/8  20 3/4     17
Fourth Quarter..................  27 5/8  18 1/2  27 1/2  20 7/8  19 5/8  16 3/4

COMMON STOCK DATA

                                       1993   1992   1991   1990   1989   1988
                                      ------ ------ ------ ------ ------ ------
 Shareholders of Record.............. 20,406 22,832 23,979 25,090 27,062 28,534
                                      ------ ------ ------ ------ ------ ------
 Shares Outstanding at Yearend
  (000s)............................. 66,656 66,034 65,302 64,764 64,436 58,022
                                      ------ ------ ------ ------ ------ ------

DIVIDENDS PER SHARE OF COMMON STOCK

  As of December 31, 1993, the Corporation had paid 198 consecutive quarterly cash dividends on its common stock. At December 31, 1993, $350 million of the consolidated common shareholders' equity of the Corporation was free of restrictions as to the payment of dividends and redemption of capital stock. The declaration of future dividends will be dependent upon business conditions, earnings, the cash requirements of the Corporation and other relevant factors. In February 1994, the Corporation declared a quarterly cash dividend of 5 cents per share payable March 7, 1994, to shareholders of record on February 18, 1994.

                                                   1993 1992 1991 1990 1989 1988
                                                   ---- ---- ---- ---- ---- ----
First Quarter..................................... $.05 $.20 $.20 $.20 $.20 $.20
Second Quarter....................................  .05  .20  .20  .20  .20  .20
Third Quarter.....................................  .05  .20  .20  .20  .20  .20
Fourth Quarter....................................  .05  .20  .20  .20  .20  .20
                                                   ---- ---- ---- ---- ---- ----
                                                   $.20 $.80 $.80 $.80 $.80 $.80
                                                   ==== ==== ==== ==== ==== ====

  Two million shares of PESC common stock, obtained in connection with the sale of Pool Company and set aside as a special dividend to ENSERCH shareholders, were distributed in November 1990. The common stock was distributed at the rate of one share of PESC for every 32.368 shares of ENSERCH common stock, equivalent to $.33 per share.

                          BUSINESS OF THE CORPORATION

  ENSERCH is an integrated company focused on natural gas. It is the successor to a company originally organized in 1909 for the purpose of providing natural gas service to North Texas. The Corporation's operations include the following:

    . Natural Gas Transmission and Distribution--Owning and operating interconnected natural gas transmission pipelines, gathering lines, underground gas storage reservoirs, compressor stations, distribution systems and related properties; transporting, distributing and selling natural gas to residential, commercial, industrial, electric-generation, pipeline and other customers; and compressing natural gas for motor vehicle usage. (Lone Star Gas Company, a division of the Corporation, Enserch Gas Company, and related operations.)

    . Natural Gas and Oil Exploration and Production--Exploring for, developing, producing and marketing natural gas and oil. (Enserch Exploration, Inc., Enserch Exploration Partners, Ltd. [more than 99% owned], Enserch International Exploration, Inc., and related operations.)

    . Natural Gas Liquids Processing--Gathering natural gas, processing natural gas to produce liquids and marketing the products. (Enserch Processing Partners, Ltd.)

    . Power and Other--Developing, operating and maintaining independent electric generation power plants and cogeneration facilities; and furnishing energy services under long-term contracts to large building complexes, such as universities and medical centers. (Enserch Development Corporation and Lone Star Energy Company). Providing environmental engineering and contracting services from initial site assessment and feasibility studies to designs, actions and remediation (Enserch Environmental Corporation).

  The Corporation's principal executive offices are located at 300 South St. Paul Street, Dallas, Texas 75201, and its telephone number is (214) 651-8700.

              DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION

  The names and principal occupations of the Corporation's directors are set forth in the Corporation's proxy statement to which this Appendix A is attached. The executive officers of the Corporation are as follows:

D. W. Biegler     Chairman and President, Chief Executive Officer
R. F. Albosta     Chairman, President and Chief Executive Officer of Enserch
                  Environmental Corporation
G. R. Bryan       Chairman, Enserch Development Corporation
Gary J. Junco     President and Chief Operating Officer, Enserch Exploration,
W. T.             Inc.
Satterwhite       Senior Vice President and General Counsel, Chief Legal
S. R. Singer      Officer
                  Senior Vice President, Finance and Corporate Development,
J. M. Talbert     Chief Financial Officer
R. B.             President, Chief Executive Officer of Lone Star Gas Company
Williams          Division
                  Vice President, Administration

                                                                      APPENDIX B
. Bracketed text appears as overstruck text in printed version
. Underlines are additions

                              ENSERCH CORPORATION

                        1991 STOCK[OPTION]INCENTIVE PLAN
                                          ---------

ARTICLE I. PURPOSE

  The purpose of the 1991 Stock[Option]Incentive Plan (the "Plan") is to promote
                                       ---------
the long-term success of ENSERCH Corporation (the "Company," which includes its Division, subsidiaries and affiliates) by providing a means through which the Company can attract and retain key employees who can contribute materially to that success. Such purpose shall be accomplished under the Plan by the[award](a)
                                                                             ---
grants of stock Options ("Options") to purchase shares of the Common Stock of
- - ------
ENSERCH Corporation ("Shares"), (b) awards of Restricted Stock ("Restricted
                                -------------------------------------------
Stock"), or (c) a combination of both.
- - --------------------------------------

ARTICLE II. EFFECTIVE DATE

  The Plan[shall become]became effective on February 12, 1991, (the "Effective
                        ------                                 ---------------
Date")[subject to approval of the Plan]and was approved by shareholders at the
- - ------                                 --------------------------------
1991 Annual Meeting of Shareholders of ENSERCH Corporation.[by the affirmative vote of the holders of a majority of the Shares present and entitled to vote at such Annual Meeting, provided a quorum is present.]

ARTICLE III. ADMINISTRATION

  The Board of Directors of ENSERCH Corporation (the "Board"), acting through the Compensation Committee (the "Committee"), shall have the sole responsibility for the administration of the Plan. The Committee shall establish any Administrative Guidelines necessary or advisable for the administration of the Plan. The Committee shall have the authority to amend or rescind the Administrative Guidelines and shall have full authority with regard to the interpretation of the Administrative Guidelines or any other matters relating to the Plan. The Committee shall act by vote or consent of a majority of its members. All acts, determinations and decisions of the Committee shall be final and conclusive as to the parties concerned unless otherwise determined by the Board.

ARTICLE IV. ELIGIBILITY

  (a) EMPLOYEES: Except as provided in Subparagraph (b) below with respect to
  ---------------------------------------------------------------------------
non-employee directors, Grants of Options and awards of Restricted Stock under
- - -----------------------                   ------------------------------
the Plan shall be confined to those persons whom the Committee, in its sole discretion, determines to be key employees of the Company (including officers and directors who are also employees of the Company) who devote substantially their full time to the Company and who can make a meaningful contribution to the Company's success. No Option shall be granted to any member of the Committee. The Committee shall, from time to time and in its sole discretion, select from such eligible employees, those to whom Options shall be granted and
                                                                            ---
awards of Restricted Stock shall be made and shall determine the number of
- - ----------------------------------------
shares to be subject to each Option or award of Restricted Stock.
                                    -----------------------------

  (b) NON-EMPLOYEE DIRECTORS: Each current and subsequently elected non-
  ----------------------------------------------------------------------
employee director who has completed at least one full year of service (defined
- - ------------------------------------------------------------------------------
to mean service as a non-employee director from one Annual Meeting of
- - ---------------------------------------------------------------------
Shareholders to the next succeeding Annual Meeting of Shareholders and referred
- - -------------------------------------------------------------------------------
to hereinafter as "Full Year of Service") and who has less than ten Full Years
- - ------------------------------------------------------------------------------
of Service as a non-employee director on May 9, 1994, shall receive an award of
- - -------------------------------------------------------------------------------
Restricted Stock following each Full Year of Service. The maximum number of
- - ---------------------------------------------------------------------------
awards of Restricted Stock that a non-employee director may receive is ten,
- - ---------------------------------------------------------------------------
reduced by the number of Full Years of Service completed as a non-employee
- - --------------------------------------------------------------------------
director on May 9, 1994; provided, however, that in computing such maximum
- - --------------------------------------------------------------------------
number of awards there shall not be counted any annual award
- - ------------------------------------------------------------
that is forfeited pursuant to Article X(d) hereof. All such awards of
- - ---------------------------------------------------------------------
Restricted Stock to non-employee directors shall be made only in accordance
- - ---------------------------------------------------------------------------
with the formula for such awards as set forth in Article X(d) hereof.
- - ---------------------------------------------------------------------

ARTICLE V. RESERVE OF SHARES

  (a) A total of 2,000,000 Shares is the maximum number of Shares reserved for the Plan, subject to the adjustments authorized by Subparagraphs (b) and (c) below. Shares available under the Plan for grants of Options or awards of
                                                             ------------
Restricted Stock may consist either in whole or in part of authorized but
- - ----------------
unissued Shares or Shares held in the treasury of ENSERCH Corporation.

  (b) The number of Shares held in reserve for the Plan[and], the number of
                                                              -------------
Shares subject to Option that may be granted to any individual in any calendar
- - ------------------------------------------------------------------------------
year, the number of shares of Restricted Stock that may be awarded to an
- - ------------------------------------------------------------------------
Executive Officer with respect to all performance periods beginning in any
- - --------------------------------------------------------------------------
calendar year, the number of Shares and the Option price for Shares covered by
- - --------------
each outstanding Option, and the number of Shares covered by each outstanding
                         ----------------------------------------------------
award of Restricted Stock shall be proportionately adjusted for any increase or
- - -------------------------
decrease in the number of issued Shares resulting from a subdivision or consolidation of the issued Shares and may, in the absolute discretion of the Board, be similarly adjusted for any other capital adjustment (including the reclassification of Shares or recapitalization or reorganization of the Company), the payment of a stock dividend or the distribution to holders of the Shares of rights, warrants, assets or evidences of indebtedness.

  (c) If an Option as to any Shares expires, terminates, ceases to be exercisable or is surrendered before being exercised in full, or an award of
                                                              --------------
Restricted Stock is forfeited (where the forfeiting participant received no
- - ---------------------------------------------------------------------------
benefits of ownership), the number of Shares that were subject to the Option
- - -----------------------
but that were not transferred pursuant to the Option or the number of Shares
                                                     -----------------------
covered by the forfeited award of Restricted Stock shall, unless the Plan shall
- - --------------------------------------------------
have been terminated, again be available for the granting of Options or the
                      -----                                          ------
award of Restricted Stock, subject to the aggregate maximum stated in
- - --------------------------
Subparagraph (a) above.

ARTICLE VI. TERMS AND CONDITIONS OF OPTIONS

  One or more Options can be granted to any employee eligible to receive such a grant under Article IV. The maximum number of Shares subject of Options that
                        ----------------------------------------------------
can be granted to any one individual during any calendar year shall not exceed
- - ------------------------------------------------------------------------------
80,000 shares (subject to adjustment pursuant to Article V hereof). Each Option
- - -------------------------------------------------------------------
granted pursuant to the Plan shall be evidenced by a stock option agreement
(the "Agreement") between the Company and the employee to whom the Option is granted (the "Optionee"), which Agreements need not be identical to each other but shall comply with and be subject to the following terms and conditions:

  (a) OPTION PRICE: The Option price per Share shall be set at the date of grant ("Date of Grant") by the Committee but shall in no instance be less than the Fair Market Value on[as of]the date the Option is granted. As used in the
                      --
Plan (unless a different method of calculation is required by applicable law), "Fair Market Value" on any date[will]shall mean (i) the[closing sale price]
                                     -----
average of the high and low prices per share of the Shares as reported in the
- - ----------------------------------
New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) (the "Consolidated Tape") for the New York Stock
                               -------------------------
Exchange (the "NYSE") on the date as of which the determination is being
                             -------------------------------------------
made[trading day immediately preceding such date]or, if there are no sales on
- - ----
such date,[on the next preceding day on which there were sales]in accordance
                                                               -------------
with applicable Internal Revenue Service Regulations relating to the
- - --------------------------------------------------------------------
determination of fair market value of stock options or (ii) in the event that
- - ---------------------------------------------------
the Shares are not listed for trading on the NYSE, an amount determined in accordance with standards adopted by the Committee.

  (b) DURATION OF OPTIONS: Unless Subparagraph (f) of this Article VI applies, each Option granted under the Plan shall expire and all rights to purchase Shares pursuant thereto shall cease on the tenth anniversary of the Date of Grant of the Option (the "Expiration Date").

  (c) VESTING OF OPTIONS: Each Option granted hereunder may only be exercised to the extent that the Optionee is vested in such Option. An Optionee shall vest separately in each Option granted hereunder in accordance with a schedule determined by the Committee, in its sole discretion, which will be incorporated in the Agreement. Unless otherwise determined by the Committee, each Agreement will provide that the Option vests in accordance with the following schedule:

 NUMBER OF YEARS THE OPTIONEE HAS REMAINED
IN THE EMPLOY OF THE COMPANY OR SUBSIDIARY                    EXTENT TO WHICH THE
     FOLLOWING THE GRANT OF THE OPTION                         OPTION IS VESTED
- - ------------------------------------------                    -------------------
       Under one.............................................           0%
       At least one but less than two........................          25%
       At least two but less than three......................          50%
       At least three but less than four.....................          75%
       Four or more..........................................         100%

  Anything contained in this Subparagraph to the contrary notwithstanding, an Optionee shall become fully (100%) vested in each of his or her Options upon his or her termination of employment with the Company for reasons of death, Disability or Retirement at or after age 60, upon the sale of a Subsidiary of the Company to an unaffiliated company such that he or she no longer remains in the employ of the Company or, if in the sole discretion of the Committee, the Committee determines that acceleration of the Option vesting schedule would be desirable for the Company.

  (d) MERGER, CONSOLIDATION, ETC.: In the event that ENSERCH Corporation shall, pursuant to action by its Board, at any time propose to merge into, consolidate with or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options, or for the substitution of new Options with substantially equivalent benefit therefor, each outstanding Option shall become fully (100%) vested. The Committee shall advise each Optionee, in writing, of the manner and terms under which such fully vested Options shall be exercised.

  (e) EXERCISE OF OPTIONS:

    (i) Unless otherwise prohibited by Subparagraph (f) or the terms of this Plan, an Optionee may exercise, in whole or in part, the vested portion of an Option at any time by delivering to the Corporate Secretary of ENSERCH Corporation written notice specifying the number of Shares with respect to which the Option is being exercised, together with payment in full of the purchase price of such Shares plus any federal, state or local taxes for which the Company has a withholding obligation in connection with such exercise. In addition to payment in cash, payment may be made by the exchange of Common Stock of ENSERCH Corporation previously acquired by the Optionee and held for at least six months and having a Fair Market Value on the date of exercise equal to the price for which the Shares may be purchased pursuant to the Option. The Committee may, in its sole discretion, authorize such payment, in whole or in part, in any other form as may be approved by the Board and in a manner authorized by law.

    (ii) An Optionee may elect to satisfy any withholding due on the exercise of an Option either (a) in cash (the "cash method") or (b) by the retention by the Company of a number of Shares out of the Shares being purchased having a Fair Market Value equal to the amount to be withheld (the "Share retention method"). The Compensation Committee shall determine, from time to time, the amount to be withheld and the time and manner in which an Optionee may elect to satisfy such withholding obligation. Such amount shall be not less than the minimum withholding obligation of the Company or not more than the amount determined by application of the maximum tax in effect for individuals under applicable federal, state or local tax law. Under the "Share retention method," the amount to be withheld, subject to the discretion of the Committee, shall be the amount designated by such Optionee within such maximum and minimum amounts.

  (f) TERMINATION OF EMPLOYMENT: Unless otherwise determined by the Committee, the following rules shall apply in the event of an Optionee's termination of employment with the Company:

    (i) In the event of an Optionee's termination of employment with the Company either (1) for cause or (2) voluntarily on the part of the Optionee, without the written consent of the Company and for reasons other than death, Disability or Retirement (as such terms are defined in Subparagraphs (f)(iv) and (v) hereof), his or her Options shall immediately terminate.

    (ii) In the event of an Optionee's termination of employment with the Company under circumstances other than those specified in Subparagraph
  (f)(i) hereof and for reasons other than death, Disability or Retirement (as defined in Subparagraphs (f)(iv) and (v) hereof), such Options shall terminate on the earlier of 90 days after the date of such termination of employment or the Option's Expiration Date.

    (iii) In the event of the death of an Optionee while he or she is employed by the Company or during a period when Subparagraph (f)(ii),
  (f)(iv) or (f)(v) hereof is applicable, such Options shall terminate on the earlier of the first anniversary of the Optionee's death or the Option's Expiration Date.

    (iv) In the event of the Optionee's termination of employment with the Company on account of a Disability, as defined in the Internal Revenue Code, such Options shall terminate on the earlier of the first anniversary of the Optionee's termination of employment or the Option's Expiration Date.

    (v) In the event of the termination of employment of an Optionee, other than discharge for cause, after age 65 or on or after age 60 pursuant to the terms of any retirement plan maintained by the Company in which the Optionee participates (either of which terminations shall constitute "Retirement"), such Options shall terminate on the earlier of three years after the date of such termination of employment or the Option's Expiration Date, unless the retiring Optionee remains a director of the Company. In that event, this provision will be triggered when his directorship terminates.

    (vi) Anything contained in this Subparagraph (f) to the contrary notwithstanding, an Option may only be exercised following the Optionee's termination of employment with the Company for reasons other than death, Disability or Retirement if and to the extent that such Option was exercisable immediately prior to such termination of employment.

    (vii) An Optionee's transfer of employment between ENSERCH Corporation and its Division or a Subsidiary or between Subsidiaries or between its Division and Subsidiaries shall not constitute a termination of employment and the Committee shall determine in each case whether an authorized leave of absence for military service or otherwise shall constitute a termination of employment.

  (g) NONTRANSFERABILITY: Options shall not be transferable other than by will or the laws of descent and distribution, and no Option may be exercised by anyone other than the Optionee except that, should the Optionee die or become incapacitated, the Option may be exercised by his estate, legal representative or beneficiary subject to all other terms and conditions contained in the Plan.

  (h) CHANGE IN CONTROL: Anything contained herein to the contrary notwithstanding, an Optionee shall become fully (100%) vested in each of his or her Options upon the occurrence of a change in control, and no Option held by an Optionee at the time a change in control occurs or at any time thereafter shall terminate for any reason before the Option's Expiration Date. For this purpose, "change in control" means one or more of the following events:

    (i) any person within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Company, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 20% or more of the combined voting power of ENSERCH Corporation's then outstanding Common Stock or equivalent in voting power of any class or classes of ENSERCH Corporation's outstanding securities ordinarily entitled to vote in elections of directors ("voting securities"), or

    (ii) Shares representing 20% or more of the combined voting power of ENSERCH Corporation's voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Company), or

    (iii) the Stockholders of ENSERCH Corporation have:

  (A) approved an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of ENSERCH Corporation's assets (including a plan of liquidation), or

  (B) elected two or more persons to serve as directors of ENSERCH Corporation who were not nominated and approved by the Directors' Nominating Committee and approved by the Board.

ARTICLE VII. ISSUANCE OF SHARES: RESTRICTIONS

  Subject to the conditions and restrictions provided in this Article VII, ENSERCH Corporation shall, as soon as practicable after an Option has been exercised in whole or in part, deliver to the Optionee a certificate, registered in the name of such Optionee, for the number of Shares with respect to which the Option has been exercised less any Shares which are to be retained in accordance with Article VI(e) to satisfy tax withholding requirements. ENSERCH Corporation may legend any stock certificate issued hereunder to reflect any restrictions necessary under the terms of any federal or state laws or regulations thereunder.

ARTICLE VIII. RIGHTS AS SHAREHOLDER AND EMPLOYEE

  No Optionee shall have any rights as a Shareholder of ENSERCH Corporation with respect to any Shares prior to the date of issuance to him or her of the certificate or certificates for such Shares. Neither the Plan nor any Option granted or Restricted Stock awarded under the Plan shall confer upon the
        ---------------------------
Optionee any right to continue in the employment of the Company.

ARTICLE IX. SUBSTITUTE OPTIONS

  Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Board (or the Committee), be granted under the Plan in substitution for Options to purchase Shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company. The terms, provisions and benefits to Optionees of such substitute Options may be identical in all respects to the terms, provisions and benefits to Optionees of the Options of the other corporation on the date of substitution, except that such substitute Options shall provide for the purchase of Shares instead of shares of such other corporation.

ARTICLE X. RESTRICTED STOCK

  (a) AWARDS TO ELIGIBLE EMPLOYEES: The Committee may make awards of Restricted
  -----------------------------------------------------------------------------
Stock to any eligible employee, for no cash consideration, for such minimum
- - ---------------------------------------------------------------------------
consideration as may be required by applicable law, or for such other
- - ---------------------------------------------------------------------
consideration as may be specified by the award (an "Award"). The terms and
- - --------------------------------------------------------------------------
conditions of Restricted Stock, including the terms of the release of
- - ---------------------------------------------------------------------
restrictions which may be performance-based, time-based, or a combination of
- - ----------------------------------------------------------------------------
both, shall be specified by the Award. The Committee, in its sole discretion,
- - -----------------------------------------------------------------------------
shall determine what rights, if any, the person to whom an award of Restricted
- - ------------------------------------------------------------------------------
Stock is made shall have in the Restricted Stock during the restriction period
- - ------------------------------------------------------------------------------
and the restrictions applicable to the particular Award, including whether the
- - ------------------------------------------------------------------------------
holder of the Restricted Stock shall have the right to vote the shares or
- - -------------------------------------------------------------------------
receive all dividends and other distributions applicable to the Shares. The
- - ---------------------------------------------------------------------------
Committee shall determine when the restrictions shall lapse, or expire and the
- - ------------------------------------------------------------------------------
conditions, if any, under which the Restricted Stock will be forfeited or sold
- - ------------------------------------------------------------------------------
back to the Company. Each award of Restricted Stock may have different
- - ----------------------------------------------------------------------
restrictions and conditions. The Committee, in its discretion, may
- - ------------------------------------------------------------------
prospectively change the restriction period and the restrictions applicable to
- - ------------------------------------------------------------------------------
any particular award of Restricted Stock. Restricted Stock may not be
- - ---------------------------------------------------------------------
transferred or sold by the recipient until the restrictions specified in the
- - ----------------------------------------------------------------------------
Award expire.
- - -------------

  (b) ISSUANCE OF STOCK: Any Restricted Stock awarded hereunder may be
  --------------------------------------------------------------------
evidenced in such manner as the Committee, in its sole discretion, shall deem
- - -----------------------------------------------------------------------------
appropriate, including, without limitation, book-entry
- - ------------------------------------------------------
registration or issuance of a stock certificate or certificates. In the event
- - -----------------------------------------------------------------------------
any stock certificate is issued in respect of shares of Restricted Stock
- - ------------------------------------------------------------------------
awarded hereunder, such certificate shall bear an appropriate legend with
- - -------------------------------------------------------------------------
respect to the restrictions applicable to such Award. The Compensation
- - ----------------------------------------------------------------------
Committee may also require as a condition to the issuance of any such
- - ---------------------------------------------------------------------
certificate the delivery of an agreement in writing between the Company and the
- - -------------------------------------------------------------------------------
recipient in form and substance as shall be approved by the Compensation
- - ------------------------------------------------------------------------
Committee (a "Restricted Stock Agreement"). The Company may retain, at its
- - --------------------------------------------------------------------------
option, the physical custody of the Restricted Stock during the restriction
- - ---------------------------------------------------------------------------
period or require that the Restricted Stock be placed in an escrow or trust,
- - ----------------------------------------------------------------------------
along with a stock power endorsed in blank, until all restrictions are removed
- - ------------------------------------------------------------------------------
or expire.
- - ----------

  (c) AWARDS TO EXECUTIVE OFFICERS OF PERFORMANCE-BASED STOCK: The following
  --------------------------------------------------------------------------
provisions shall apply to any performance-based awards of Restricted Stock made
- - -------------------------------------------------------------------------------
under this Plan to any person who has been designated by the Board of Directors
- - -------------------------------------------------------------------------------
as an Executive Officer of the Company:
- - ---------------------------------------

    (i) the performance criteria upon which vesting of the Restricted Stock
    -----------------------------------------------------------------------
  is contingent shall be such objective performance goals as the Compensation
  ---------------------------------------------------------------------------
  Committee shall establish in writing prior to the commencement of any
  ---------------------------------------------------------------------
  performance period to which such performance criteria relate (provided,
  -----------------------------------------------------------------------
  however, that performance goals for any performance period which includes
  -------------------------------------------------------------------------
  the year 1994 may be established at any time prior to April 1, 1994, and
  ------------------------------------------------------------------------
  such date as to future periods as may be authorized under Treasury
  ------------------------------------------------------------------
  Department Regulations), and while the outcome is substantially uncertain,
  --------------------------------------------------------------------------
  and shall be based on total shareholder return, total shareholder return
  ------------------------------------------------------------------------
  compared to a group of peer companies specified by the Compensation
  -------------------------------------------------------------------
  Committee, earnings per share, or operating unit income; and
  ------------------------------------------------------------

    (ii) the maximum number of Shares that may be awarded to any Executive
    ----------------------------------------------------------------------
  Officer with respect to all performance periods beginning in a calendar
  -----------------------------------------------------------------------
  year shall not exceed 50,000 Shares (subject to adjustment pursuant to
  ----------------------------------------------------------------------
  Article V hereof); provided, however, that the Compensation Committee may
  -------------------------------------------------------------------------
  retain the discretion to reduce an Award during or at the conclusion of the
  ---------------------------------------------------------------------------
  performance period.
  -------------------

  (d) AWARDS TO NON-EMPLOYEE DIRECTORS: There shall be made annually to each
  --------------------------------------------------------------------------
eligible non-employee director an award of Restricted Stock on the following
- - ----------------------------------------------------------------------------
terms and conditions:
- - ---------------------

    (i) Awards shall be made at the time of the first meeting of the
    ----------------------------------------------------------------
  Compensation Committee following the Annual Meeting of Shareholders;
  --------------------------------------------------------------------

    (ii) the number of Shares that may be awarded shall be determined by
    --------------------------------------------------------------------
  dividing $25,000 by the average of the closing sale price per share of the
  --------------------------------------------------------------------------
  Shares as reported on the Consolidated Tape (the "Closing Price") for the
  -------------------------------------------------------------------------
  last twenty trading days in April (the "Award Value"), rounded up to the
  ------------------------------------------------------------------------
  next full number of Shares;
  ---------------------------

    (iii) the recipient shall deliver to the Company a Restricted Stock
    -------------------------------------------------------------------
  Agreement and shall also deliver a stock power endorsed in blank, relating
  --------------------------------------------------------------------------
  to the Restricted Stock covered by the Award;
  ---------------------------------------------

    (iv) Shares shall be issued, after delivery of the agreement and stock
    ----------------------------------------------------------------------
  power required by (iii) above, and a certificate for such Shares shall be
  -------------------------------------------------------------------------
  issued in the recipient's name but such certificate shall be retained by
  ------------------------------------------------------------------------
  the Company for the recipient's account;
  ----------------------------------------

    (v) the recipient, after issuance of a certificate, shall thereupon be a
    ------------------------------------------------------------------------
  shareholder with respect to all the Shares represented by such certificate
  --------------------------------------------------------------------------
  and shall have all the rights of a shareholder with respect to all such
  -----------------------------------------------------------------------
  Shares, including the right to vote such Shares and to receive all
  ------------------------------------------------------------------
  dividends and other distributions paid with respect to such Shares, except
  --------------------------------------------------------------------------
  that such Shares shall be restricted as to transferability and subject to
  -------------------------------------------------------------------------
  forfeiture as provided in (vi) below;
  -------------------------------------

    (vi) the following restrictions are applicable to the award of Restricted
    -------------------------------------------------------------------------
  Stock to non-employee directors:
  --------------------------------

      (A) the recipient shall not be entitled to delivery of any
      ----------------------------------------------------------
    certificate(s) and shall be prohibited from transferring the Restricted
    -----------------------------------------------------------------------
    Stock unless prior to the tenth anniversary of the date of the Award
    --------------------------------------------------------------------
    (the "Termination Date") the death of the recipient shall occur or
    ------------------------------------------------------------------
    either of the following conditions shall be satisfied: (x) the Closing
    ----------------------------------------------------------------------
    Price of the Shares on any one trading day shall be equal to a value of
    -----------------------------------------------------------------------
    at least 1.5 times the Award Value or (y) the average Closing Price for
    -----------------------------------------------------------------------
    the twenty trading days immediately preceding the Termination Date is
    ---------------------------------------------------------------------
    at least equal to the Award Value; and
    --------------------------------------

      (B) if neither condition (x) nor condition (y) shall have been
      --------------------------------------------------------------
    satisfied by the Termination Date, all Restricted Stock shall be
    ----------------------------------------------------------------
    forfeited and all rights to such shares shall terminate without further
    -----------------------------------------------------------------------
    obligation on the part of the Company or the recipient.
    -------------------------------------------------------

  Upon the death of the recipient or upon satisfaction of either requirement of
  -----------------------------------------------------------------------------
(A) above, the restriction on transferability of the Restricted Stock shall be
- - ------------------------------------------------------------------------------
lifted, and the certificate(s) for the Restricted Stock shall be delivered as
- - -----------------------------------------------------------------------------
soon as practicable.
- - --------------------

  (e) MERGER, CONSOLIDATION, ETC.: In the event that ENSERCH Corporation shall,
  -----------------------------------------------------------------------------
pursuant to action by its Board, at any time propose to merge into, consolidate
- - -------------------------------------------------------------------------------
with or sell or otherwise transfer all or substantially all of its assets to
- - ----------------------------------------------------------------------------
another corporation, the restriction on transferability of the Restricted Stock
- - -------------------------------------------------------------------------------
shall be lifted and the certificate(s) for the Restricted Stock shall be
- - ------------------------------------------------------------------------
delivered as soon as practicable.
- - ---------------------------------

  (f) CHANGE IN CONTROL: In the event of a Change in Control of the Company as
  ----------------------------------------------------------------------------
defined in Article VI(h) hereof, the restriction on transferability of the
- - --------------------------------------------------------------------------
Restricted Stock shall be lifted and the certificate(s) for the Restricted
- - --------------------------------------------------------------------------
Stock shall be delivered as soon as practicable.
- - ------------------------------------------------

ARTICLE XI. TERM OF THE PLAN
        ---

  Barring any action of the Board to the contrary, the Plan shall terminate on, and no Options shall be granted or award of Restricted Stock made after, the
                                ---------------------------------
tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all Options theretofore granted until the exercise, expiration or cancellations of such Options and to govern all awards
                                                      ------------------------
of Restricted Stock until all restrictions have lapsed or such Shares have been
- - -------------------------------------------------------------------------------
forfeited.
- - ----------

ARTICLE XII. AMENDMENT AND TERMINATION OF PLAN
        ----

  The Plan may be amended or terminated at any time by the Board except that
                                                                 -----------
Article X may not be amended more than once every six months, other than to
- - ---------------------------------------------------------------------------
comport with changes in the Internal Revenue Code, or the rules thereunder.
- - ---------------------------------------------------------------------------
However, without further approval of the Shareholders of ENSERCH Corporation by the affirmative vote of the majority of the Shares present or represented and
                                                   --------------------------
entitled to vote[represented and voting], no amendment shall (i) increase the
- - ----------------
maximum aggregate number of Shares with respect to which Options may be granted or awards of Restricted Stock made under the Plan and the limitations on
- - ----------------------------------                ----------------------
individual Option grants under Article VI hereof and Restricted Stock Awards
- - ----------------------------------------------------------------------------
under Article X hereof, except in accordance with Article V hereof, (ii) change
- - -------------------------------------------------------------------
the Option price provided for in Article VI(a) hereof or (iii) change the eligibility provisions of Article IV hereof. Subject to the provisions of
Article VI hereof, no termination of or amendment to the Plan shall adversely affect the rights of an Optionee or other person holding an Option previously granted hereunder or a holder of a Restricted Stock Award without the consent
                  ---------------------------------------
of such[Optionee or other]person.

ARTICLE XIII. CONSTRUCTION
        -----

  The Plan and Agreements shall be interpreted and administered under the laws of the State of Texas.

- - --------------------------------------------------------------------------------
P R O X Y

        ENSERCH    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
    CORPORATION       THE CORPORATION FOR ANNUAL MEETING MAY 10, 1994
         [LOGO]


  The undersigned hereby appoints D. W. Biegler, Preston M. Geren, Jr. and W. Ray Wallace, or any of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of ENSERCH Corporation, to be held at 301 South Harwood Street, Dallas, Texas, on Tuesday, May 10, 1994, at 10 a.m., and at any adjournments of said meeting, all the shares of Common Stock of said Corporation in the name of the undersigned or which the undersigned may be entitled to vote; hereby revoking any proxy or proxies heretofore given by the undersigned.


               ------------------------------------------------
               | PLEASE MARK, SIGN, DATE AND RETURN THE PROXY | | CARD PROMPTLY USING THE ENCLOSED ENVELOPE. |
               ------------------------------------------------

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR PROPOSALS 1, 2, 3 AND 4. IT IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
- - --------------------------------------------------------------------------------
I                                                                              I
- - --------------------------------------------------------------------------------
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [/]

1. ELECTION OF DIRECTORS--Nominees:
   D. W. Biegler, W. C. McCord, P. M. Geren, Jr., W. R. Wallace, W. B. Boyd,
   B. A. Bridgewater, Jr., J. M. Haggar, Jr., L. E. Fouraker, M. J. Girouard,
   D. S. Natalicio and F. S. Addy.

         FOR    WITHHOLD    FOR ALL EXCEPT NOMINEE(S) LISTED BELOW:
         [_]      [_]         [_]

________________________________________________________________________________

2. Ratification of auditors.

         FOR    AGAINST     ABSTAIN
         [_]      [_]         [_]

3. To approve amendments to the ENSERCH Corporation 1991 Stock Option Plan.

         FOR    AGAINST     ABSTAIN
         [_]      [_]         [_]

4. In their discretion, upon such other matters as may properly come before the meeting.

DATED:____________________________________________________________________, 1994

________________________________________________________________________________

________________________________________________________________________________
                          SIGNATURE OF SHAREHOLDER(S)

           THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREON

Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.
- - --------------------------------------------------------------------------------